    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1998
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      COAST FEDERAL LITIGATION CONTINGENT
                              PAYMENT RIGHTS TRUST
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS DECLARATION OF TRUST)
                            ------------------------

              DELAWARE                              6733                                 -
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL     (IRS EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             (TO BE APPLIED FOR)

                       E.A. DELLE DONNE CORPORATE CENTER
                              MONTGOMERY BUILDING
                                1011 CENTRE ROAD
                        WILMINGTON, DELAWARE 19805-1266
                                 (302) 636-3300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  LISA WILKINS
                            BANKERS TRUST (DELAWARE)
                       E.A. DELLE DONNE CORPORATE CENTER
                              MONTGOMERY BUILDING
                                1011 CENTRE ROAD
                        WILMINGTON, DELAWARE 19805-1266
                                 (302) 636-3300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                VICTOR I. LEWKOW, ESQ.                                NORMAN H. RAIDEN, ESQ.
          CLEARY, GOTTLIEB, STEEN & HAMILTON                      COAST SAVINGS FINANCIAL, INC.
                  ONE LIBERTY PLAZA                                  1000 WILSHIRE BOULEVARD
               NEW YORK, NEW YORK 10006                         LOS ANGELES, CALIFORNIA 90017-2457
                    (212) 225-2000                                        (213) 688-0837

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
------------------------------------------------------------------------------------------------------
        TITLE OF EACH               AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM      AMOUNT OF
     CLASS OF SECURITIES             TO BE        OFFERING PRICE       AGGREGATE       REGISTRATION
       TO BE REGISTERED          REGISTERED(1)       PER UNIT       OFFERING PRICE          FEE
------------------------------------------------------------------------------------------------------
Contingent Payment Right          20,703,817
  Certificate.................   certificates           N/A               N/A             (2)(3)
======================================================================================================

(1) The number of Contingent Payment Right Certificates ("CPR Certificates") to be registered pursuant to this Registration Statement is equal to (i) the number (20,283,360) of shares of Common Stock, par value $.01 per share ("Coast Common Stock"), of Coast Savings Financial, Inc. ("Coast") presently outstanding or reserved for issuance under various plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement relates and (ii) the number (420,457) of Coast Performance Share Awards and Stock Appreciation Rights with respect to which CPR Certificates will be issued.

(2) Pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, the registration fee is based on the average of the high and low sales prices of Coast Common Stock, as reported by the New York Stock Exchange on January 9, 1998 ($57.109375), and computed based on the number of shares of Coast Common Stock and Coast Performance Share Awards and Stock Appreciation Rights with respect to which CPR Certificates are being issued under this Registration Statement.

(3) A registration fee of $348,802.70 is payable hereunder. However, in connection with the merger (the "Merger") of Coast into H.F. Ahmanson & Company ("Ahmanson"), Coast's stockholders will receive both CPR Certificates registered under this Registration Statement and shares of common stock of Ahmanson registered under Ahmanson's Form S-4 Registration Statement No. 333-41645 and Form S-4 Registration Statement No. 333-filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Ahmanson Registration Statements"). In connection with the Ahmanson Registration Statements, Ahmanson has previously paid a registration fee of $352,081.28 (which fee was partially offset pursuant to Rule 457(b) of the Securities Exchange Act of 1934), and will pay an additional fee of $8,337 on the date hereof, in each case based on the price of Coast Common Stock pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended. The registration fee paid by Ahmanson reflects the market value of 20,283,360 shares of Coast Common Stock, which value is attributable in part to the shares of Ahmanson common stock registered under the Ahmanson Registration Statements and in part to the CPR Certificates registered under this Registration Statement. Accordingly, the fee paid or being paid by Ahmanson has been credited against the registration fee payable hereunder pursuant to Rule 457(b) under the Securities Act, as amended and no fee is payable hereunder.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                               INTRODUCTORY NOTE

     This Registration Statement on Form S-4 is being filed in connection with the registration and issuance of Contingent Payment Right Certificates (the "CPR Certificates") of Coast Federal Litigation Contingent Payment Rights Trust, a Delaware business trust (the "Registrant"), to be distributed to holders of common stock of Coast Savings Financial, Inc. ("Coast") immediately prior to the effective time of the proposed merger (the "Merger") of Coast with and into H.F. Ahmanson & Company ("Ahmanson"). Prior to the special meeting of stockholders of Coast to be held in connection with the Merger, Coast stockholders will receive a proxy statement of Coast that will include the information contained in the prospectus included in this Registration Statement and the information contained in the prospectus included in the registration statement of Ahmanson on Form S-4 (Registration Statement No. 333-41645) with respect to the shares of Ahmanson common stock to be issued to Coast stockholders in the Merger (the "Proxy Statement/Prospectus"). The prospectus included in this Registration Statement does not contain all of the information that will be included in the Proxy Statement/Prospectus.

                                 PROSPECTUS OF
                      COAST FEDERAL LITIGATION CONTINGENT
                              PAYMENT RIGHTS TRUST

                            CONTINGENT PAYMENT RIGHT
                                  CERTIFICATES
                            ------------------------

     Coast Savings Financial, Inc., a Delaware corporation, ("Coast") has established the Coast Federal Litigation Contingent Payment Rights Trust (the "CPR Trust"), a statutory business trust created under Delaware law. Prior to the effective time (the "Effective Time") of the merger (the "Merger") of Coast with and into H.F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 5, 1997, between Coast and Ahmanson, Coast, the Institutional Trustee (as defined herein), the Delaware Trustee (as defined herein) and certain Litigation Trustees (as defined herein) will enter into the CPR Trust Agreement (as defined herein). Immediately prior to the Effective Time, Coast will cause the CPR Trust to issue certificates (the "CPR Certificates") to Coast which will represent assignable and transferable undivided beneficial interests in the assets of the CPR Trust and which, as a result of Ahmanson's entering into of the Commitment (as defined herein), will represent interests in the right to receive an amount equal to the net after-tax proceeds, if any, that may be received in the case brought by Coast's subsidiary, Coast Federal Savings, FSB ("Coast Federal"), against the United States government relating to the federal government's alleged breach of the agreement entered into in 1987, in connection with Coast Federal's acquisition of Central Savings and Loan Association, to treat certain amounts as a permanent addition to Coast Federal's regulatory capital (the "Litigation"). Immediately prior to the Effective Time (provided that all other conditions to consummation of the Merger have been satisfied or waived), Coast will distribute (the "CPR Certificate Distribution") to the Coast stockholders one CPR Certificate for each share of Common Stock $.01 par value ("Coast Common Stock") of Coast held by such stockholders, with record and payment dates for the CPR Certificate Distribution immediately prior to the Effective Time on the effective date (the "Effective Date") of the Merger. Coast will also retain a number of CPR Certificates sufficient for the delivery of CPR Certificates in connection with Coast Stock Options (as defined herein), Coast Performance Share Awards (as defined herein) and Coast SARs (as defined herein). In addition, at the Effective Date, Ahmanson will be entitled to receive CPR Certificates with respect to any shares held by holders of Coast Common Stock ("Dissenters' Shares") who perfect their rights to dissent from the Merger and any CPR Certificates that would otherwise have been issuable with respect to Coast Performance Share Awards and Coast SARs that are exercised between the date of the Merger Agreement and the Effective Date. The establishment of the CPR Trust, the CPR Certificate Distribution and Ahmanson's entering into of the Commitment described below are, among other things, conditions to the consummation of the Merger.

     This Prospectus constitutes a prospectus of the CPR Trust in respect of the CPR Certificates to be issued by the CPR Trust. As of the Record Date (as defined herein), the number of CPR Certificates issuable in the CPR Certificate Distribution to stockholders of record as of the Record Date would be 19,262,934. The number of CPR Certificates issuable with respect to Coast Stock Options (as defined herein) outstanding on the Record Date would be 1,020,426 and the number of CPR Certificates issuable with respect to Coast Performance Share Awards (as defined herein) and Coast SARs (as defined herein) outstanding on the date of the Merger Agreement would be 420,457. Based on these numbers, up to approximately 20,703,817 CPR Certificates will be issuable by the CPR Trust immediately prior to the Effective Time.

     Application has been made to have the CPR Certificates listed on the NASDAQ National Market under the symbol "CCPR." No assurance can be given that the CPR Certificates will satisfy the listing requirements for inclusion on the NASDAQ National Market System or any other system.

     THE CPR CERTIFICATES REPRESENT UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS OF THE CPR TRUST AND WILL REPRESENT INTERESTS IN THE RIGHT (EVIDENCED BY THE COMMITMENT) TO RECEIVE AN AMOUNT EQUAL TO THE NET AFTER-TAX PROCEEDS, IF ANY, THAT MAY BE RECEIVED BY COAST FEDERAL (OR ITS SUCCESSOR) IN THE LITIGATION. THE CPR CERTIFICATES DO NOT PROVIDE TO THEIR HOLDERS

                                                        (continued on next page)

(cover page continued)

ANY RIGHTS IN THE LITIGATION OR AGAINST THE UNITED STATES GOVERNMENT. THE CPR CERTIFICATES ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A HIGH DEGREE OF RISK AND MAY NOT BE AN APPROPRIATE INVESTMENT FOR THE AVERAGE INVESTOR. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CPR CERTIFICATES.

THE CPR CERTIFICATES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

THE CPR CERTIFICATES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL
        DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY...............................................................................    3
  Formation of the CPR Trust and the CPR Certificate Distribution.....................    3
  Description of the CPR Certificates.................................................    4
  Resales of CPR Certificates.........................................................    3
  No Existing Trading Market for the CPR Certificates.................................    4
  The CPR Certificate Distribution....................................................    4
  The Commitment......................................................................    4
  Definitions Related to the CPR Trust................................................    4
  Rights of Holders of the CPR Certificates...........................................    5
  Expenses of the CPR Trust...........................................................    5
  CPR Trust Prospectus................................................................    5
  Special Meeting.....................................................................    6
RISK FACTORS..........................................................................    7
  Control of the Litigation...........................................................    7
  Establishing the Federal Government's Liability in the Litigation...................    7
  Amount of Damages...................................................................    7
  Payments, if any, to CPR Certificate Holders........................................    8
  Adequacy of Expense Fund............................................................    9
  Limitation on Rights of CPR Certificate Holders.....................................    9
  No Existing Trading Market for the CPR Certificates.................................   10
  Availability of Information Regarding Developments in the Litigation................   11

FORMATION OF THE CPR TRUST............................................................   11

THE LITIGATION........................................................................   11
  Introduction........................................................................   11
  The Litigation......................................................................   11
  Related Cases.......................................................................   12
  Relation of the Litigation to the Related Cases.....................................   13
  Damages.............................................................................   13

THE CPR CERTIFICATE DISTRIBUTION......................................................   15

DELIVERY OF THE CPR CERTIFICATES......................................................   15

THE COMMITMENT........................................................................   15

DESCRIPTION OF THE CPR CERTIFICATES...................................................   16
  General.............................................................................   16
  Resales of CPR Certificates.........................................................   16
  Tradability.........................................................................   17
  Payment of Commitment Amount to the CPR Trust.......................................   17
  Payment Procedures..................................................................   17
  Payment of Payment Amount to Holders................................................   20
  Timing of Payments..................................................................   20
  The Expense Fund, Other Expenses and the Retained Amount............................   20
  Tax Assumptions.....................................................................   21
  Determination.......................................................................   23
  Indemnification Obligations of the CPR Trust; Liability Insurance...................   24

                                                                                        PAGE
                                                                                        ----

  Limitation on Rights of CPR Certificate Holders.....................................   25

MANAGEMENT OF THE LITIGATION..........................................................   26
  The Litigation Trustees -- General..................................................   26
  The Litigation Trustees -- Authority................................................   27
  Liability of the Litigation Trustees................................................   27

FILING OF EXCHANGE ACT REPORTS........................................................   28

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................   28
  Characterization of the CPR Certificates and the CPR Trust..........................   28
  Characterization of the Commitment; Section 483.....................................   29
  Sale of Certificates................................................................   29
  Receipt of Payments on the Commitment...............................................   30
  Lack of a Cash Recovery.............................................................   30
  Other Characterizations.............................................................   30
  Funding of Additional Expenses......................................................   30
  Back-Up Withholding and Information Reporting.......................................   30
VALIDITY OF THE CPR CERTIFICATES......................................................   31

APPENDICES:

APPENDIX A -- [Reserved]
APPENDIX B -- Form of Amended and Restated Declaration of Trust
APPENDIX C -- Form of Commitment
APPENDIX D -- [Reserved]
APPENDIX E -- [Reserved]

                                    SUMMARY

     The following is a summary of certain information contained herein. This summary is not intended to be a complete description of the matters covered herein and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere herein.

FORMATION OF THE CPR TRUST AND THE CPR CERTIFICATE DISTRIBUTION

     The CPR Trust is a statutory business trust created under Delaware law pursuant to a Declaration of Trust and the filing of a Certificate of Trust with the Delaware Secretary of State on January 8, 1998 for the purpose of holding the Commitment. The CPR Certificates will represent assignable and transferable undivided beneficial interests in the assets of the CPR Trust, and, as a result of Ahmanson's entering into of the Commitment, will represent interests in the right to receive an amount equal to the net after-tax proceeds, if any, to be received by Coast Federal (or its successor) in its regulatory capital litigation claims against the United States government in the case entitled Coast Federal Bank, FSB v. United States, No. 92-466C (Cl. Ct. filed July 9,
1992), as more fully described below. Immediately prior to the Effective Time, Coast, the Litigation Trustees, Bankers Trust Company (the "Institutional Trustee") and Bankers Trust (Delaware) (the "Delaware Trustee") will enter into an Amended and Restated Declaration of Trust (the "CPR Trust Agreement"), substantially in the form attached hereto as Appendix B. The CPR Trust Agreement will govern the terms and conditions of the CPR Trust. Immediately prior to the Effective Time of the Merger, the CPR Trust will issue the CPR Certificates to Coast and Coast will distribute one CPR Certificate to the Coast stockholders for each share of Coast Common Stock held by such stockholders. Coast will also retain a number of CPR Certificates sufficient for the delivery (or retention by Ahmanson as successor to Coast in certain circumstances) of CPR Certificates in connection with Coast Stock Options, Coast Performance Share Awards and Coast SARs.

     At the Effective Time and effective at the Effective Time, Ahmanson will enter into the Commitment with the CPR Trust, pursuant to which Ahmanson will be obligated to pay to the CPR Trust from time to time an aggregate amount equal to the Commitment Amount. The Litigation will remain a contingent asset of Coast Federal upon effectiveness of the Merger and thus will become a contingent asset of Ahmanson as successor to Coast and as parent company of Coast Federal. The four senior executives of Coast with knowledge of the facts underlying the Litigation will be appointed as "Litigation Trustees" of the CPR Trust, and will be given full authority to make all decisions on behalf of Coast Federal (and its successors) with respect to the prosecution of the Litigation at the CPR Trust's expense, including selection and supervision of existing and any new counsel and deciding whether or not to accept any settlement offer.

     The only assets of the CPR Trust will be the Commitment and the right to draw on amounts in the Expense Fund for purposes of funding expenses of the CPR Trust including expenses of the Litigation, fees and expenses of the Litigation Trustees and all administrative expenses. Within 60 days of the receipt of any Commitment Amount, the CPR Trust will pay such amounts (other than $10 million (or such greater amount as the Litigation Trustees reasonably determine may be reasonably likely to be required to pay additional expenses or to satisfy the CPR Trust's indemnification obligations (the "Retained Amount")) less the amount of any accrued but unpaid expenses payable by the CPR Trust not covered by the Expense Fund, to the holders of the CPR Certificates (as of a record date set by the Litigation Trustees). The Retained Amount will be retained for a period of two years (or such longer period as the Litigation Trustees reasonably determine may be reasonably likely to be required).

     THE CPR CERTIFICATES ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A HIGH DEGREE OF RISK. See "Risk Factors."

DESCRIPTION OF THE CPR CERTIFICATES.

     Each CPR Certificate will represent an undivided beneficial interest in the assets of the CPR Trust, and will, as a result of Ahmanson's entering into of the Commitment, represent a pro rata interest in the right to receive an amount equal to the net after-tax proceeds, if any, that may be received in the Litigation, as described below.

RESALES OF CPR CERTIFICATES

     The CPR Certificates will be freely transferable by the holders of such CPR Certificates, except for those holders who may be deemed to be "affiliates" of the CPR Trust under applicable federal securities laws. See "Description of the CPR Certificates -- Resales of the CPR Certificates" and "Risk Factors."

NO EXISTING TRADING MARKET FOR THE CPR CERTIFICATES

     There is no current market for the CPR Certificates. Coast, on behalf of the CPR Trust, has applied for inclusion of the CPR Certificates on the NASDAQ National Market System under the symbol "CCPR." No assurance can be given that the CPR Certificates will satisfy the listing requirements for inclusion on the NASDAQ National Market System or any other trading system. In the event that the CPR Certificates cannot be listed on any trading system, there would likely be only minimal or no trading channels for the CPR Certificates, resulting in severely reduced or no liquidity for investors in the CPR Certificates. Even if such listing is achieved, there can be no assurance that an active market for the CPR Certificates will develop or be sustained. If such a market develops, there can be no assurance as to the price at which the CPR Certificates would trade at any time and such price could be subject to rapid and substantial change, depending upon, among other things, developments in the Litigation and similar pending litigation. See "Risk Factors."

THE CPR CERTIFICATE DISTRIBUTION

     Immediately prior to the Effective Time of the Merger (provided that all other conditions to consummation of the Merger under the Merger Agreement have been satisfied or waived), the CPR Trust will issue the CPR Certificates to Coast. Coast will then distribute one CPR Certificate to each Coast stockholder for each share of Coast Common Stock held by such stockholder, and will retain a certain number of CPR Certificates as described in "The CPR Certificate Distribution."

THE COMMITMENT

     At the Effective Time, and effective at the Effective Time, Ahmanson will enter into a Commitment Agreement (the "Commitment"), substantially in the form attached as Appendix C to this Prospectus, pursuant to which Ahmanson will be obligated to pay to the CPR Trust from time to time an amount equal to the Commitment Amount. See "The Commitment."

DEFINITIONS RELATED TO THE CPR TRUST

     As used in this Prospectus, the "Commitment Amount" means the Litigation Proceeds minus the Reimbursements plus the Assumed Tax Benefit (as defined in "Description of the CPR Certificates.)"

     "Litigation Proceeds" means any and all cash payments (the "Cash Proceeds") actually received by Ahmanson, Coast Federal or Home Savings or any of their affiliates (the "Ahmanson Group") pursuant to a final, non-appealable judgment or a final settlement of the Litigation and the non-cash payments (the "Non-Cash Proceeds"), if any, actually received by the Ahmanson Group pursuant to a final, non-appealable judgment or a final settlement of the Litigation.

     "Reimbursements" means (a) an amount equal to the Expense Fund plus (b) interest on the portions of the Expense Fund withdrawn by the CPR Trust calculated from the time of any such withdrawal at an annual interest rate equal to the Reference Rate plus 250 basis points, compounded quarterly plus (c) the Assumed Tax Liability (as defined in "Description of the CPR Certificates") plus
(d) in the event Litigation Proceeds are required to be included in income for federal income tax purposes in a taxable year prior to the year such proceeds are received in cash (either because of the accrual of Cash Proceeds before the payment thereof or the time required to liquidate Non-Cash Proceeds), interest at the Reference Rate plus 250 basis points from the date of such payment of taxes on such income to the date of receipt of cash.

     The "Expense Fund" means an amount equal to $20 million, less the expenses relating to the Litigation incurred and paid between August 31, 1997 and the Effective Date, which amount Ahmanson will deposit at the Effective Time in a non-interest bearing demand-deposit account in the name of the CPR Trust at Home Savings.

     The "Payment Amount" means the Commitment Amount received (including the amount of cash resulting from the monetization by Ahmanson of any Non-Cash Proceeds), less the amount of any accrued but unpaid expenses payable by the CPR Trust and, for any reason, not covered by the Expense Fund, less amounts retained by the CPR Trust as the "Retained Amount" (as defined in "-- The Expense Fund, Other Expenses and the Retained Amount").

RIGHTS OF HOLDERS OF THE CPR CERTIFICATES

     Within 60 days of the receipt of any Commitment Amount, the CPR Trust will pay the Payment Amount to the holders of the CPR Certificates. The only assets of the CPR Trust will be the Commitment and the right to draw on amounts in the Expense Fund for the purpose of funding any expenses of the CPR Trust.

     The Commitment and the CPR Trust Agreement will provide that holders of CPR Certificates will have no rights to bring any action against Ahmanson or any member of the Ahmanson Group, although the CPR Trust (or the Litigation Trustees on behalf of the CPR Trust) may bring an action against Ahmanson for breach of the Commitment or, after the Effective Time, under the CPR Trust Agreement, for failure to deliver any CPR Certificate when due or to return to the CPR Trust for cancellation any CPR Certificate required to be returned when so required, for failure to deposit the Expense Fund at the Effective Time in a non-interest bearing demand-deposit account in the name of the CPR Trust at Home Savings or against Home Savings for breach of any depository relationship obligations it may have with respect to the Expense Fund. The CPR Trust Agreement will provide that the Litigation Trustees may only be held liable to the holders of the CPR Certificates if it is established in a final judicial determination by clear and convincing evidence that any decision or action of the Litigation Trustees was undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders, and, in any event, any liability will be limited to actual, proximate, quantifiable damages. See "Description of the CPR Certificates -- Limitations on Rights of CPR Certificate Holders."

EXPENSES OF THE CPR TRUST

     The Expense Fund will be used to pay all expenses of the CPR Trust, including expenses of the Litigation, fees and expenses of the Litigation Trustees and all administrative expenses. The CPR Trust may issue additional CPR Certificates after the Effective Time that represent pro rata interests in the assets of the CPR Trust to pay expenses. The CPR Trust may borrow funds in order to pay expenses if such borrowings represent debt of the CPR Trust (and not ownership interests) for federal income tax purposes. See "Risk
Factors -- Adequacy of the Expense Fund."

CPR TRUST PROSPECTUS

     This Prospectus is being furnished by the CPR Trust as a prospectus in respect of the CPR Certificates to be issued by the CPR Trust. As of the close of business on December 23, 1997, which has been fixed by the Board of Directors of Coast as the record date (the "Record Date") for determining the Coast stockholders entitled to receive notice of and to vote at the Special Meeting (as defined below), the number of CPR Certificates issuable in the CPR Certificate Distribution to shareholders of record as of the Record Date would be 19,262,934. The number of CPR Certificates issuable with respect to options to acquire shares of Coast Common Stock (the "Coast Stock Options") outstanding on the Record Date would be 1,020,426 and the number of CPR Certificates issuable with respect to performance share awards ("Coast Performance Share Awards") under the Coast Performance Share Award Plan and stock appreciation rights ("Coast SARs") under Coast's 1996 Equity Incentive Plan or Coast's 1985 Stock Option and Stock Appreciation Rights Plan outstanding on the date of the Merger Agreement would be 420,457. Based on these numbers, up to approximately 20,703,817 CPR Certificates will be issuable by the CPR Trust immediately prior to the Effective Time.

SPECIAL MEETING

     A special meeting (the "Special Meeting") of Coast stockholders will be
held on February   , 1998 at   a.m., at the OMNI Hotel, 930 Wilshire Boulevard,
Los Angeles, California, to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the approval of the Merger, the establishment of and the terms of the CPR Trust, the CPR Certificate Distribution, the engagement of the Litigation Trustees (including the terms of their engagement), the terms of the Commitment and the rights of the holders of the CPR Certificates.

                                  RISK FACTORS

     Stockholders should carefully consider the following risk factors, as well as all the other information set forth in this Proxy Statement/Prospectus regarding the CPR Certificates.

CONTROL OF THE LITIGATION

     The CPR Trust Agreement will provide that the Litigation Trustees will instruct Coast Federal (and its successors) with respect to the Litigation and may, among other things, instruct Coast Federal (and its successors) to dismiss, settle or cease prosecuting the Litigation at any time without regard to the impact of any such settlement on the value of the CPR Certificates and without obtaining any cash or other recovery. Coast shall be obligated to instruct Coast Federal to follow these instructions other than instructions that are not reasonable. There can be no assurance that Coast or Coast Federal will comply with the instructions of the Litigation Trustees. The CPR Trust Agreement will also provide that Ahmanson and Home Savings will have no liability to the holders of the CPR Certificates and that the holders of CPR Certificates will not have any rights against Ahmanson, Home Savings or the Litigation Trustees for any decision regarding the conduct or disposition of the Litigation, including, without limitation, any decision to dispose of the Litigation without obtaining a cash or other recovery (unless, in the case of the Litigation Trustees only, it is established in a final judicial determination by clear and convincing evidence that any decision or action of the Litigation Trustees was undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders, and, in any event, any liability will be limited to actual, proximate, quantifiable damages). Although the Litigation Trustees currently intend to cause Coast Federal to continue to prosecute the Litigation and to seek a cash recovery, there can be no assurance that the Litigation Trustees will not make a different determination in the future. There is also no assurance that any of the initial Litigation Trustees, who are four current senior Coast executives (Ray Martin, Robert L. Hunt II, Norman H. Raiden and James F. Barritt) with knowledge of the facts underlying the Litigation, will remain a Litigation Trustee, and the holders of the CPR Certificates will have no rights to elect, remove or replace any Litigation Trustee.

ESTABLISHING THE FEDERAL GOVERNMENT'S LIABILITY IN THE LITIGATION

     Coast Federal has asserted two principal legal theories to support its claims in the Litigation against the United States: first, Coast Federal maintains that the United States breached its contractual commitment with Coast Federal regarding the computation of Coast Federal's regulatory capital; and second, Coast Federal argues that changes to such computation methods constituted an unlawful taking of its property without just compensation or due process, in violation of the U.S. Constitution. There can be no assurance that Coast Federal will prevail in establishing the federal government's liability under either of such legal theories. In a decision involving three consolidated Related Cases (as defined in "The Litigation -- Related Cases") (each of which involved somewhat different contractual documentation) that present issues which Coast Federal believes are similar in certain respects to those presented by the Litigation, the U.S. Supreme Court (the "Supreme Court") held that the United States was liable for the breach of contracts between the plaintiffs in those cases and the United States by discontinuing certain promised regulatory capital treatment of the plaintiff institutions. See "The Litigation." While Coast Federal believes that the contractual documentation and language relating to its 1987 thrift acquisition present similarities to the contractual fact pattern presented in the Related Cases, there can be no assurance that Coast Federal will prevail in the Litigation on its breach of contract claim. In addition, the Supreme Court did not consider the merits of the "unlawful taking" theory in the Related Cases, and there can be no assurance that the plaintiffs in the Related Cases or Coast Federal would ultimately prevail on that theory. On March 25, 1993, Coast Federal filed a motion for partial summary judgment as to the federal government's liability to Coast Federal for breach of contract. This motion remains pending.

AMOUNT OF DAMAGES

     The Litigation, the Related Cases and other similar claims present issues as to the amount, if any, and type of damages that may be recoverable by the plaintiffs. The Litigation and the litigation of the Related Cases have to date focused on liability issues, and there has been no final ruling to date with respect to the amount or scope of damages. Although Coast Federal has conducted preliminary reviews of the damages suffered by it, it has not specified the amount or type of damages it seeks in the Litigation. The United States has argued in the Related Cases that some or all of the damages as to which recovery is sought by the plaintiffs in the Related Cases are too speculative to permit a recovery. Trial of the damage phase of two of the Related Cases will occur prior to trial of Coast Federal's damage claims, and rulings in the Related Cases may adversely affect some or all of Coast Federal's damage claims. In addition, other cases representing similar claims are scheduled for trial before Coast Federal's case is likely to go to trial, and rulings in those cases may also adversely affect some or all of Coast Federal's damage claims. For these and related reasons, even if Coast Federal prevails in establishing the liability of the United States, there can be no assurance as to the amount, if any, and type of damages that it may recover. Without limiting the generality of the foregoing, there can be no assurance that Coast Federal will obtain any monetary recovery in the Litigation. Nor if there is recovery is there any assurance as to the timing of the recovery, which could be very lengthy. Furthermore, assuming that there is a monetary recovery, it is impossible to predict the Commitment Amount because the fees, costs, taxes and tax benefits associated with the calculation of the Commitment Amount cannot presently be estimated and could substantially exceed the amount of the Expense Fund. To the extent that Coast Federal must engage in protracted litigation, such fees and costs may increase significantly.

PAYMENTS, IF ANY, TO CPR CERTIFICATE HOLDERS

     No assurance can be given as to how or when the Litigation will be resolved and when, if ever, Coast Federal will receive a cash or other payment in respect of the Litigation, or whether the value of any such recovery will exceed the CPR Trust's reimbursement obligations and any other CPR Trust expenses. Even if the Litigation is prosecuted to an initial favorable judgment, any such initial favorable judgment in the Litigation is likely to be appealed by the federal government. Any Litigation Proceeds received will first be applied by Ahmanson to the Reimbursements. In addition, after it receives a payment of the Commitment Amount from Ahmanson, the CPR Trust will be obligated to hold (and not distribute to the holders of the CPR Certificates) the Retained Amount (as defined herein) for two years (or such longer period as the Litigation Trustees reasonably determine may be reasonably likely to be required) to cover all expenses, costs and claims and the indemnification obligations of the CPR Trust which may be incurred or which may arise after the Commitment Amount is paid in full. See "Description of the CPR Certificates -- The Expense Fund, Other Expenses and the Retained Amount."

     Even in the event that a favorable final judgment or settlement is obtained, it is possible that some or all damages will be in the form of Non-Cash Proceeds, in which case Ahmanson will be obligated to monetize such Non-Cash Proceeds pursuant to the instructions of the Litigation Trustees. No assurance can be provided that Ahmanson will be able to convert such Non-Cash Proceeds into cash or, even if this is possible, that the cash obtained will be the equivalent of the fair market value of the Non-Cash Proceeds.

     Even in the event that Cash Proceeds or monetizable Non-Cash Proceeds that exceed the amount of the Reimbursements are received, there is no assurance that Ahmanson will have funds sufficient to pay any portion of the Commitment Amount to the CPR Trust when due. There is also no assurance that Ahmanson will be able to, or be permitted under then applicable laws, rules or regulations to, cause Coast Federal or, in the event of a merger between Coast Federal and Home Savings, Home Savings to transfer the Litigation Proceeds to Ahmanson so as to provide funds to Ahmanson to pay the Commitment Amount. In addition, pursuant to the Commitment, Ahmanson will not be obligated to pay the Commitment Amount or any portion thereof at the Due Date (as defined herein) and for a period of two years thereafter (and will be deemed not to be in default of the Commitment and not to have violated its obligations thereunder by virtue of not having paid the Commitment Amount or such portion thereof) to the extent that Home Savings is not permitted due to regulatory restrictions to distribute to Ahmanson the Litigation Proceeds and provided that certain other conditions are met (although Ahmanson will be obligated to pay interest on the Commitment Amount or such portion thereof, as the case may be, from the Due Date until the date the Commitment Amount or such portion thereof is paid, calculated at an annual interest rate equal to the Reference Rate plus 250 basis points). In addition, applicable laws, rules or regulations governing savings and loan holding companies then in effect could limit or prevent the payment of the Commitment Amount by Ahmanson to the CPR Trust.

     Although Ahmanson will be obligated under the Commitment to pay the Commitment Amount to the CPR Trust, the Commitment, the CPR Trust Agreement and the CPR Certificates will provide that no CPR Certificate holder will have the right to enforce, institute or maintain any suit, action or proceeding against any member of the Ahmanson Group for a breach of such obligation. The CPR Trust, or the Litigation Trustees on behalf of the CPR Trust, however, will be authorized to enforce, institute or maintain a suit, action or proceeding against Ahmanson for breach of the Commitment.

ADEQUACY OF EXPENSE FUND

     Amounts in the Expense Fund will be applied to a variety of expenses, including the costs of prosecuting the Litigation (including the fees and expenses of counsel, experts and consultants), compensation of the Institutional Trustee, the Delaware Trustee and the Litigation Trustees, the CPR Trust's indemnification obligations (see "The CPR Certificates -- Indemnification Obligations of the CPR Trust; Liability Insurance") and liability insurance for the CPR Trust's indemnification obligations and any liabilities of the Litigation Trustees. There is no assurance that the Expense Fund will be sufficient to cover such fees and expenses, and to the extent that Coast Federal must engage in protracted litigation, such fees and expenses may increase significantly.

     Coast and counsel for the Litigation ("Litigation Counsel") have a tentative understanding for a contingent fee arrangement pursuant to which Litigation Counsel would defer or waive certain fees that they would otherwise be entitled to receive and, in consideration thereof, they would be entitled to receive from the CPR Trust an amount equal to 1% of the Commitment Amount, which payment to Litigation Counsel would reduce the Payment Amount to be paid to holders of CPR Certificates. However, there can be no assurance that a contingent fee arrangement will be entered into on such terms or on any other terms. Any contingent payment by the CPR Trust could significantly increase the CPR Trust's expenses and thus significantly reduce the Payment Amount with respect to the CPR Certificates.

     The CPR Trust may issue additional CPR Certificates that represent pro rata interests in the assets of the CPR Trust in order to pay expenses. However, it may not be possible to obtain purchasers of the additional CPR Certificates and there is no assurance that the terms of any such purchases would be reasonable. In the event additional CPR Certificates are issued and existing CPR Certificate holders are not given the opportunity to purchase, or do not purchase a pro rata amount in such issuance, such CPR Certificate holders' indirect interest in the Payment Amount will be diluted. The CPR Trust will be authorized to borrow additional funds for the sole purpose of funding expenses of the CPR Trust, but only if such borrowings represent debt of the CPR Trust (and not ownership interests) for federal income tax purposes. Furthermore, it may not be possible for the CPR Trust to borrow funds (or, if it is able to borrow funds, there can be no assurance that the terms of such borrowings will be reasonable).

LIMITATION ON RIGHTS OF CPR CERTIFICATE HOLDERS

     The CPR Trust Agreement and the CPR Certificates will provide that the Litigation Trustees will have no liability to CPR Certificate holders unless it is established in a final judicial determination by clear and convincing evidence that any action or omission of the Litigation Trustees was undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders, and, in any event, any liability will be limited to actual, proximate, quantifiable damages. In addition, the CPR Trust Agreement will provide that the institutional trustee and the Delaware trustee to the CPR Trust will have no liability to the CPR Certificate holders other than for acts or omissions committed with gross negligence or willful misconduct.

     The CPR Trust Agreement and the CPR Certificates will provide that no CPR Certificate holder will have the right to enforce, institute or maintain any suit, action or proceeding against the Litigation Trustees or otherwise under the CPR Trust Agreement to enforce or otherwise act in respect of the CPR Certificates unless such holder has previously given written notice to the Litigation Trustees of the substance of such dispute, and holders of at least a majority in interest of the issued and outstanding CPR Certificates have given written notice to such parties of their support of the institution of such proceeding to resolve such dispute.

     The Commitment, the CPR Trust Agreement and the CPR Certificates will provide that Ahmanson, Home Savings, their affiliates, officers, directors, employees or agents will have no liability to the holders of the CPR Certificates. Without limiting the generality of the foregoing, none of the CPR Certificate holders, the Trustees or the CPR Trust will have the right to enforce, institute or maintain any suit, action or proceeding against Ahmanson, Home Savings, their affiliates, officers, directors, employees or agents relating to the formation of the CPR Trust, the entering into of the Commitment, the distribution of the CPR Certificates, the Litigation or the performance by the Litigation Trustees of their duties as Litigation Trustees. Notwithstanding the foregoing, the CPR Trust, or the Litigation Trustees on behalf of the CPR Trust, may enforce, institute or maintain a suit, action or proceeding against Ahmanson for breach of the Commitment or failure to deliver any CPR Certificate required to be returned when so required or against Ahmanson for failure to deposit the Expense Fund at the Effective Time in a non-interest bearing demand-deposit account in the name of the CPR Trust or against Home Savings for breach of any depository relationship obligations it may have with respect to the Expense Fund.

     The CPR Trust Agreement will provide that the CPR Certificate holders will have no voting rights (except in connection with certain amendments to the CPR Trust Agreement and except for limited rights in connection with the removal of the institutional trustee and the Delaware trustee to the CPR Trust) no liquidation preference and no rights to dividends or distributions other than their pro rata share of the Payment Amount plus any other CPR Trust assets. In addition, the CPR Trust will have no assets other than the Commitment and the right to draw on amounts in the Expense Fund for the purpose of funding any expenses of the CPR Trust.

NO EXISTING TRADING MARKET FOR THE CPR CERTIFICATES

     There is no current market for the CPR Certificates. Coast, on behalf of the CPR Trust, has applied for inclusion of the CPR Certificates on the NASDAQ National Market System under the symbol "CCPR." No assurance can be given that the CPR Certificates will satisfy the listing requirements for inclusion on the NASDAQ National Market System or any other trading system. In the event that the CPR Certificates cannot be listed on any trading system, there would likely be only minimal or no trading channels for the CPR Certificates, resulting in severely reduced or no liquidity for investors in the CPR Certificates. Even if such listing is achieved, there can be no assurance that an active market for the CPR Certificates will develop or be sustained. If such a market develops, there can be no assurance as to the price at which the CPR Certificates would trade at any time and such price could be subject to rapid and substantial change, depending upon, among other things, developments in the Litigation and similar pending litigation.

     The price of the CPR Certificates may depend on a number of factors, including, without limitation, the nature of court decisions and opinions in the Litigation, the Related Cases and additional similar cases that may go to trial prior to the Litigation and speculation about the outcome of the Litigation and litigation of the Related Cases and similar cases, settlement of any Related Cases or similar cases and Ahmanson's ability to pay the Commitment Amount to the CPR Trust. Consequently, there could be wide fluctuations in the price of CPR Certificates over short periods of time. The CPR Trust will include reports of developments in the Litigation in its regular, periodic securities filings and reports. In addition, the CPR Trust's ability to disclose details of the Litigation on a regular basis may be limited by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are conducted on a confidential basis by agreement of the parties, such as negotiations. However, important developments in the Litigation and the Related Cases may occur and become known publicly prior to disclosure in such filings or reports.

     The nature of an investment in the CPR Certificates differs from the nature of an investment in a savings and loan holding company such as Coast or Ahmanson. Some current Coast stockholders may therefore determine that investment in the CPR Certificates does not comport with their investment policies or that such investment may be restricted by their charters (in the case of corporate or institutional stockholders). Such determinations by significant Coast stockholders, or by a large number of Coast stockholders, may result in rapid divestment of CPR Certificates by these stockholders, causing temporary selling pressure that would adversely affect the price of the CPR Certificates for some period following the Effective Time.

AVAILABILITY OF INFORMATION REGARDING DEVELOPMENTS IN THE LITIGATION

     As described in "Filing of Exchange Act Reports," the CPR Trust will file annual reports on Form 10-K and quarterly reports on Form 10-Q that will include an overview of the status of the Litigation, and will also file a report on Form 8-K upon the occurrence of a material judicial decision in the Litigation or in the event of any agreement to settle the Litigation. The CPR Trust's ability to disclose details of the Litigation may be limited, however, by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are conducted on a confidential basis by agreement of the parties, such as settlement negotiations.

                           FORMATION OF THE CPR TRUST

     The CPR Trust is a statutory business trust created under Delaware law pursuant to a Declaration of Trust and the filing of a Certificate of Trust with the Delaware Secretary of State on January 8, 1998, for the purpose of holding the Commitment. Immediately prior to the Effective Time of the Merger, Coast, the Litigation Trustees, the Institutional Trustee and the Delaware Trustee will enter into the CPR Trust Agreement, substantially in the form attached hereto as Appendix B. The CPR Trust Agreement will govern the terms and conditions of the CPR Trust. Pursuant to the CPR Trust Agreement, the four senior executives of Coast with knowledge of the facts underlying the Litigation will be appointed as Litigation Trustees of the CPR Trust, and will be given full authority to make all decisions on behalf of Coast Federal (and its successors) with respect to the prosecution of the Litigation at the CPR Trust's expense, including selection and supervision of existing and any new counsel and deciding whether or not to accept any settlement offer. See "Management of the Litigation." Administration of the CPR Trust (including with respect to transfers of CPR Certificates and receipt, holding and payment of funds) will be conducted by the Institutional Trustee. As required by Delaware law, there will also be a Delaware Trustee. The Litigation will remain a contingent asset of Coast Federal and its successors (including Ahmanson's subsidiary, Home Savings of America, FSB ("Home Savings"), if, following the Merger, Ahmanson causes Coast Federal to merge into Home Savings) and thus will become a contingent asset of Ahmanson as successor to Coast and as parent company of Coast Federal upon effectiveness of the Merger.

                                 THE LITIGATION

     The following description of the Litigation does not purport to be a full or complete description of the legal or factual issues presented, the court opinions rendered or the relevant law, and the description is in all respects qualified by reference to the documents filed in the Litigation, such opinions and the relevant law.

INTRODUCTION

     On July 9, 1992, Coast Federal commenced litigation entitled Coast Federal Bank, Federal Savings Bank v. United States, Civil Action Number 92-466C, against the United States in the U.S. Claims Court (now the U.S. Court of Federal Claims, the "Claims Court") alleging that the United States is in breach of contract with Coast Federal and has unlawfully taken Coast Federal's property without just compensation or due process of law in violation of the U.S. Constitution. Coast Federal's claims arose from changes, mandated by FIRREA and certain regulations promulgated thereunder, with respect to the rules for computing Coast Federal's regulatory capital. The United States has not yet filed an answer to Coast Federal's complaint in the Litigation. However, on March 25, 1993, Coast Federal filed a motion for partial summary judgment as to the federal government's liability. This motion is still pending.

THE LITIGATION

     On April 10, 1987, Coast Federal acquired substantially all of the assets and liabilities of Central Savings and Loan Association ("Central") from the Federal Savings and Loan Insurance Corporation (the "FSLIC") in a supervisory transaction (the "Acquisition") that Coast Federal alleges was induced and arranged by the FSLIC and the Federal Home Loan Bank Board ("FHLBB"). As part of the Acquisition, Coast Federal entered into a contract with the FSLIC (the "Assistance Agreement") under which the FSLIC made a cash contribution to Coast Federal in the amount of $298.3 million (the "Capital Credit"). In the Litigation, Coast Federal alleges that the Assistance Agreement and certain resolutions and a forbearance letter issued by the FHLBB in connection with the Assistance Agreement each expressly provided that the Capital Credit was to be treated as a permanent addition to Coast Federal's regulatory capital. Coast Federal further alleges that such treatment of the Capital Credit for regulatory capital purposes was essential to inducing Coast Federal to consummate the Acquisition.

     Pursuant to FIRREA, which became effective on August 9, 1989, the FSLIC and the FHLBB were eliminated and were replaced as the regulators of federally insured thrift institutions by the Office of Thrift Supervision (the "OTS"). In regulations implementing FIRREA (the "Capital Regulations") and subsequent actions, the OTS took the position that the Capital Credit should be classified as supervisory goodwill, as defined in the Capital Regulations, which action resulted in an immediate exclusion of the Capital Credit from one of the three measures of Coast Federal's regulatory capital and effected a five year phase-out of the Capital Credit from such inclusion in the other two measures.

     Coast Federal alleges that FIRREA and the Capital Regulations constituted a breach by the United States of its contractual commitment regarding the regulatory capital treatment of the Capital Credit and an unlawful taking of Coast Federal's property rights in the Capital Credit. Coast Federal seeks damages for such breach by the United States of the alleged contract.

RELATED CASES

     The Litigation is one of a number of cases filed against the federal government in the Claims Court involving acquisitions of failed savings institutions and alleging that the changes in regulatory capital calculation brought about by FIRREA and the Capital Regulations constitute a breach of the contract between the acquiring institution and the federal government. For purposes of the administration of such claims, the Claims Court bifurcated the trial proceedings in the first three of such cases to be heard by it (Winstar Corporation, et al. v. United States, Docket No. 90-8C; Statesman Savings Holding Corp., et al. v. United States, Docket No. 90-773C (the "Statesman Case"); and Glendale Federal Bank v. United States, Docket No. 90-772C (the "Glendale Case"), which cases are collectively referred to herein as the "Related Cases"). The Claims Court decided to first take testimony and to issue a ruling on the question of whether the federal government is in breach of the respective contracts alleged by each of the plaintiffs in the Related Cases and thereafter to take testimony and render a decision on the amount of damages, if any, to which each such plaintiff is entitled. In July 1992, the Claims Court ruled in favor of the plaintiffs on the initial liability question, finding in each case that the plaintiff had a contract as alleged with the federal government and that the federal government is in breach of that contract as a result of the enactment of FIRREA and the issuance of the Capital Regulations thereunder. The Claims Court did not rule on the respective plaintiffs' constitutional or other claims and such claims remain pending and unresolved. In connection with the Related Cases, the United States raised a number of defenses against liability. Among other things, the United States claimed that the agreements, resolutions, discussions and correspondence between the plaintiff banks, the FHLBB and the FSLIC and the actions taken by those agencies did not grant the subject plaintiffs any unmistakable contract rights regarding the treatment of supervisory goodwill or contributions to a bank's permanent capital by the FSLIC, such as the Capital Credit. The United States also maintained that it is absolved of any liability by the "sovereign acts" doctrine, which provides, generally, that although sovereign acts of the government may cause injury to parties that have contracted with the government, no liability arises if such acts were performed for the general good and without intent to repudiate or alter the government's contractual obligations. The United States further contended that the contracts did not prohibit changes in the regulatory treatment of capital based upon subsequent legislative enactments and that the plaintiff banks bore the risk of such changes.

     The decision of the Claims Court on liability was appealed by the federal government. After extended appellate proceedings, culminating in an appeal to the Supreme Court, the Supreme Court ruled in favor of the plaintiffs in the Related Cases in United States v. Winstar Corp., et al., No. 95-865 (the "Winstar Case"). The Supreme Court ruled that each of the plaintiffs in the Related Cases (each of which involved different forms of regulatory financial assistance and contractual documentation) had an express and enforceable contractual right to treat supervisory goodwill as an asset includible in capital for regulatory purposes and to amortize it over a specified period of years. The Supreme Court also ruled that the plaintiffs in Statesman had an express and enforceable contractual right to treat an FSLIC cash contribution as a direct credit to its regulatory capital. The Supreme Court further held that, by the passage and implementation of FIRREA, the United States breached those contractual rights. The Supreme Court also held that the United States was not immune from liability under the various defenses described above.

     The Glendale Case is currently in trial on the issue of damages resulting from the United States' breach of contract and the Statesman Case is scheduled to begin trial on the same issue in 1998. In an attempt to manage the numerous cases against the federal government involving the calculation of regulatory capital as a result of the adoption of FIRREA, the Claims Court has determined that no other case, including the Litigation, will go to trial until the damages trials in both the Glendale Case and the Statesman Case have been completed. In addition, the Claims Court has designated twelve cases as priority cases which will be the first cases to go to trial following the trials on damages in the Glendale Case and the Statesman Case. The first of the priority cases is expected to begin trial in late 1998 or early 1999. The Litigation is scheduled to be among the first group of thirty cases to go to trial following completion of trial in the priority cases.

RELATION OF THE LITIGATION TO THE RELATED CASES

     The Claims Court stayed proceedings in each of the other cases against the federal government, including the Litigation, pending the outcome of the liability phase of the Related Cases. Subsequent to the Supreme Court's decision in the Winstar Case in July of 1996, such stay was lifted and Coast reinstated its motion for partial summary judgment as to the federal government's liability, which had been pending since March of 1993.

     Coast Federal believes that the language in the Assistance Agreement, the FHLBB resolutions and the related FHLBB forbearance letter concerning Coast Federal's contractual right to include the Capital Credit in its regulatory capital, which forms the basis for the Litigation, is substantially similar to the language and contract documentation at issue in the Statesman Case. Moreover, in response to Coast Federal's motion for summary judgment, the United States has admitted that a contract was entered into with Coast, that FIRREA and the Capital Regulations are inconsistent with that contract and that it is not aware of any affirmative defenses to Coast's breach of contract claim. However, the United States does not admit liability for any breach of the contract and has sought certain limited discovery in what Coast believes to be an attempt to ascertain whether any defenses may exist. There can be no assurance that the Claims Court will grant Coast Federal's motion for partial summary judgment, that the United States will not raise grounds in opposition to Coast Federal's claim that were not previously ruled upon in the Related Cases or that Coast Federal will ultimately prevail in the Litigation.

DAMAGES

     Coast Federal has not to date specified the type or quantified the amount of damages it seeks in the Litigation. In addition, there has been no final ruling in the Related Cases with respect to the amount or appropriate measure of damages.

     Each savings institution affected by FIRREA's and the Capital Regulations' limitation on the inclusion in regulatory capital of supervisory goodwill or FSLIC capital contributions reacted to the resulting reduction in their regulatory capital in an individual fashion dictated by the unique facts and circumstances faced by the institution. Accordingly, the extent and amount of damages awarded to each such institution that has brought an action against the federal government is expected to be fact specific. Even if the plaintiffs in the Related Cases are successful in securing damage awards, there can be no assurance that Coast Federal will obtain a damage award.

     Coast Federal alleges in its complaint (the "Complaint") that as a direct and proximate result of the OTS' application of the Capital Regulations, Coast Federal fell out of compliance with the risk-based capital standard of FIRREA and the Capital Regulations. Coast Federal further alleges that as a direct result of the breach of FSLIC's and FHLBB's agreements with Coast Federal, Coast Federal was forced to decrease its size to meet its regulatory capital requirements. In May 1989, Coast Federal had approximately $13 billion in assets. By December 31, 1990, Coast Federal had reduced its size to $10.2 billion in assets. By March 31, 1992, Coast Federal had further reduced its size to $8.7 billion in assets.

     The Complaint further alleges that on January 23, 1991, Coast Federal entered into a Supervisory Agreement with the OTS, which Supervisory Agreement, among other things, required Coast Federal to (i) submit a capital plan to OTS within 60 days of when Coast Federal went out of compliance with the capital requirements (by March 2, 1991), (ii) refrain from declaring or paying any dividends for any class of stock, repurchasing any class of stock or redeeming any outstanding subordinated debt includible as supplementary capital without the approval of OTS, (iii) limit growth of liabilities and (iv) undertake a comprehensive review of executive compensation.

     The Complaint alleges that the restrictions, supervisory consequences, and potential penalties that FIRREA and the Capital Regulations imposed on federally insured thrifts for failing to satisfy minimum regulatory capital requirements caused ongoing and severe injury to Coast Federal. Under the restrictions outlined above, Coast Federal was allegedly subjected to substantial competitive disadvantage in the marketplace for loans and deposits. The Complaint alleges that Coast Federal -- on pain of the full range of regulatory economic sanctions, from cease and desist orders to receivership and liquidation -- was subjected not only to OTS's close supervisory scrutiny, but to its direction and control regarding virtually all of its business operations. It is further alleged that Coast Federal's managerial discretion, which had produced a record of conservative, sound and efficient management, was greatly circumscribed.

     The Complaint further alleges that, in addition to the severe injury caused by Coast Federal's inability to run its own business, the restrictions imposed by FIRREA and the Capital Regulations produced other damaging results. It is alleged that the restrictions reduced Coast Federal's ability to generate mortgages and other loans, reduced its access to secondary mortgage markets, and impaired its ability to generate profits. The growth restrictions allegedly reduced Coast Federal's ability to obtain the advantages of growth available to thrifts, banks, and other financial institutions competing with it for the provision of mortgages and other loans and services in its market area. Moreover, the restrictions imposed under FIRREA and the Capital Regulations allegedly impaired Coast Federal's ability to serve the needs of savers and home buyers in its market area.

     The Complaint further alleges that other equally severe injury was visited upon Coast Federal and its valuable business reputation as a consequence of the federal government's breach of its contractual obligations to Coast Federal and the resulting characterization of Coast Federal as an under-capitalized institution. It is alleged that this obvious threat to public confidence in Coast Federal impaired Coast Federal's ability to attract and retain depositors, as well as its ability to borrow in capital markets.

     Coast Federal's complaint concludes by alleging that as a direct and proximate result of the federal government's repudiation of its contract with Coast Federal, Coast Federal suffered substantial damages, including lost profits.

     Although Coast Federal has conducted preliminary reviews of the damages allegedly suffered by Coast Federal, no conclusive determinations have been made regarding the amount or type of such damages. The United States has argued in the Related Cases that some or all of the damages alleged by the plaintiffs in the Related Cases are too speculative to permit a recovery. Assuming Coast Federal successfully establishes the federal government's liability, any trial of Coast Federal's damage claims will occur after the trial of the damage phases of two of the Related Cases, and rulings in the Related Cases may adversely affect some or all of Coast Federal's damage claims. In addition, other cases representing similar claims are scheduled for trial before the damages phase of Coast Federal's case is likely to go to trial, and rulings in those cases may also adversely affect some or all of Coast Federal's damage claims. For these and related reasons, even if Coast Federal prevails in establishing the liability of the United States, there can be no assurance as to the amount, if any, and type of damages that Coast Federal may recover. Without limiting the generality of the foregoing, there can be no assurance that Coast Federal will obtain any monetary recovery in the Litigation.

                        THE CPR CERTIFICATE DISTRIBUTION

     Immediately prior to the Merger, the CPR Trust will issue to Coast the CPR Certificates representing undivided beneficial interests in the assets of the CPR Trust. Immediately thereafter, and immediately prior to the Effective Time of the Merger (and when all other conditions to consummation of the Merger under the Merger Agreement have been satisfied or waived), Coast will distribute to each Coast stockholder one CPR Certificate for each share of Coast Common Stock held by such stockholder (the "CPR Certificate Distribution"). The record and payment dates for the CPR Certificate Distribution will be immediately prior to the Effective Time of the Merger on the Effective Date of the Merger.

     In addition to such number of CPR Certificates to be issued to Coast in order to permit the CPR Certificate Distribution, the CPR Trust will initially issue to Coast (i) one additional CPR Certificate for each share of Coast Common Stock underlying the Coast SARs and Coast Performance Awards outstanding as of the date of the Merger Agreement; (ii) one additional CPR Certificate for each share of Coast Common Stock as to which a Coast Stock Option was outstanding immediately prior to the Merger; and (iii) one additional CPR Certificate for each share of Coast Common Stock with respect to which appraisal rights are exercised. Ahmanson (as successor to Coast) will retain (and will be able to sell) CPR Certificates in an amount equal to (x) the number of Coast shares as to which stockholders have demanded to exercise appraisal rights, plus (y) the number of Coast shares underlying Coast SARs and Coast Performance Awards that are exercised for cash prior to the Merger or which are surrendered solely for cash (rather than a combination of cash and CPR Certificates) in the Merger. Ahmanson will also retain the number of CPR Certificates that is equal to the number of Coast shares underlying Coast Stock Options outstanding immediately prior to the Merger, for delivery by Ahmanson upon exercise, following the Merger, of options (the "Replacement Options"), replacing Coast Stock Options, to acquire shares of Ahmanson Common Stock. If any Replacement Options are canceled or expire unexercised, Ahmanson will return the related number of CPR Certificates to the CPR Trust for cancellation.

     Each CPR Certificate distributed by the CPR Trust to each Coast stockholder will be automatically redeemed for $0.01 in cash immediately following the Merger if the holder of the share as to which such CPR Certificate was issued has given notice, pursuant to Section 262 of the DGCL, of an intent to exercise appraisal rights. If any such Coast stockholder subsequently withdraws, or fails to perfect, as required by Section 262 of the DGCL, such appraisal demand, Ahmanson will deliver to such stockholder CPR Certificates equal to the number of Coast shares as to which such appraisal demand was withdrawn or not perfected.

                        DELIVERY OF THE CPR CERTIFICATES

     Immediately prior to the Effective Time, Coast will deposit, or will cause to be deposited, with a depository institution of recognized standing selected by Ahmanson (in such capacity, the "Exchange Agent") the CPR Certificates for the benefit of the holders of Coast Common Stock. The Exchange Agent will cause the CPR Certificates to be delivered to the holders of Coast Common Stock together with certificates representing the shares of common stock, par value $.01 per share, of Ahmanson (the "Ahmanson Common Stock") to which the holders of certificates representing shares of Coast Common Stock are entitled pursuant to the Merger Agreement and/or checks in lieu of fractional share interests.

                                 THE COMMITMENT

     At the Effective Time and effective at the Effective Time, Ahmanson will enter into the Commitment, substantially in the form attached hereto as Appendix
C. Under the terms of the Commitment, Ahmanson will be obligated to pay to the CPR Trust from time to time an amount equal to the Commitment Amount at the time specified under "Description of the CPR Certificates -- Payment Procedures" below. The Commitment will rank pari passu with other senior indebtedness of Ahmanson. The terms of the Commitment provide that Ahmanson will not, and will not permit Coast Federal or Home Savings (as applicable) to, "assign" (within the meaning of 31 U.S.C. Section 3727, which prohibits such assignment without prior approval of the federal government) any interest in the Litigation following consummation of the Merger. The parties acknowledge that any merger of Ahmanson or Home Savings with any other party will not be deemed to be or to effect an assignment (within the meaning of 31 U.S.C. Section 3727) of the Litigation.

     The Commitment will provide that Ahmanson (a) shall not (i) sell, transfer or otherwise dispose of any shares of any series of Voting Stock (as defined herein) of Home Savings or (ii) permit Home Savings to issue, sell or otherwise dispose of shares of its Voting Stock unless in either case Home Savings remains a Controlled Subsidiary (as defined herein), and (b) shall not permit Home Savings to (i) merge or consolidate unless the surviving entity is Ahmanson or a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety to any person, except to Ahmanson or a Controlled Subsidiary.

     The Commitment will also provide that Ahmanson shall not create, assume, incur or suffer to exist, as security for indebtedness for borrowed money, any mortgage, pledge, encumbrance, lien or charge of any kind upon the Voting Stock of Home Savings (other than directors' qualifying shares) without effectively providing that the CPR Certificates shall be secured equally and ratably with (or prior to) such indebtedness; provided, however, that Ahmanson may create, assume, incur or suffer to exist any such mortgage, pledge, encumbrance, lien or charge without regard to the foregoing provisions so long as after giving effect thereto Ahmanson will own directly or indirectly at least 80% of the Voting Stock of Home Savings then issued and outstanding, free and clear of any such mortgage, pledge, encumbrance, lien or charge. "Voting Stock" will be defined in the Commitment to mean, with respect to any person, stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of such person, other than stock having such power only by reason of the happening of a contingency. "Controlled Subsidiary" will be defined in the Commitment to mean any person at least 80% of the outstanding shares of Voting Stock (except for directors' qualifying shares) of which is at the time owned directly or indirectly by Ahmanson.

     The Commitment will also provide that, notwithstanding the foregoing, Ahmanson may avoid the restrictions described above if prior to any such transaction Home Savings shall have unconditionally guaranteed payment when due of the Commitment Amount, if any, Home Savings shall have obtained all regulatory approvals, if any, required to permit the guarantee of the payment of the Commitment Amount, and Ahmanson shall have delivered to the Institutional Trustee an opinion of counsel stating that the guarantee of the payment of the Commitment Amount by Home Savings has been duly authorized, executed and delivered and constitutes a valid, legally binding and enforceable obligation of Home Savings.

                      DESCRIPTION OF THE CPR CERTIFICATES

GENERAL

     Each CPR Certificate will represent an assignable and transferable undivided beneficial interest in the assets of the CPR Trust and, as a result of Ahmanson's entering into of the Commitment, will represent an interest in the right to receive a pro rata share of the Payment Amount. Each CPR Certificate will entitle the holder to receive (i) a fraction of the Payment Amount equal to 1 divided by the total number of CPR Certificates then outstanding and (ii) a fraction of the Retained Amount (as defined in "-- The Expense Fund, Other Expenses and the Retained Amount") remaining at the expiration of the Retained Amount Period (as defined in "-- The Expense Fund, Other Expenses and the Retained Amount") equal to 1 divided by the total number of CPR Certificates then outstanding.

RESALES OF CPR CERTIFICATES

     The CPR Certificates will be freely transferable by the holders of such CPR Certificates under the Securities Act, except for CPR Certificates issued to any holder of CPR Certificates who may be deemed to be an "affiliate" of the CPR Trust for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Such affiliates may not sell their CPR Certificates except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act.

TRADABILITY

     The CPR Trust Agreement will require the CPR Trust to use its reasonable best efforts to permit trading of the CPR Certificates on the NASDAQ National Market System (or, if such trading is not possible, on such other NASDAQ or other market selected in an effort to maximize liquidity). Coast, on behalf of the CPR Trust, has applied for inclusion of the CPR Certificates on the NASDAQ National Market System.

     No assurance can be given that the CPR Certificates will satisfy the listing requirements for inclusion on the NASDAQ National Market System or any other trading system. In the event that the CPR Certificates cannot be listed on any trading system, there would likely be only minimal or no trading channels for the CPR Certificates, resulting in severely reduced or no liquidity for investors in the CPR Certificates. Even if such listing is achieved, there can be no assurance that an active market for the CPR Certificates will develop or be sustained. If such a market develops, there can be no assurance as to the price at which the CPR Certificates would trade at any time and such price could be subject to rapid and substantial change, depending upon, among other things, developments in the Litigation and similar pending litigation.

PAYMENT OF COMMITMENT AMOUNT TO THE CPR TRUST

     The terms of the Commitment will require Ahmanson to pay to the CPR Trust the Commitment Amount within the time specified under "-- Payment Procedures" below. Any Litigation Proceeds actually received by the Ahmanson Group will first be applied to the reimbursement to the Ahmanson Group of the Reimbursements. The Commitment Amount may be paid to the CPR Trust in installments if the terms of the judgment or settlement of the Litigation provide that the Litigation Proceeds are to be paid in installments or if Coast Federal receives the Litigation Proceeds in installments. If Ahmanson does not timely pay the Commitment Amount to the CPR Trust, it must pay to the CPR Trust such Commitment Amount plus interest accrued at the Reference Rate plus 250 basis points per annum. However, pursuant to the Commitment, Ahmanson will not be obligated to pay all or any portion of the Commitment Amount when due under certain circumstances more fully described below under "-- Payment Procedures."

PAYMENT PROCEDURES

     Pursuant to the Commitment, within 10 days of the receipt by the Ahmanson Group of any Litigation Proceeds, Ahmanson will deliver to the Litigation Trustees a written notice (the "Proceeds Notice") specifying that such Litigation Proceeds have been received and describing the type and amount of any Non-Cash Proceeds received. Within 10 days of the delivery of the Proceeds Notice, the Litigation Trustees shall deliver to Ahmanson written instructions to liquidate the Non-Cash Proceeds received. If so instructed, Ahmanson will then liquidate or cause to be liquidated the Non-Cash Proceeds in accordance with the instructions. As promptly as practicable but in no event later than 30 days after the later of the receipt by Ahmanson of the Litigation Proceeds and the liquidation by Ahmanson of Non-Cash Proceeds, Ahmanson will deliver to the Litigation Trustees a certificate (the "Ahmanson Certificate") setting forth the calculation of the portion of the Commitment Amount with respect to such Litigation Proceeds, which Ahmanson Certificate will be valid and binding absent manifest error. The Ahmanson Certificate will set forth each of the items required under the Commitment to calculate the Commitment Amount, including the amount of Litigation Proceeds and the amount of (and calculation of) each component of the Reimbursements and the assumptions underlying the determination of each item, and Ahmanson will attach to the Ahmanson Certificate financial and other documentation reasonably sufficient to support each item and assumption used to calculate the Commitment Amount. Within 30 days of delivery of the Ahmanson Certificate, the CPR Trust will give written notice specifying whether it agrees or objects (a "Notice of Agreement" and a "Notice of Objection", respectively) to the calculation in the Ahmanson Certificate of the portion of the Commitment Amount with respect to such Litigation Proceeds. If the CPR Trust delivers a Notice of Agreement, Ahmanson will then deliver the portion of the Commitment Amount with respect to such Litigation Proceeds to the Institutional Trustee within 5 business days of such Notice of Agreement. If the CPR Trust delivers a Notice of Objection within such 30-day period, Ahmanson will deliver such portion of the Commitment Amount only upon a Resolution.

     If the CPR Trust delivers a Notice of Objection within such 30-day period, the CPR Trust will, as promptly as practicable thereafter, deliver to Ahmanson a certificate (the "CPR Calculation Certificate") setting forth its calculation of such portion of the Commitment Amount. The CPR Calculation Certificate will set forth each of the items required under the Commitment to calculate such portion of the Commitment Amount, including the amount of Litigation Proceeds and the amount of (and calculation of) each component of the Reimbursements and the assumptions underlying the determination of each item, and the CPR Trust will attach to the CPR Calculation Certificate financial and other documentation reasonably sufficient to support each item and assumption used to calculate such portion of the Commitment Amount. If Ahmanson does not agree with the CPR Trust's calculation of such portion of the Commitment Amount, then within 10 business days of the delivery by the CPR Trust of the CPR Calculation Certificate, Ahmanson and the CPR Trust will submit the calculation of such portion of the Commitment Amount to a mutually agreed upon independent certified public accountant (the "Accountant"). If Ahmanson and the CPR Trust cannot agree upon such independent certified public accountant, then the Commitment will provide that the Accountant will be Price Waterhouse. The Accountant will be instructed to determine whether the calculation set forth in the Ahmanson Certificate contained manifest error and the Accountant will be instructed to conclude (i) that the calculation set forth in the Ahmanson Certificate does not contain manifest error so long as the calculation is a reasonable calculation of such portion of the Commitment Amount based upon a reasonable interpretation of the provisions of the Commitment and (ii) that the calculation set forth in the Ahmanson Certificate contains manifest error if the calculation is not a "reasonable calculation of the Commitment Amount based upon a reasonable interpretation of the provisions of the Commitment." If the Accountant determines (a) that the calculation set forth in the Ahmanson Certificate did not contain manifest error, such portion of the Commitment Amount will be as calculated in the Ahmanson Certificate or (b) that the calculation set forth in the Ahmanson Certificate did contain manifest error, the Accountant will recompute such portion of the Commitment Amount based upon the formulae and definitions set forth in the Commitment and described herein and the Accountant's calculation will be binding on both Ahmanson and Coast (in either of case (a) or (b), a "Resolution"). In the event it is determined that Ahmanson's calculation contained manifest error, in addition to such portion of the Commitment Amount, Ahmanson will pay to the CPR Trust interest on such portion of the Commitment Amount calculated from the date that the CPR Trust delivered its Notice of Objection at an annual interest rate equal to the Reference Rate plus 250 basis points. If the CPR Trust delivers a Notice of Objection with respect to the payment of any portion of the Commitment Amount within the applicable 30-day period and prior to the Resolution there is a Determination to the effect that no deduction is allowed (or that any allowed deduction is limited) in respect of payments of the Commitment Amount under
Section 483(a) in whole or in part, then Ahmanson will have the right to deliver a new Ahmanson Certificate with a new calculation of that portion of the Commitment Amount, and the previously delivered Ahmanson Certificate with respect to that portion of the Commitment Amount will be considered null and void; provided, however, that if Ahmanson delivers such a new Ahmanson Certificate, Ahmanson will be required to pay interest on that portion of the Commitment Amount from the date of delivery of the first Ahmanson Certificate relating to such portion of the Commitment Amount to the date of delivery of the new Ahmanson Certificate relating to such portion of the Commitment Amount at a rate equal to Home Savings' cost of funds as submitted monthly to the FHLBSF. The same procedures described in this Section 2.02(b) for the resolution of any disputes with respect to the calculation contained in an Ahmanson Certificate will apply equally to the calculation in the new Ahmanson Certificate with respect to such portion of the Commitment Amount.

     Pursuant to the Commitment, Ahmanson will pay to the CPR Trust the portion of the Commitment Amount with respect to the relevant Litigation Proceeds (a) if the CPR Trust does not deliver a Notice of Objection within the 30-day period described above, within 5 business days of the earlier of the delivery of the Notice of Agreement with respect to such Ahmanson Certificate or the 30th day following the delivery by Ahmanson of such Ahmanson Certificate or (b) if the CPR Trust does deliver a Notice of Objection with respect to such Ahmanson Certificate within the 30-day period described above within 5 business days of the Resolution with respect to such portion of the Commitment Amount (each, a "Due Date"). If Ahmanson does not pay such portion of the Commitment Amount by the appropriate Due Date, Ahmanson will be obligated to pay to the CPR Trust such portion of the Commitment Amount plus interest on such portion of the Commitment Amount from the Due Date until the date such portion of the Commitment Amount is paid, calculated at an annual interest rate equal to the Reference Rate plus 250 basis points.

     Notwithstanding the foregoing, Ahmanson will not be obligated to pay the Commitment Amount or any portion thereof at the Due Date and will be deemed not to be in default of the Commitment and not to have violated its obligations thereunder by virtue of not having paid the Commitment Amount or such portion thereof (i) to the extent that Home Savings is not permitted due to regulatory restrictions to distribute to Ahmanson the Litigation Proceeds and (ii) if prior to the Due Date, Ahmanson has delivered to the CPR Trust a certificate (an "Officer's Certificate") from the chief financial officer of Home Savings specifying that portion of the Litigation Proceeds that cannot be paid due to regulatory restrictions and the applicable law, regulation or other action of a regulatory authority that is the source of the regulatory restrictions preventing the distribution by Home Savings and either (i) an opinion of outside counsel substantially to the effect that the distribution by Home Savings of the Litigation Proceeds or the applicable portion thereof, as the case may be, would result in the violation of the applicable law, regulation or other action of a regulatory authority that is the source of the regulatory restrictions preventing the distribution by Home Savings (an "Opinion of Counsel") or (ii) either (A) a copy of written documentation from the applicable regulatory authority to the effect that Home Savings may not distribute the Litigation Proceeds, or any portion thereof, to Ahmanson, or (B), prior to the expiration of any applicable prior notice or application period following Home Savings' submission to the applicable regulatory authority of a notice or application for approval of a distribution of the Litigation Proceeds to Ahmanson, an officer's certificate from the chief financial officer of Home Savings certifying that Home Savings has submitted such a notice or application and that Home Savings has not received any written documentation from such regulatory authority to the effect that Home Savings may make such distribution (in either of case (A) or (B), a "Regulatory Document"). Under the Commitment, Ahmanson will be entitled not to pay the Commitment Amount or any portion thereof as specified in the immediately preceding sentence with the consequences specified in the immediately preceding sentence for a period of two years from the Due Date on which the Commitment Amount or such portion thereof would otherwise have been payable so long as (x) Home Savings continues not to be permitted to distribute such portion of the Litigation Proceeds to Ahmanson due to regulatory restrictions and (y) Ahmanson delivers on a quarterly basis beginning with the first full fiscal quarter following the Due Date an Officer's Certificate and either an Opinion of Counsel or a Regulatory Document. After this two year period, if Ahmanson does not pay that portion of the Commitment Amount that is due, Ahmanson will be in default of the Commitment.

     Notwithstanding the foregoing, Ahmanson will be deemed to be in default of the Commitment, when payment of the Commitment Amount or such portion thereof would otherwise be due but when Ahmanson would be entitled not to make such payment and would be deemed not to be in default due to the regulatory restrictions described therein if, at such time, there exists a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Ahmanson (but not including any such mortgage, indenture or instrument pursuant to which the creditor's remedy is limited to foreclosure of collateral), whether such indebtedness now exists or will hereafter be created, which default will constitute a failure to pay principal of such indebtedness in an amount exceeding $50 million when due and payable after the expiration of any applicable grace period with respect thereto or will have resulted in such indebtedness in an aggregate principal amount exceeding $50 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness being discharged, or such acceleration having been rescinded or annulled, within a period of 35 days after the occurrence of the event that gave rise to such default provided that any such event of default will not be deemed to have occurred so long as Ahmanson is contesting the validity thereof in good faith by appropriate proceedings.

     Ahmanson will be obligated to pay the Commitment Amount or such portion thereof at the earlier of such time as such regulatory restrictions no longer exist or the second anniversary of the due date for the payment of the Commitment Amount, and interest on the Commitment Amount or such portion thereof, as the case may be, from the Due Date until the date the Commitment Amount or such portion thereof is paid, calculated at an annual interest rate equal to the Reference Rate plus 250 basis points.

     In the event that Home Savings is not permitted due to regulatory restrictions to distribute to Ahmanson Litigation Proceeds as described hereof, Ahmanson agrees to use its reasonable best efforts, or to cause Home Savings to use its reasonable best efforts, to obtain regulatory approval for the distribution to Ahmanson of such Litigation Proceeds.

PAYMENT OF PAYMENT AMOUNT TO HOLDERS

     The CPR Trust Agreement and the CPR Certificates will require that the CPR Trust will make payments from time to time to the CPR Certificate holders of the Payment Amount upon the receipt of the applicable Commitment Amount from Ahmanson. The CPR Trust Agreement will also provide that upon the expiration of the Retained Amount Period, the CPR Trust will pay to each CPR Certificate holder its pro rata share of any funds left in the Retained Amount at such time.

     Pursuant to the CPR Trust Agreement, each CPR Certificate will entitle the holder to receive (i) a fraction of the Payment Amount equal to 1 divided by the total number of CPR Certificates then outstanding, and (ii) a fraction of the amount remaining in the Retained Amount (as defined in "-- The Expense Fund, Other Expenses and the Retained Amount") at the expiration of the Retained Amount Period (as defined in "-- The Expense Fund, Other Expenses and the Retained Amount") equal to 1 divided by the total number of CPR Certificates then outstanding.

TIMING OF PAYMENTS

     Pursuant to the CPR Trust Agreement, the CPR Trust will make payments of the Payment Amount to the holders of CPR Certificates as of record dates determined by the Litigation Trustees. Payment will be made on payment dates, which will also be set by the Litigation Trustees, and which will be within 60 days after the CPR Trust receives a payment pursuant to the Commitment.

THE EXPENSE FUND, OTHER EXPENSES AND THE RETAINED AMOUNT

     Pursuant to the Merger Agreement, at the Effective Time of the Merger, Ahmanson will deposit in a non-interest bearing demand-deposit account in the name of the CPR Trust at Home Savings an amount (the "Expense Fund") equal to $20 million less the expenses relating to the Litigation incurred and paid between August 31, 1997 and the Effective Date. The CPR Trust shall have the right to draw on the Expense Fund for the purpose of funding any expenses of the CPR Trust, including administration expenses, expenses of the Litigation, fees and expenses of the Litigation Trustees, the Institutional Trustee and the Delaware Trustee, amounts paid as indemnity to the Trustees or Ahmanson, premiums for liability insurance, and fees and expenses of attorneys, consultants and other experts retained by, or at the direction of, the Litigation Trustees. Coast and Litigation Counsel have a tentative understanding for a contingent fee arrangement pursuant to which Litigation Counsel would defer or waive certain fees that they would otherwise be entitled to receive and, in consideration thereof, they would be entitled to receive from the CPR Trust an amount equal to 1% of the Commitment Amount, which payment to Litigation Counsel would reduce the Payment Amount to be paid to holders of CPR Certificates. However, there can be no assurance that a contingent fee arrangement will be entered into on such terms or on any other terms. Any contingent payment by the CPR Trust could significantly increase the CPR Trust's expenses and thus significantly reduce the Payment Amount with respect to the CPR Certificates. See "Risk Factors -- Adequacy of Expense Fund."

     The CPR Trust may issue additional CPR Certificates after the Effective Time which represent pro rata interests in the CPR Trust in order to pay expenses upon depletion of the Expense Fund; the CPR Trust may issue CPR Certificates of a different class than the CPR Certificates issued immediately prior to the Merger or that represent non-pro rata interests in the CPR Trust, if the CPR Trust obtains an opinion of nationally recognized counsel with experience in tax matters that such issuance will not result in the CPR Trust being classified as a taxable entity for federal income tax purposes. The CPR Trust will be authorized to borrow additional funds for the sole purpose of funding expenses of the CPR Trust upon depletion of the Expense Fund so long as such indebtedness represents debt of the CPR Trust (and not an ownership interest) for federal income tax purposes. Furthermore, it may not be possible for the CPR Trust to borrow funds or to issue additional CPR Certificates. See "Risk Factors -- Adequacy of Expense Fund." If the CPR Trust accrues expenses (including interest on borrowings) in addition to the amounts withdrawn from the Expense Fund, whether before or after it receives the Commitment Amount from Ahmanson, it will deduct the amount of such expenses from the Commitment Amount in order to calculate the Payment Amount.

     Pursuant to the Commitment, if the amount of the Litigation Proceeds is such that there would be no Commitment Amount payable under the Commitment to the CPR Trust and if at the time of receipt of the Litigation Proceeds by the Ahmanson Group (or at the time of a final judicial determination that there will be no Litigation Proceeds) there are amounts remaining in the Expense Fund, the CPR Trust will, as promptly as practicable, return to Ahmanson such amounts less expenses (including obligations to compensate the Trustees) incurred by the CPR Trust through the time of receipt of the Litigation Proceeds by the Ahmanson Group (or the time of such final judicial determination) and expenses necessary, in the reasonable judgment of the Litigation Trustees, to terminate the CPR Trust pursuant to the CPR Trust Agreement. Alternatively, Ahmanson will have the right to cause Home Savings to offset such amounts remaining in the Expense Fund deposited with Home Savings against the amounts due to Ahmanson.

     The Litigation Trustees' obligation to make payments to the holders of the CPR Certificates shall be subject to the requirement that the CPR Trust retain, from amounts remaining in the Expense Fund and from payments of the Commitment Amount, the Retained Amount for a period (the "Retained Amount Period") of two years (or such longer period as the Litigation Trustees reasonably determine may be reasonably likely to be required) to cover all expenses, costs and claims and the indemnification obligations of the CPR Trust which may be incurred or which may arise after payment of the Commitment Amount is paid in full. The "Retained Amount" shall mean $10 million (or such greater amount as the Litigation Trustees shall reasonably determine may be reasonably likely to be required to pay additional expenses or to satisfy the CPR Trust's indemnification obligations).

     The CPR Trust shall invest the Retained Amount in a Permitted Investment, to the extent that portions of the Retained Amount are not required to be disbursed for expenses of the CPR Trust, until the expiration of the Retained Amount Period. "Permitted Investment" means the Merrill Lynch Government Fund money market fund (including any successor) or, if at the time of the receipt of the applicable Commitment Amount by the CPR Trust (i) such fund is not in existence, (ii) such fund is no longer limited to investing in short-terms obligations of or guaranteed by the United States government, (iii) such find is not accepting new investors or new investments or will not accept the investment of the Commitment Amount or the Retained Amount, as the case may be, or (iv) such fund is not AAA rated by Standard & Poors, the AAA rated money market fund reported in IBC Rated Money Fund Report to have the largest amount of assets under management as of the end of the most recent year for which information is publicly available and which will accept such investment.

TAX ASSUMPTIONS

     Pursuant to the Commitment, regardless of any position taken by the Ahmanson Group on any tax return or in any claim for refund with respect to the receipt of the Litigation Proceeds or payments of the Commitment Amount (or of the actual payment or actual receipt of any taxes with respect thereto), the Assumed Tax Liability will, (a) if there is no Determination, be computed based on the Tax Assumptions and (b) if there is a Determination to the effect that Litigation Proceeds are not includible in gross income in whole or in part, be computed on the basis of the Tax Assumptions as such Tax Assumptions are modified by such Determination. In addition, pursuant to the Commitment, regardless of any position taken by the Ahmanson Group on any tax return or in any claim for refund with respect to the receipt of the Litigation Proceeds or payments of the Commitment Amount (or of the actual payment or actual receipt of any taxes with respect thereto), the Assumed Tax Benefit will, (i) if there is no Determination, be computed based on the Tax Assumptions and (ii) if there is a Determination that no deduction is allowed (or that any allowed deduction is limited) with respect to the application of Section 483(a) of the Internal Revenue Code of 1986 to payments of the Commitment Amount, be computed on the basis of the Tax Assumptions as such Tax Assumptions are modified by such Determination.

     As used herein, the "Assumed Tax Liability" means an amount equal to the income (including franchise) tax liability of the Ahmanson Group (not giving effect to any deductions attributable to payments of the Commitment Amount) attributable to the receipt of the Litigation Proceeds computed in the manner set forth above. As used herein, the "Assumed Tax Benefit" means an amount equal to the tax benefit that would be allowed to the Ahmanson Group under Section 483(a) of the Code computed in the manner set forth above.

     As used herein, the "Tax Assumptions"means (i) if there is no Determination, the following assumptions, or (ii) if there is a Determination, the following assumptions as modified by such Determination:

          (a) The Litigation Proceeds will be includible in gross income as ordinary income in full.

          (b) Payments of the Commitment Amount will not be deductible except that Section 483(a) will apply to payments of the Commitment Amount, other than those allocable to CPR Certificates issued on exercise of employee options or otherwise in a transaction that is not a sale or exchange, and payments of the Commitment Amount will be deductible to the extent treated by Section 483(a) as interest expense; it being understood that it is not intended that the distribution of the CPR Certificates immediately prior to the Effective Time of the Merger will result in the characterization of such distribution as not constituting "a sale or exchange."

          (c) The income tax liability attributable to the assumed inclusion of all or a portion of the Litigation Proceeds in gross income as ordinary income and the benefit of any deduction assumed to be allowed under Section 483(a) will be (i) the product of the amount of such income or deduction and the highest statutory rate of federal income tax applicable to corporations for the year in which the income is assumed to be included or the deduction is assumed to be realized plus (ii) the product of such income or deduction and the net combined marginal rate of state and local income (or franchise) tax of the relevant member or members of the Ahmanson Group for the year in which the income is assumed to be included and the deduction is assumed to be realized, net of the federal income tax benefit (calculated based on the rate in clause (i)) of such state or local income (or franchise) tax. The relevant member or members of the Ahmanson Group will be the member or members that is or are assumed to include the Litigation Proceeds in income or is or are assumed to be allowed a deduction under Section 483(a).

          (d) Any benefit from any deduction allowable to the Ahmanson Group under paragraph (c) of these Tax Assumptions for payments of the Commitment Amount will be assumed to be realized (i) when those payments are made to the extent those payments do not exceed the Litigation Proceeds included in income for the same taxable year, or (ii) otherwise when, taking into account other deductions or losses or credits of the Ahmanson Group, the deduction would reduce the tax otherwise payable or result in a refund of tax already paid.

          (e) Ahmanson will be entitled to rely on a written opinion of either Sullivan & Cromwell or another nationally recognized law firm with expertise on the matter on which the opinion is sought (with a copy of such opinion to the Litigation Trustees) that is selected by Ahmanson and (unless such law firm is principal outside tax counsel to Ahmanson) reasonably acceptable to the Litigation Trustees in determining whether there has been a Determination and in otherwise applying the Tax Assumptions to determine the income (including franchise) tax liability of the Ahmanson Group attributable to the receipt of the Litigation Proceeds and payments of the Commitment Amount and any tax benefit attributable to payments of the Commitment Amount.

          (f) If the Assumed Tax Liability or the Assumed Tax Benefit cannot be computed at the time of the receipt of the Cash Proceeds or a payment of the Commitment Amount because of the absence of information as to tax rates and other factors described in the definition of Assumed Tax Liability or the definition of Assumed Tax Benefit, as the case may be, the Ahmanson Group will compute a tentative Assumed Tax Liability or a tentative Assumed Tax Benefit, as the case may be, which are consistent with respect to the Assumed Tax Liability and the Assumed Tax Benefit, that in the reasonable opinion of the Ahmanson Group would protect the Ahmanson Group against any risk of loss. The payment of the Commitment Amount will be based on such tentative Assumed Tax Liability or such tentative Assumed

     Tax Benefit computation, as the case may be. As soon as feasible, but in no event later than 12 months after the end of the taxable year in which the Commitment Amount is paid, the Ahmanson Group will recompute the Assumed Tax Liability or the Assumed Tax Benefit, as the case may be, and pay to the CPR Trust any excess of the re-computed Commitment Amount over the Commitment Amount that was initially calculated plus interest for the period over which the payment was deferred at a rate of Home Savings' cost of funds as submitted monthly to the Federal Home Loan Bank of San Francisco.

DETERMINATION

     Under the Commitment, a Determination that Litigation Proceeds are not includible in gross income in whole or in part will be deemed to be made on the earlier of (a) the date a final judicial determination to such effect, binding upon Coast Federal (or its successor), is made in the Litigation, (b) the date a final agreement to which Ahmanson is a party with the federal government to such effect is entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related Internal Revenue Service ("IRS") ruling to such effect issued to a member of the Ahmanson Group in connection with such agreement (it being understood that the Ahmanson Group will be under no obligation to seek such a ruling or refund or enter into such an agreement; provided that if requested the Ahmanson Group will enter into such an agreement if such agreement does not impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that Coast or Coast Federal or Coast's stockholders might have been able to bring as of immediately prior to the Merger) on the Ahmanson Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters) and (iii) the effective date of a law, regulation or IRS ruling to such effect that applies to Ahmanson or taxpayers generally, and would be applicable to claims against the federal government arising out of capital credits affected by Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). Notwithstanding the foregoing, no such Determination will be deemed to be made unless it is made prior to the earlier of (x) thirty days before the date of filing by the Ahmanson Group of the federal tax return for the taxable year in which the Litigation Proceeds are assumed to be includible in gross income or (y) the receipt by the Ahmanson Group of the Litigation Proceeds.

     Under the Commitment, a Determination with respect to the application of
Section 483(a) to payments of the Commitment Amount will be deemed to be made on the earlier of (i) the date a final judicial determination to such effect binding upon Ahmanson is made in the Litigation, (ii) the date a final agreement to which Ahmanson is a party with the federal government to such effect is entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related IRS ruling to such effect issued to a member of the Ahmanson Group in connection with such agreement (it being understood that the Ahmanson Group will be under no obligation to seek such a ruling or refund or enter into such an agreement; provided that if requested the Ahmanson Group will enter into such an agreement if such agreement does not impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that Coast or Coast Federal or Coast's stockholders might have been able to bring as of immediately prior to the Merger) on the Ahmanson Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters) and (iii) the effective date of a law, regulation or IRS ruling or a judicial decision to such effect that applies to Ahmanson or taxpayers generally. A deduction will be considered allowed under Section 483(a) to the extent that a deduction is allowed, in an amount up to the deduction calculated under Section 483(a), under another substantially equivalent provision. Notwithstanding the foregoing, no such Determination will be deemed to be made with respect to any payment of the Commitment Amount unless such Determination is made prior to (i) the end of the 30th day following the delivery to the CPR Trust of the Ahmanson Certificate with respect to such payment of the Commitment Amount, if the CPR Trust does not deliver a Notice of Objection within such 30-day period with respect to such Ahmanson Certificate, or (ii) the Resolution with respect to such payment of the Commitment Amount, if the CPR Trust delivers a Notice of Objection within such 30-day period with respect to such Ahmanson Certificate. Subject to a Determination, the parties intend to treat a portion of each payment of the Commitment Amount as interest to the extent such payment is treated as interest under Section 483(a).

INDEMNIFICATION OBLIGATIONS OF THE CPR TRUST; LIABILITY INSURANCE

     Pursuant to the CPR Trust Agreement, the CPR Trust will indemnify and advance expenses, without requirement of bond or other security, to each Litigation Trustee, the Institutional Trustee and the Delaware Trustee against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties, costs and expenses (including reasonable attorney's fees and expenses and other costs and expenses associated with the defense of a claim or incurred in obtaining indemnification under the applicable agreement, whether or not in a formal proceeding) arising out of or relating to the CPR Trust, the CPR Certificate Distribution, the Litigation or actions by the Trustees in their capacity or purportedly in their capacity as Trustees, or any actions taken by the Litigation Trustees (including actions taken by the Litigation Trustees in their capacity as officers or directors of Coast or Ahmanson so long as such actions relate to the CPR Trust including, without limitation, the negotiation of the terms of the CPR Trust and the CPR Certificates and the approval of the establishment of the CPR Trust and the CPR Certificate Distribution and related transactions, but otherwise excluding actions taken by the Litigation Trustees in such capacities, except, in the case of the indemnification of any Litigation Trustee, the Institutional Trustee or the Delaware Trustee, if CPR Certificate holders meet the burden of establishing in a final judicial determination by clear and convincing evidence that such losses, claims, costs, expenses or liabilities arose as the result of actions or decisions undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders by such Litigation Trustee, the Institutional Trustee or the Delaware Trustee, no indemnification shall apply.

     Pursuant to the Commitment and the CPR Trust Agreement, the CPR Trust will indemnify and advance expenses, without requirement of bond or other security, to Ahmanson, Home Savings, and their respective affiliates, officers, directors, employees and agents (such persons and entities, the "Ahmanson Indemnified Parties" and, individually, an "Ahmanson Indemnified Party"), against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties, costs and expenses, including reasonable attorney's fees and expenses and other costs and expenses associated with defense of a claim or incurred in obtaining indemnification hereunder, whether or not in a formal proceeding ("Damages") (other than in connection with claims by stockholders of Ahmanson against Ahmanson's directors with respect to actions taken at or prior to the Merger), arising out of or relating to (a) with respect to claims brought by holders of CPR Certificates in their capacity as holders of CPR Certificates, any matter whatsoever and (b) with respect to claims brought by any other party, any matter relating to the CPR Trust, the CPR Certificates, the CPR Certificate Distribution, the Litigation or any actions taken by the Litigation Trustees (including actions taken by the Litigation Trustees in their capacity as officers or directors of Coast or Ahmanson so long as such actions relate to the CPR Trust including, without limitation, the negotiation of the terms of the CPR Trust and the CPR Certificates and the approval of the establishment of the CPR Trust and the CPR Certificate Distribution and related transactions, but otherwise excluding actions taken by the Litigation Trustees in such capacities), other than with respect to Damages arising from claims against (i) Ahmanson for breach of its obligations under the Commitment, (ii) Ahmanson for breach after the Effective Time of its obligations as successor to Coast under the CPR Trust Agreement, (iii) Ahmanson for failure to deliver any CPR Certificate when due or to return to the CPR Trust for cancellation of any CPR Certificate required to be returned when so required, (iv) Ahmanson for failure to deposit the Expense Fund in a non-interest bearing demand-deposit account in the name of the CPR Trust at Home Savings at the Effective Time or
(v) Home Savings for breach of any depositary relationship obligations it may have with respect to the Expense Fund. Pursuant to the Commitment promptly after receipt by an Ahmanson Indemnified Party of notice of the commencement of any action, such Ahmanson Indemnified Party will, if a claim in respect thereof is to be made against the CPR Trust, notify the CPR Trust of the commencement thereof; but the omission so to notify the CPR Trust will not relieve the CPR Trust from any liability which it may have to any Ahmanson Indemnified Party otherwise than under the immediately preceding sentence.

     Pursuant to the Commitment, if the indemnification provided for is unavailable to or insufficient to hold harmless an Ahmanson Indemnified Party in respect of any Damages referred to above, then the CPR Trust will contribute to the amount paid or payable by such Ahmanson Indemnified Party as a result of such Damages.

     The CPR Trust will obtain liability insurance to cover its indemnification obligations and any liabilities of the Litigation Trustees. The CPR Trust will use amounts from the Expense Fund (or, upon depletion of the Expense Fund, amounts from other sources of the CPR Trust) to pay for any liability insurance.

LIMITATION ON RIGHTS OF CPR CERTIFICATE HOLDERS

     The CPR Trust Agreement will provide that the Litigation Trustees will have no liability to CPR Certificate holders unless it shall be established in a final judicial determination by clear and convincing evidence that any decision or action of the Litigation Trustees was undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders, and, in any event, any liability will be limited to actual, proximate, quantifiable damages. In addition, the CPR Trust Agreement will provide that the Institutional Trustee and the Delaware Trustee will have no liability to the CPR Certificate holders other than for acts or omissions committed with gross negligence or willful misconduct. Insofar as this limitation on liability would apply to claims under the federal securities laws, such limitation on liability may be unenforceable.

     The CPR Trust Agreement and the CPR Certificates will provide that no CPR Certificate holder will have the right to enforce, institute or maintain any suit, action or proceeding against the Litigation Trustees to enforce or otherwise act in respect of the CPR Certificates unless such holder has previously given written notice to the Litigation Trustees of the substance of such dispute, and holders of at least a majority in interest of the issued and outstanding CPR Certificates have given written notice to such parties of their support for the institution of such proceeding to resolve such dispute.

     The Commitment, the CPR Trust Agreement and the CPR Certificates will also provide that none of Ahmanson, Home Savings, their respective affiliates, officers, directors, employees or agents shall have any liability to the CPR Trust, the Trustees or the holders of CPR Certificates. Without limiting the generality of the foregoing, the CPR Certificate holders, the Trustees and the CPR Trust will not have the right to enforce, institute or maintain any suit, action or proceeding against Ahmanson, Home Savings, their affiliates, officers, directors, employees or agents relating to the formation of the CPR Trust, the entering into of the Commitment, the distribution of the CPR Certificates, the Litigation or the performance by the Litigation Trustees of their duties as Litigation Trustees. Notwithstanding the foregoing, the CPR Trust, or the Litigation Trustees on behalf of the CPR Trust, may enforce, institute or maintain a suit, action or proceeding against (i) Ahmanson for breach of the Commitment, (ii) Ahmanson for breach after the Effective Time of its obligations as successor to Coast under the CPR Agreement, (iii) Ahmanson for failure to deliver any CPR Certificate when due or to return to the CPR Trust for cancellation any CPR Certificate required to be returned pursuant to the Merger Agreement when so required, (iv) Ahmanson for failure to deposit the Expense Fund at the Effective Time in a non-interest bearing demand-deposit account in the name of the CPR Trust at Home Savings or (v) Home Savings for breach of any depository relationship obligations it may have with respect to the Expense Fund.

     The Commitment will provide that except as expressly set forth in the Commitment (or in any other documents to which Ahmanson has succeeded as a matter of law), Ahmanson will have no other obligations to the CPR Trust, the Litigation Trustees or the holders of CPR Certificates. Without limiting the generality of the foregoing and except as provided in the Merger Agreement, Ahmanson will have no obligation to advance funds to the CPR Trust, the Litigation Trustees or the holders of CPR Certificates.

     The CPR Trust Agreement will provide that the CPR Certificate holders will have no voting rights, except the rights described in the following two sentences, no liquidation preference and no rights to dividends or distributions other than their pro rata share of the Payment Amount and any portion of the Retained Amount remaining at the expiration of the Retained Amount Period, plus any other CPR Trust assets. The CPR Trust Agreement provides that amendments to the CPR Trust Agreement must be approved by a majority of the holders of CPR Certificates outstanding, except that the CPR Trust Agreement may be amended by the Institutional Trustees and a majority of the Litigation Trustees without the consent of the holders of CPR Certificates to (i) cure any ambiguity; (ii) correct or supplement any provision in the CPR Trust Agreement that may be defective or inconsistent with any other provision of the CPR Trust Agreement;

(iii) add to the covenants, restrictions or obligations of the Litigation Trustees or to alter the allocation of duties between the Litigation Trustees and the Institutional Trustee; (iv) to modify, eliminate or add to any provision of the CPR Trust Agreement to ensure that the CPR Trust (A) will be classified for United States federal income tax purposes at all times as a grantor trust,
(B) will not be required to register as an "investment company" under the Investment Company Act of 1940, or (C) is able to issue additional CPR Certificates. In addition, the holders of a majority of the outstanding CPR Certificates may remove either the Institutional Trustee or the Delaware Trustee with cause or, if a default by the CPR Trust with respect to its payment obligations has occurred and is continuing, with or without cause. The holders of the CPR Certificates will have no rights to elect, remove or replace the Litigation Trustees.

                          MANAGEMENT OF THE LITIGATION

THE LITIGATION TRUSTEES -- GENERAL

     The Litigation Trustees will be Ray Martin, Robert L. Hunt II, Norman H. Raiden and James F. Barritt, who are four current senior Coast executives with knowledge of the facts underlying the Litigation. Mr. Martin, Mr. Hunt and Mr. Barritt were officers of Coast and Coast Federal both at the time of the agreement with the federal government (to treat certain amounts as a permanent addition to Coast Federal's regulatory capital) in connection with Coast Federal's acquisition of Central Savings and Loan Association, and also at the time of the alleged breach of this agreement by the federal government, which gave rise to the claims underlying the Litigation. Mr. Martin, Mr. Hunt and Mr. Barritt, together with Mr. Raiden, (who joined Coast soon after the alleged breach of the agreement by the federal government), have been involved in the prosecution of the Litigation to date. Pursuant to the CPR Trust Agreement, the Litigation Trustees will have sole and exclusive right to instruct Coast Federal (and its successors) with respect to the prosecution of the Litigation (including all decisions as to retention, dismissal and the terms of engagement of existing or new counsel for Coast Federal (which retention may involve fees that are partly contingent) and other advisors), and Ahmanson shall cause Coast Federal (and its successors) to follow these instructions other than instructions that are not reasonable. Litigation Trustees may hold no other full-time employment during the term of their tenure as Litigation Trustees prior to the receipt of the Litigation Proceeds by the Ahmanson Group.

     Mr. Martin is 61 years old and currently serves as Chairman of the Board, Chief Executive Officer and Director of Coast and Coast Federal. In the Merger Agreement, Ahmanson has agreed to appoint Mr. Martin to the Ahmanson board after consummation of the Merger. Mr. Hunt is 46 years old and currently serves as Director, President and Chief Operating Officer of Coast and Coast Federal. Mr. Raiden is 65 years old and currently serves as Senior Executive Vice President of Coast and Coast Federal and General Counsel of Coast, and until December 3, 1997, served as General Counsel of Coast Federal. Mr. Barritt is 38 years old and currently serves as Senior Executive Vice President and Chief Financial Officer of Coast and Coast Federal.

     The CPR Trust Agreement will provide that the Litigation Trustees will have the right, in their sole discretion and for any reason whatsoever, to instruct Coast Federal (and its successors) to dismiss, settle or cease prosecution of the Litigation at any time and on any terms and Ahmanson shall cause Coast Federal (and its successors) to follow these instructions other than instructions that are not reasonable. No settlement agreement or other ruling or agreement entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related IRS ruling to such effect issued to a member of the Ahmanson Group in connection with such agreement may impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that Coast or Coast Federal or Coast's stockholders might have been able to bring as of immediately prior to the Merger) on any member or members of the Ahmanson Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters.

     The CPR Trust Agreement will provide that as compensation, the CPR Trust will pay each Litigation Trustee, during the term of his service as a Litigation Trustee, fees of $400,000 per year for five years (except that if the Litigation is sooner terminated, the remainder of such fees (but in no event with respect to a period longer than the remainder of such year plus two additional years) will be accelerated upon final resolution of the Litigation and receipt by the Ahmanson Group of the Litigation Proceeds), plus reimbursement of all reasonable out-of-pocket expenses. If the services of the Litigation Trustees continue to be necessary after the initial five-year period or such receipt of Litigation Proceeds, the Litigation Trustees shall be entitled to a fee of $200 per hour until termination of the CPR Trust. Pursuant to the CPR Trust Agreement, each Litigation Trustee may, but is not obligated to, defer all or part of his compensation until 30 days after the earliest to occur of (i) the date on which he elected to defer such compensation, (ii) the date he ceases to be a Litigation Trustee, and (iii) the date of the receipt of the Commitment Amount in full by the CPR Trust. Any Litigation Trustee electing to so defer will receive the compensation he would have received plus an amount, calculated on a monthly basis during the period of deferral (and included in the amount deferred), equal to the product of the monthly balance of the amount deferred and an annual rate equal to the Reference Rate plus 250 basis points. At the date of this Proxy Statement/Prospectus, no Litigation Trustee has indicated his intent to defer all or part of his compensation.

     Pursuant to the CPR Trust Agreement, each of the initial Litigation Trustees shall, as a condition of his continuation as a Litigation Trustee, be obligated to retain not less than 50% of the CPR Certificates received in the CPR Certificate Distribution and in respect of Coast Performance Share Awards, Coast SARs, and/or Replacement Options held by such Litigation Trustee, until the Litigation Proceeds are received by the Ahmanson Group. Transfers by a Litigation Trustee to his family members or to any trust created for the benefit of his family shall be included in such 50% calculation for so long as these transferees retain the CPR Certificates. The number of CPR Certificates received by each Litigation Trustee in the CPR Certificate Distribution and in respect of Coast Performance Share Awards, Coast SARs, and/or Replacement Options will depend upon the number of shares of Coast Common Stock, Coast Performance Share Awards, Coast SARs and/or Coast Stock Options that such Litigation Trustee holds immediately prior to the Effective Time, which number may be fewer than the number held as of the date of this Proxy Statement/Prospectus.

     The terms of the CPR Trust Agreement will require that there must be at least three Litigation Trustees at all times. If a Litigation Trustee resigns, dies, becomes incapacitated, or is no longer qualified, and as a result there would be fewer than three Litigation Trustees, the remaining Litigation Trustees will appoint a successor Litigation Trustee who will receive fees as determined by the other Litigation Trustees (but in no event more than the fees payable to the initial Litigation Trustees).

THE LITIGATION TRUSTEES -- AUTHORITY

     The CPR Trust Agreement will provide that the Litigation Trustees may adopt their own rules and procedures but may act only with the agreement of a majority of the Litigation Trustees then in office. They may, in their discretion, delegate to one or more of the Litigation Trustees the authority to act on behalf of the Litigation Trustees as the Litigation Trustees may determine appropriate (other than with respect to the retention or dismissal of counsel for Coast Federal or the Litigation Trustees, or the approval of a settlement or dismissal of the Litigation). The CPR Trust Agreement will provide that the Litigation Trustees shall also have the authority to retain or dismiss counsel for the Litigation Trustees and other experts, consultants or support staff as the Litigation Trustees deem appropriate. The Litigation Trustees will have full authority on behalf of Coast Federal (and its successors) to consult with and instruct the attorneys for Coast Federal (and its successors) in connection with the Litigation. Pursuant to the CPR Trust Agreement, Ahmanson will provide the Litigation Trustees with access to the books, records, facilities, representatives and independent accountants of Coast and Coast Federal as the Litigation Trustees may reasonably require.

LIABILITY OF THE LITIGATION TRUSTEES

     The CPR Trust Agreement will provide that the Litigation Trustees will have no liability to Ahmanson, Coast or CPR Certificate holders unless it shall be established in a final judicial determination by clear and convincing evidence that any decision or action was undertaken with deliberate intent to injure the CPR Certificate holders or with reckless disregard for the best interests of such holders, and, in any event, any liability will be limited to actual, proximate, quantifiable damages. See "Risk Factors -- Limitation on Rights of CPR Certificate Holders" and "-- Limitation on Rights of Certificate Holders."

                         FILING OF EXCHANGE ACT REPORTS

     The CPR Certificates will be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). So long as the CPR Certificates remain so registered, the CPR Trust will be subject to the reporting obligations of
Section 13(a) of the Exchange Act, and will be obligated thereby to file with the Commission annual reports on Form 10-K and quarterly reports on Form 10-Q. Unless otherwise required by the Commission, such reports will contain only an overview of the status of the Litigation and disclosure of the amounts of the Expense Fund that have been disbursed for the relevant period and any contingent or incurred but unpaid expenses that the CPR Trust will be obligated to pay from the Expense Fund or in the Commitment Amount in the future. The CPR Trust will also file a report on Form 8-K upon the occurrence of a material judicial decision in the Litigation or in the event of any agreement to settle the Litigation. Such reports will not include financial statements or any valuation of the Litigation. The CPR Trust's ability to disclose details of the Litigation may be limited, however, by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are conducted on a confidential basis by agreement of the parties, such as settlement negotiations.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material United States federal income tax consequences of the holding and sale of CPR Certificates applies to holders of Coast Common Stock who receive CPR Certificates in the CPR Certificate Distribution and hold them as capital assets. The discussion may not apply to certain classes of taxpayers, including foreign holders, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, traders in securities that elect to mark to market, persons who hold CPR Certificates in a hedging transaction or as part of a straddle or conversion transaction and persons to whom CPR Certificates are issued on the exercise of employee options or otherwise in a transaction that is not a sale or exchange.

     THERE ARE NO AUTHORITIES CONSIDERING THE TAX TREATMENT OF INSTRUMENTS THAT ARE SUBSTANTIALLY THE SAME AS THE CPR CERTIFICATES. AS A RESULT, THEIR TAX TREATMENT IS SOMEWHAT UNCERTAIN, AND COULD DIFFER FROM THE TREATMENT DESCRIBED HEREIN. CPR CERTIFICATE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE RECEIPT, OWNERSHIP AND DISPOSITION OF THE CPR CERTIFICATES.

     This summary represents the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to Coast. The parties do not intend to request any ruling from the Internal Revenue Service as to the United States federal income tax treatment of the CPR Certificates or CPR Trust.

CHARACTERIZATION OF THE CPR CERTIFICATES AND THE CPR TRUST

     The following is the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to Coast. The CPR Certificates represent pro rata beneficial interests in the CPR Trust. It is anticipated that the CPR Trust will be treated as a grantor trust for federal income tax purposes, rather than as a separate taxable entity, and it is a condition to Coast's obligation to consummate the Merger that it receive an opinion of Cleary, Gottlieb, Steen & Hamilton, dated the Effective Date, to the effect that the CPR Trust will not itself be subject to any material federal income tax. Under the grantor trust rules, each holder of a CPR Certificate will be treated for federal income tax purposes as the owner of a pro rata share of the CPR Trust's assets and will be treated as receiving any amounts received by the CPR Trust when those amounts are received by the CPR Trust (and as making any payments to third parties when those amounts are paid by the CPR Trust). Accordingly, a holder may (depending upon such holder's basis in its interest in the assets of the CPR Trust) realize income attributable to its pro rata share of the payments received by the CPR Trust without regard to whether those payments have been distributed to the holder. Following the Effective Time, the assets of the CPR Trust will consist of the Commitment and rights to apply amounts in the Expense Fund to Litigation- and CPR Trust-related expenses. For federal income tax purposes, the CPR Trust intends to treat the Expense Fund as an asset of Ahmanson, and to treat any amounts paid out of the Expense Fund as expenditures of Ahmanson that do not affect the CPR Trust except to the extent they result in reductions in the Commitment Amount. In the absence of a change in law, the CPR Trust will file returns and report to investors in a manner consistent with this intention.

     Income of the Trust which will be taxable to holders whether or not distributed will include income attributable to the Commitment as well as income from the temporary investment of proceeds of the Commitment by the Trust (including proceeds that are retained by the Trust for a period of two years or more as part of the Retained Amount).

CHARACTERIZATION OF THE COMMITMENT; SECTION 483

     As described above, for federal income tax purposes, the CPR Certificates are equivalent to an ownership interest in the Commitment. The CPR Trust intends, under current law, that the payments made under the Commitment, to the extent attributable to CPR Certificates issued to Coast stockholders in the Merger, will be treated as payments under a contract for the sale or exchange of Coast Common Stock that are subject to Section 483 of the Code. Given the wholly contingent nature of the Commitment, it is not anticipated that the Commitment will be treated as a debt instrument for federal income tax purposes.

     Under Section 483, a holder of a CPR Certificate will not be required to include any amount in income with respect to the CPR Certificate until payments on the Commitment are received by the CPR Trust (or in some circumstances described below, until the right to those payments becomes fixed), or the CPR Certificate is sold. When a payment is received on the Commitment or the CPR Certificate is sold, a portion of the amount received will be treated under
Section 483 as interest income that is ordinary income to the holder. The balance of the amount will be treated as sales proceeds or amounts received in respect of the Commitment, with the consequences described below. The interest amount will equal the excess of the amount received over its present value as of the Effective Date, calculated using as the discount rate the applicable federal rate (AFR). The AFR is a rate reflecting an average of market yields on Treasury debt obligations for different ranges of maturities that is published monthly by the Internal Revenue Service. The relevant AFR will be the lower of (i) the lowest AFR in effect during the 3-month period ending with the month which includes the date on which the Agreement was signed or (ii) the lowest AFR in effect during the 3-month period ending with the month which includes the Effective Date; in each case, the maturity range of the relevant AFR will correspond to the period from the Effective Date to the date the amount is received or deemed received. Where a payment is due more than six months after it is fixed, (i) the payment will be discounted back to the date when it became fixed, using a discount rate equal to the AFR that would apply under Section 483 to a payment on the initial Commitment that is made when the fixed payment is due, (ii) the discount on the deferred payment is treated as interest accruing over the period of deferral, and (iii) the discounted amount is divided between interest and principal under Section 483 as if it were paid in cash on the date it becomes fixed. The Section 483 interest must be included in income by a holder under its regular method of accounting (e.g., the accrual method or the cash method).

     The calculation of interest income realized by a holder under Section 483 does not depend on the period for which the holder has held its CPR Certificates. Accordingly, a holder who bought CPR Certificates after the Effective Date may be treated as receiving interest under Section 483 that includes interest for the period from the Effective Date to the date of the holder's purchase of the CPR Certificates. Although there are no specific rules addressing the issue under current law, it is reasonable to assume that a purchaser of CPR Certificates would be permitted to treat the portion of the purchase price that is treated as interest to the seller under Section 483 as a payment of accrued interest that may be offset against the portion of any amount received by the purchaser that is treated as interest under Section 483.

SALE OF CERTIFICATES

     Upon a sale of a CPR Certificate, a holder will recognize gain or loss equal to the difference between the amount realized on the sale, net of imputed interest under Section 483, and the holder's adjusted tax basis in the CPR Certificate. Any such gain or loss will be treated as capital gain or loss (which will be long-term if the holder has held the CPR Certificates for more than one year). Long-term capital gain of a non-corporate holder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year and to a maximum tax rate of 20% in respect of property held in excess of 18 months.

RECEIPT OF PAYMENTS ON THE COMMITMENT

     When a payment is received on the Commitment by the CPR Trust, a holder of CPR Certificates will recognize gain equal to the difference between the amount of the payment allocated to the CPR Certificates, net of imputed interest under
Section 483, and the portion of the holder's basis in the CPR Certificates that is allocable to such payment. If multiple payments may be received on the Commitment, the holder may be required to allocate its basis among those payments. The method for making such allocation is unclear. If a holder receives a payment that is less than its basis in the Commitment, the holder may not be allowed a loss until it is determined that no further payments will be made. Where the receipt of a payment terminates all rights of the CPR Trust under the Commitment, any gain or loss attributable to the payment generally would be capital gain or loss under Section 1234A of the Code. It is not clear whether the same treatment would apply to a partial payment.

LACK OF A CASH RECOVERY

     If identifiable events occur which establish the worthlessness of the CPR Certificates, a CPR Certificate holder would be entitled to deduct as a capital loss, in the year of such identifiable event, such holder's adjusted tax basis in its CPR Certificates.

OTHER CHARACTERIZATIONS

     Although unlikely, the Internal Revenue Service could take the position that amounts drawn from the Expense Fund to pay expenses should be treated as a payment by Ahmanson to the CPR Trust that is applied to pay expenses of the CPR Trust. Such a payment could potentially be treated as current income to the CPR Trust or as a deemed loan. Such a deemed loan would be repayable, with interest, solely out of future payments on the Commitment. Under this characterization, reductions in the Commitment amount paid to the CPR Trust that are attributable to the reimbursement of such expenses or a related interest factor would be treated as additional amounts on the Commitment that are paid to the CPR Trust and applied by it to make payments of principal and interest on the deemed loan. Deductions would be allowed for interest deemed paid only to the extent permitted under the general rules of the Code. Further, if the deemed loan is not repaid, the CPR Trust could have discharge of indebtedness income when the loan is deemed to be discharged. In addition, any holders of CPR Certificates that are pension plans or other tax-exempt organizations subject to the tax on unrelated business taxable income may be required to treat income attributable to the portion of the Commitment that is considered debt financed as unrelated business taxable income.

FUNDING OF ADDITIONAL EXPENSES

     The CPR Trust Agreement permits the issuance of additional CPR Certificates that represent pro rata interests in the CPR Trust and permits borrowings to pay expenses so long as the indebtedness represents debt of the CPR Trust (and not an ownership interest) for federal income tax purposes. Any such issuance will be treated as a sale by holders of existing CPR Certificates of a pro rata interest in the Commitment corresponding to the interest in the Commitment allocated to the newly issued CPR Certificates. Any borrowing will have the consequences described in "-- Other Characterizations" above.

BACK-UP WITHHOLDING AND INFORMATION REPORTING

     A CPR Certificate holder may be subject to a backup withholding tax of 31% on the receipt of proceeds of a sale, exchange, redemption or satisfaction of the CPR Certificates. In general, backup withholding will only apply if a holder fails to comply with certain identification requirements. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a holder, provided that the required information is furnished to the Internal Revenue Service. Holders should consult their tax advisors regarding their qualification for exemption from back-up withholding and the procedure for obtaining any applicable exemption. Payments of amounts treated as interest under Section 483 will also be subject to information reporting unless an exemption applies.

                        VALIDITY OF THE CPR CERTIFICATES

     The validity of the CPR Certificates being offered hereby will be passed upon for the CPR Trust by Morris, James, Hitchens & Williams, Wilmington, Delaware.

                                                                      APPENDIX B

================================================================================

                                    AMENDED

                                      AND

                              RESTATED DECLARATION

                                    OF TRUST

                            COAST FEDERAL LITIGATION
                        CONTINGENT PAYMENT RIGHTS TRUST

                           DATED AS OF

================================================================================

                                                                                        PAGE
                                                                                        ----
                                         ARTICLE I
                               INTERPRETATION AND DEFINITIONS

SECTION 1.1  Definitions..............................................................   B-2

                                         ARTICLE II
                                        ORGANIZATION

SECTION 2.1  Name.....................................................................   B-6
SECTION 2.2  Office...................................................................   B-6
SECTION 2.3  Purposes and Powers of the Trust.........................................   B-6
SECTION 2.4  Title to Property of the Trust...........................................   B-7
SECTION 2.5  Mergers..................................................................   B-7

                                        ARTICLE III
                                          TRUSTEES

SECTION 3.1  Authority................................................................   B-8
SECTION 3.2  Number of Trustees.......................................................   B-8
SECTION 3.3  Delaware Trustee.........................................................   B-8
SECTION 3.4  Institutional Trustee; Eligibility.......................................   B-9
SECTION 3.5  Appointment, Removal and Resignation of the Institutional and Delaware
             Trustees.................................................................   B-9
SECTION 3.6  Vacancies Among Relevant Trustees; Effect of Vacancies...................  B-10
SECTION 3.7  The Litigation Trustees..................................................  B-11
SECTION 3.8  Compensation of the Litigation Trustees..................................  B-11
SECTION 3.9  Limitation on Liability of Litigation Trustees...........................  B-12
SECTION 3.10 Resignation of a Litigation Trustee......................................  B-12
SECTION 3.11 Appointment of Successor Litigation Trustees.............................  B-12
SECTION 3.12 Meetings of the Trustees.................................................  B-13
SECTION 3.13 Powers and Duties of the Sponsor, the Litigation Trustees and the
             Institutional Trustee....................................................  B-13
SECTION 3.14 Certain Duties and Responsibilities of the Trustees......................  B-17
SECTION 3.15 Certain Rights of the Institutional Trustee..............................  B-18
SECTION 3.16 Lists of Holders of CPR Certificates.....................................  B-19
SECTION 3.17 Execution of Documents...................................................  B-20
SECTION 3.18 Not Responsible for Recitals or Issuance of CPR Certificates.............  B-20
SECTION 3.19 Filings with the Commission..............................................  B-20
SECTION 3.20 Default; Notice..........................................................  B-20

                                         ARTICLE IV
                                    PAYMENTS TO HOLDERS

SECTION 4.1 Payment to Holders........................................................  B-20
SECTION 4.2 Timing of Payments........................................................  B-21
SECTION 4.3 Default; Waiver...........................................................  B-21

                                                                                        PAGE
                                                                                        ----
                                         ARTICLE V
                     EXPENSES: THE EXPENSE FUND AND THE RETAINED AMOUNT

SECTION 5.1  Expense Fund.............................................................  B-21
SECTION 5.2  Return of Expense Fund...................................................  B-21
SECTION 5.3  Retained Amount..........................................................  B-21

                                         ARTICLE VI
                                MANAGEMENT OF THE LITIGATION

SECTION 6.1  Authority of the Litigation Trustees.....................................  B-22
SECTION 6.2  Retention of Attorneys, Accountants and Other Professionals..............  B-22
SECTION 6.3  Cooperation by the Sponsor...............................................  B-23

                                        ARTICLE VII
                       ISSUANCE AND DISTRIBUTION OF CPR CERTIFICATES

SECTION 7.1  General Provisions Regarding CPR Certificates............................  B-23
SECTION 7.2  Paying Agent, Transfer Agent and Registrar...............................  B-24
SECTION 7.3  Form and Dating..........................................................  B-24
                   (a) Definitive and Global CPR Certificates.........................  B-25
                   (b) Book-Entry Provisions..........................................  B-25
                   (c) Definitive CPR Certificates....................................  B-25
SECTION 7.4  Mutilated, Destroyed, Lost or Stolen Certificates........................  B-25
SECTION 7.5  Temporary CPR Certificates...............................................  B-25
SECTION 7.6  Issuance of CPR Certificates on the Effective Date.......................  B-26
SECTION 7.7  Redemption and Cancellation..............................................  B-26

                                        ARTICLE VIII
                            DISSOLUTION AND TERMINATION OF TRUST

SECTION 8.1  Dissolution and Termination of Trust.....................................  B-26

                                         ARTICLE IX
                                   TRANSFER OF INTERESTS

SECTION 9.1  General..................................................................  B-27
SECTION 9.2  Transfer Procedures......................................................  B-27
                   (a) Transfer and Exchange of Definitive CPR Certificates...........  B-27
                   (b) Restrictions on Transfer of a Definitive CPR Certificate for a
                       Beneficial Interest in a Global CPR Certificate................  B-27
                   (c) Transfer and Exchange of Global CPR Certificates...............  B-28
                   (d) Transfer of a Beneficial Interest in a Global CPR Certificate
                       for a Definitive CPR Certificate...............................  B-28
                   (e) Definitive CPR Certificates If No Depositary...................  B-28
                   (f) Cancellation or Adjustment of a Global CPR Certificate.........  B-28
                   (g) Obligations with Respect to Transfers and Exchanges of CPR
                       Certificates...................................................  B-29
SECTION 9.3  Deemed CPR Certificate Holders...........................................  B-29
SECTION 9.4  Notices to Clearing Agency...............................................  B-29
SECTION 9.5  Appointment of Successor Clearing Agency.................................  B-29

                                                                                        PAGE
                                                                                        ----
                                         ARTICLE X
                                HOLDERS OF CPR CERTIFICATES

SECTION 10.1 Limitations on Rights of Holders.........................................  B-29
SECTION 10.2 Limitations on Suits by Holders..........................................  B-30

                                         ARTICLE XI
            LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 11.1 Liability................................................................  B-31
SECTION 11.2 Exculpation..............................................................  B-31
SECTION 11.3 Fiduciary Duty...........................................................  B-32
SECTION 11.4 Indemnification..........................................................  B-32
SECTION 11.5 Outside Businesses.......................................................  B-34
SECTION 11.6 Compensation; Fee........................................................  B-34

                                        ARTICLE XII
                                         ACCOUNTING

SECTION 12.1 Fiscal Year..............................................................  B-34
SECTION 12.2 Certain Accounting Matters...............................................  B-35
SECTION 12.3 Banking..................................................................  B-35
SECTION 12.4 Withholding..............................................................  B-35

                                        ARTICLE XIII
                                  AMENDMENTS AND MEETINGS

SECTION 13.1 Amendments...............................................................  B-35
SECTION 13.2 Meetings of Holders of CPR Certificates; Action by Written Consent.......  B-36

                                        ARTICLE XIV
               REPRESENTATIONS OF INSTITUTIONAL TRUSTEE AND DELAWARE TRUSTEE

SECTION 14.1 Representations and Warranties of the Institutional Trustee..............  B-37
SECTION 14.2 Representations and Warranties of the Delaware Trustee...................  B-38

                                         ARTICLE XV
                                       MISCELLANEOUS

SECTION 15.1 Notices..................................................................  B-38
SECTION 15.2 Governing Law............................................................  B-39
SECTION 15.3 Intention of Parties.....................................................  B-39
SECTION 15.4 Headings.................................................................  B-39
SECTION 15.5 Successors and Assigns...................................................  B-40
SECTION 15.6 Partial Enforceability...................................................  B-40
SECTION 15.7 Specific Performance.....................................................  B-40
SECTION 15.8 Counterparts.............................................................  B-40
                                    EXHIBITS AND ANNEXES
EXHIBIT A  Commitment Agreement
EXHIBIT B  Form of CPR Certificate
EXHIBIT C  Board Resolutions

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

            COAST FEDERAL LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

                                     [DATE]

     AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of [date], by the Trustees (as defined herein), the Sponsor (as defined herein) and by the holders, from time to time, of undivided beneficial interests in the assets of the Coast Federal Litigation Contingent Payment Rights Trust (the "Trust") to be issued pursuant to this Declaration;

     WHEREAS, the Institutional Trustee (as defined herein), the Delaware Trustee (as defined herein) and the Sponsor established the Trust, a statutory business trust under the Delaware Business Trust Act, pursuant to a Declaration
of Trust dated as of        (the "Original Declaration") and a Certificate of
Trust filed with the Secretary of State of the State of Delaware on        , for
the sole purpose of filing a registration statement under the Securities Act (as defined herein) with the Securities and Exchange Commission for the issuance of Contingent Payment Right Certificates;

     WHEREAS, the Sponsor and H.F. Ahmanson & Company ("Ahmanson") have entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 5, 1997, pursuant to which (i) the Sponsor will merge (the "Merger") with and into Ahmanson on the effective date (the "Effective Date") and at the effective time (the "Effective Time") of the Merger, (ii) immediately prior to the Effective Time, the Trust will issue to the Sponsor CPR Certificates (as defined herein), representing assignable and transferable undivided beneficial interests in the assets of the Trust, (iii) upon such issuance, and immediately prior to the Effective Time (and provided that all other conditions to consummation of the Merger have been satisfied or waived), the Sponsor will distribute substantially all of the CPR Certificates to its stockholders and, at the Effective Time, to the holders of its outstanding stock appreciation rights and performance share awards, and (iv) at the Effective Time, and effective at the Effective Time, Ahmanson will enter into a Commitment Agreement (the "Commitment"), substantially in the form attached hereto as Exhibit A, pursuant to which Ahmanson will be obligated to pay to the Trust from time to time an aggregate amount equal to the Commitment Amount (as defined herein);

     WHEREAS, the Trust will hold the Commitment and the Litigation Trustees (as defined herein) will, upon the effectiveness of the Commitment, instruct Coast Federal (as defined herein) pursuant to the terms of this Declaration as to the administration of the litigation claims of Coast Federal Bank, Federal Savings Bank ("Coast Federal"), a wholly-owned subsidiary of the Sponsor, and any of its successors, in Coast Federal Bank, Federal Savings Bank v. United States, Civil Action Number 92-466C (Cl. Ct. filing July 9, 1992) or any substitute or ancillary action, litigation or arbitration with respect to the claims made in such action (the "Litigation");

     WHEREAS, nothing in this Declaration shall be deemed to be or to effect an assignment (within the meaning of 31 U.S.C. Section 3727) of the Litigation;

     WHEREAS, as of the date hereof, no interests in the Trust have been issued; and

     WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration;

     NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory business trust under the Business Trust Act (as defined herein) and that this Declaration constitute the governing instrument of such statutory business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the CPR Certificates issued hereunder representing undivided beneficial interests in the assets of the Trust, subject to the provisions of this Declaration.

                                   ARTICLE I

                         INTERPRETATION AND DEFINITIONS

     SECTION 1.1  Definitions.

     Unless the context otherwise requires:

          (a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this
     Section 1.1;

          (b) a term defined anywhere in this Declaration has the same meaning throughout;

          (c) all references to "the Declaration" or "this Declaration" are to this Declaration, in its entirety, as modified, supplemented or amended from time to time, and not to any particular Article, Section or subsection;

          (d) all references to "herein" or "hereunder" refer to this Declaration in its entirety, as modified, supplemented or amended from time to time, and not to any particular Article, Section or subsection;

          (e) all references in this Declaration to Articles and Sections and Exhibits are to Articles and Sections of and Exhibits to this Declaration unless otherwise specified;

          (f) a reference to the singular includes the plural and vice versa;
     and

          (g) a reference to the masculine includes the feminine and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

     "Ahmanson" has the meaning set forth in the recitals hereof.

     "Ahmanson Group" means Ahmanson, Home Savings and, after the Effective Time, Coast Federal, and any of their respective Affiliates.

     "Ahmanson Indemnified Persons" means Ahmanson, Home Savings, and their affiliates, officers, directors, employees and agents.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

     "Book Entry Interest" means a beneficial interest in one or more Global CPR Certificates, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.2.

     "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York), Los Angeles (in the State of California), or Wilmington (in the State of Delaware) are permitted or required by any applicable law to close.

     "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

     "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the CPR Certificates and in whose name (or in the name of a nominee of that organization) shall be registered a Global CPR Certificate and which shall undertake to effect book entry transfers and pledges of the CPR Certificates.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

     "Coast" means Coast Savings Financial, Inc., a Delaware corporation.

     "Coast Federal" has the meaning set forth in the recitals hereof.

     "Coast Performance Share Awards" has the meaning set forth in Section
7.7(c).

     "Coast SARs" has the meaning set forth in Section 7.7(c).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

     "Commission" means the Securities and Exchange Commission.

     "Commitment" has the meaning set forth in the recitals hereof.

     "Commitment Amount" has the meaning set forth in the Commitment.

     "Contract Year" has the meaning set forth in Section 3.8(a).

     "Corporate Trust Office" means the office of the Institutional Trustee at which the corporate trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group, Corporate Market Services; facsimile number (212) 250-6961.

     "CPR Certificates" means the Contingent Payment Right Certificates, including the Contingent Payment Right Certificates issued immediately prior to the Effective Time and any other Contingent Payment Right Certificates issued by the Trust.

     "Damages" has the meaning set forth in Section 11.4(a).

     "Declaration" has the meaning set forth in the preamble hereto.

     "Deferral Amount" has the meaning set forth in Section 3.8(b).

     "Definitive CPR Certificate" has the meaning set forth in Section 7.3(a).

     "Delaware Trustee" has the meaning set forth in Section 3.3(a).

     "Depositary" means, with respect to the CPR Certificates, DTC or another Clearing Agency.

     "DTC" means The Depository Trust Company, New York, New York, the initial Clearing Agency.

     "Effective Date" has the meaning set forth in the recitals hereof.

     "Effective Time" has the meaning set forth in the recitals hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

     "Expense Fund" means an amount equal to $20 million, less the expenses relating to the Litigation incurred and paid by Coast Federal between August 31, 1997 and the Effective Date, which amount Ahmanson will deposit at the Effective Time in a non-interest bearing demand deposit account in the name of the Trust at Home Savings.

     "Fiscal Year" has the meaning set forth in Section 12.1.

     "Global CPR Certificate" has the meaning set forth in Section 7.3(a).

     "Holder" means a Person in whose name a CPR Certificate is registered on the register maintained by the Registrar pursuant to Section 7.2, such Person being a beneficial owner within the meaning of the Business Trust Act.

     "Home Savings" means Home Savings of America, FSB, and its successors.

     "Indemnified Person" means a Trust Indemnified Person or an Ahmanson Indemnified Person.

     "Institutional Trustee" means the Trustee meeting the eligibility requirements set forth in Section 3.4 and duly appointed pursuant to this Declaration.

     "Investment Company" means an investment company as defined in the Investment Company Act.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "List of Holders" has the meaning set forth in Section 3.16.

     "Litigation" has the meaning set forth in the recitals hereof.

     "Litigation Proceeds" has the meaning set forth in the Commitment.

     "Litigation Trustee" has the meaning set forth in Section 3.7.

     "Merger" has the meaning set forth in the recitals hereof.

     "Merger Agreement" has the meaning set forth in the recitals hereof.

     "Non-Cash Proceeds" has the meaning set forth in the Commitment.

     "Officers' Certificates" means, (i) with respect to any Person other than Litigation Trustees, a certificate signed by two Authorized Officers of such Person, and (ii) with respect to the Litigation Trustees, a certificate signed by a majority of the Litigation Trustees then in office. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in the Declaration shall include:

          (a) a brief statement of the nature and scope of the examination or investigation undertaken by each Authorized Officer or Litigation Trustee in rendering the Certificate; and

          (b) a statement as to whether, in the opinion of each such Authorized Officer or Litigation Trustee, such condition or covenant has been complied with.

     "Original Declaration" has the meaning set forth in the recitals hereof.

     "Paying Agent" has the meaning specified in Section 7.2.

     "Payment Amount" shall mean, with respect to each payment of the Commitment Amount received by the Trust pursuant to the Commitment, such payment of the Commitment Amount received by the Trust (including the amount of cash resulting from the monetization by Ahmanson of any Non-Cash Proceeds) less the amount of any accrued but unpaid expenses payable by the Trust and, for any reason, not covered by the Expense Fund (including, without limitation, contingent amounts payable to attorneys, experts or others retained by the Trust or Coast Federal (or any successor thereto) in connection with the prosecution of the Litigation by Coast Federal (or any successor thereto)), plus interest or income, if any, received by the Trust on such payment of the Commitment Amount, less amounts retained by the Trust as the Retained Amount.

     "Permitted Investment" means the Merrill Lynch Government Fund money market fund (including any successor) or, if at the time of the receipt of the applicable payment of the Commitment Amount by the Trust (i) such fund is not in existence, (ii) such fund is no longer limited to investing in short-term obligations of or guaranteed by the United States government, (iii) such fund is not accepting new investors or new investments or will not accept the investment of the Commitment Amount or the Retained Amount, as the case may be, or (iv) such fund is not AAA rated by Standard and Poor's, the AAA rated money market fund reported in the IBC Rated Money Fund Report to have the largest amount of assets under management as of the end of the most recent year for which information is publicly available and which will accept such investment.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Reference Rate" means the reference rate or an equivalent rate publicly announced from time to time of the Bank of America or any successor (or, if no successor remains in existence or publicly announces a rate, the commercial bank with the largest amount of deposits in the State of California as of the most recent year end prior to the applicable date for which information is publicly available and which publicly announces such a rate, as determined in good faith by Ahmanson's Board of Directors), as in effect from time to time.

     "Registrar" has the meaning set forth in Section 7.2.

     "Reimbursements" has the meaning set forth in the Commitment.

     "Relevant Trustee" has the meaning set forth in Section 3.5.

     "Replacement Options" has the meaning set forth in the Merger Agreement.

     "Responsible Officer" means, with respect to the Institutional Trustee, any officer within the Corporate Trust Office of the Institutional Trustee, including any managing director, vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Institutional Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Retained Amount" has the meaning set forth in Section 5.3(a).

     "Retained Amount Period" has the meaning set forth in Section 5.3(a).

     "Securities Act" means the Securities Act of 1933, as amended from time to time or any successor legislation.

     "Sponsor" means Coast or any successor entity in a merger, consolidation or amalgamation (including Ahmanson or any successor entity).

     "Successor Certificates" has the meaning set forth in Section 2.5(b)(i)(B).

     "Successor Delaware Trustee" has the meaning set forth in Section 3.5(a).

     "Successor Entity" has the meaning set forth in Section 2.5(b)(i).

     "Successor Institutional Trustee" has the meaning set forth in Section 3.5(a).

     "Tax Opinion" means the opinion of Cleary, Gottlieb, Steen & Hamilton, or Mayer, Brown & Platt or any other law firm selected by the Litigation Trustees that is nationally recognized for its expertise in tax matters, to the effect that the undertaking of a specified action would not cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

     "Transfer Agent" has the meaning set forth in Section 7.2.

     "Trust" has the meaning set forth in the first paragraph of this Declaration.

     "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Institutional Trustee, Delaware Trustee or Litigation Trustee in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

     "Trust Indemnified Person" means (a) the Institutional Trustee, the Delaware Trustee, any Affiliate of the Institutional Trustee or the Delaware Trustee, and any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee and the Delaware Trustee; (b) any Litigation Trustee; (c) any Affiliate of any Litigation Trustee; (d) any partners, employees, representatives or agents of any Litigation Trustee; or (e) any officer, employee or agent of the Trust or its Affiliates.

     "Trust Property" means (a) the Commitment and all proceeds and rights in respect of the Commitment, (b) the right to draw on amounts in the Expense Fund for the purpose of funding expenses of the Trust and (c) any other assets that may be held from time to time by the Trust.

     "Trust Purpose" shall have the meaning set forth in Section 2.3.

                                   ARTICLE II

                                  ORGANIZATION

     SECTION 2.1 Name. The Trust is named "Coast Federal Litigation Contingent Payment Rights Trust", as such name may be modified from time to time by the Litigation Trustees following written notice to the Holders of the CPR Certificates. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Litigation Trustees.

     SECTION 2.2 Office. The address of the principal office of the Trust on the date of execution of this Declaration is:

               E.A. Delle Donne Corporate Center
               Montgomery Building
               1011 Centre Road
               Wilmington, Delaware 19805-1266

               Attention: Lisa Wilkins
               Facsimile: (302) 636-3222

     On ten Business Days written notice to the Holders of the CPR Certificates, the Institutional Trustee may designate another principal office at the instruction of the Litigation Trustees.

     SECTION 2.3 Purposes and Powers of the Trust. (a) The exclusive purposes and functions of the Trust (each, a "Trust Purpose") are (i) to issue the CPR Certificates, (ii) to hold the Commitment, (iii) for the purpose of, and in a manner consistent with, achieving the realization and distribution of amounts payable pursuant to the Commitment, upon the effectiveness of the Commitment, to instruct Coast Federal and its successors to prosecute, appeal, resolve, settle, compromise or otherwise pursue the Litigation, and (iv) upon receipt of payments pursuant to the Commitment, to distribute the Payment Amount as provided herein, and thereafter as provided herein, any portion of the Retained Amount remaining at the end of the Retained Amount Period, to the Holders in as prompt and orderly a fashion as possible consistent with this Declaration. Anything to the contrary herein or in the Business Trust Act notwithstanding, the Trustees shall not at any time, on behalf of the Trust or the Holders, enter into or engage in any profit-making trade or business, and the Trustees shall have no powers to take, and shall not take, any actions hereunder other than such as are reasonably necessary and incidental to the achievement of the foregoing sole Trust Purposes.

     (b) Notwithstanding anything in this Declaration or in the Business Trust Act to the contrary, none of the Trustees or any other Person in carrying out the Trust Purposes to hold and liquidate Trust Property as described in Section 2.3(a) shall have any power to (i) modify the terms of the Commitment unless a breach of Ahmanson has occurred thereunder or is reasonably foreseeable, (ii) invest money held by the Trust except amounts held, pursuant to Sections 3.13(b)(ii)(D) and 5.3 hereof, pending their use to pay expenses or make distributions, or (iii) after the Effective Time, issue any CPR Certificates except as described in Sections 2.3(c)(i) and 9.2.

     (c) In order to raise funds for, or meet its obligation to pay, expenses reasonably necessary to preserve or protect assets of the Trust or to administer the Trust (including, without limitation, expenses related to the Litigation and expenses related to the liability and indemnification obligations of the Trust), and solely in furtherance of Trust Purposes, the Trust (pursuant to a determination by the Litigation Trustees on behalf of the Trust) may undertake the following:

          (i) issue additional CPR Certificates of the same class as the CPR Certificates issued immediately prior to the Effective Time, which represent pro rata interests in the Trust; provided, however, that the

     Trust may issue CPR Certificates of a different class than the CPR Certificates issued immediately prior to the Effective Time or that represent non-pro rata interests in the Trust, if the Trust receives a Tax Opinion;

          (ii) enter into, subject to the limitations set forth in Section 6.2(a), customary fee arrangements (including fees contingent on receipt by the Trust of, and determined by reference to, all or any portion of the Commitment Amount) with counsel for the Litigation, to the Trust or to the Litigation Trustees, experts or consultants, which arrangements either (x) provide for such counsel, experts or consultants to receive amounts that represent for federal income tax purposes arms-length compensation for services when paid in cash by the Trust or (y) otherwise do not create ownership interests in the Trust for federal income tax purposes other than CPR Certificates of the same class as the CPR Certificates issued immediately prior to the Merger representing pro rata interests in the Trust; and

          (iii) incur indebtedness that represents debt of the Trust (and not an ownership interest) for federal income tax purposes.

     In satisfaction of its obligation to obtain a Tax Opinion in a specific instance contemplated by clause (i) above, the Trust may rely upon a Tax Opinion, which may have been issued prior to such specific instance, to the effect that a course of conduct or type of action that includes the action the Trust wishes to undertake in such specific instance would not cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

     SECTION 2.4 Title to Property of the Trust. Legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

     SECTION 2.5 Mergers. (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except (i) as described in paragraph (b) of this Section 2.5, (ii) in a liquidation of the Trust in accordance with this Declaration, or (iii) as contemplated in Section
4.1 or Section 5.3 hereof.

     (b) The Trust may, with the consent of the Institutional Trustee (acting in reliance on the opinions delivered hereunder) and a majority of the Litigation Trustees and without the consent of the Delaware Trustee or the Holders of the CPR Certificates, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States; provided that:

          (i) if the Trust is not the survivor, such successor entity (the "Successor Entity") either:

             (A) expressly assumes all of the obligations of the Trust under the CPR Certificates; or

             (B) substitutes for the CPR Certificates other securities having substantially the same terms as the CPR Certificates (the "Successor Certificates");

          (ii) the Successor Certificates remain listed, or any Successor Certificates will be listed or quoted upon notification of issuance, on any national securities exchange or automated quotation system on which the CPR Certificates are then listed or quoted, if any;

          (iii) such merger, consolidation, amalgamation or replacement does not result in any material alteration of the Trust Property or adversely affect the rights, preferences and privileges of the Holders (including any Successor Certificates) in any material respect (other than with respect to any dilution of such Holders' interests in the Successor Entity);

          (iv) such Successor Entity solely has purposes that are substantially identical to that of the Trust;

          (v) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of nationally recognized outside counsel to the Trust experienced in such matters to the effect that:

             (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders (including any Successor Certificates) in any material respect (other than with respect to any dilution of the Holders' interest in the Successor Entity);

             (B) such merger, consolidation, amalgamation or replacement, will not cause the Trust (or the Successor Entity) to fail to be classified as a grantor trust for United States federal income tax purposes;

             provided, however, that the Trust shall not be required to receive the opinion set forth in clause (B) if a majority of the Holders of CPR Certificates outstanding shall have approved such merger, consolidation, amalgamation or replacement;

          (vi) without the unanimous consent of the Litigation Trustees, such merger, consolidation, amalgamation or replacement shall not result in any material change to the rights of the Litigation Trustees, including, without limitation, their rights to indemnification, exculpation and compensation set forth in this Declaration and under Delaware law; and

          (vii) prior to such merger, consolidation, amalgamation or replacement, the Institutional Trustee shall have received an opinion of counsel to the effect that all conditions precedent of this paragraph (b) to such transaction have been satisfied.

     (c) pursuant to Section 3815(f) of the Business Trust Act, in the case of a consolidation, amalgamation, or merger of the Trust with or into, or the replacement by, a trust organized as such under the laws of any state of the United States, subject to the requirements described in Section 2.5(b) above, the agreement of merger or consolidation may effect any amendment to this Declaration, or effect the adoption of a new governing instrument of the Trust if it is the surviving or resulting business trust in the merger or consolidation. Such amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.

                                  ARTICLE III

                                    TRUSTEES

     SECTION 3.1 Authority. Except as specifically provided in this Declaration, the Institutional Trustee and the Litigation Trustees shall have exclusive and complete authority to carry out the Trust Purposes. An action taken by a Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust, it being understood that except as provided expressly herein the Litigation Trustees may act only upon the vote or consent (such consent to be evidenced by a writing executed contemporaneously with or promptly following any oral consent) of a majority of the Litigation Trustees. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

     SECTION 3.2 Number of Trustees. There shall be one Delaware Trustee if required by Section 3.3; the Institutional Trustee may also serve as Delaware Trustee if it meets the applicable requirements, in which case Section 3.3 shall have no application to such entity in its capacity as Institutional Trustee. There shall be one Institutional Trustee as required by Section 3.4. There shall be four initial Litigation Trustees, and, subject to Section 3.12(b), there shall at all times be at least three Litigation Trustees.

     SECTION 3.3 Delaware Trustee. (a) If required by the Business Trust Act, one trustee (the "Delaware Trustee") shall be:

          (i) a natural person who is a resident of the State of Delaware; or

          (ii) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, including sec. 3807 of the Business Trust Act.

     (b) The Delaware Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

     (c) The initial Delaware Trustee shall be Bankers Trust (Delaware).

     (d) Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of any of the Trustees described in this Declaration. Except as set forth in this Section 3.3, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of sec. 3807 of the Business Trust Act.

     SECTION 3.4 Institutional Trustee; Eligibility. (a) There shall at all times be one Trustee which shall act as Institutional Trustee, which Trustee shall:

          (i) not be an Affiliate of the Sponsor or of Ahmanson;

          (ii) not offer or provide credit or credit enhancement to the Trust;
     and

          (iii) be a corporation or banking association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 3.4(a)(iii), the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Institutional Trustee shall cease to be eligible to so act under Section 3.4(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 3.5(a).

     (c) The initial Institutional Trustee shall be Bankers Trust Company.

     (d) The Institutional Trustee shall continue to serve as a Trustee until either:

          (i) the Trust has been completely liquidated and all amounts received or receivable or potentially receivable pursuant to the Commitment (including the final payment of the Commitment Amount and any portion remaining in the Retained Amount upon the expiration of the Retained Amount Period) and not otherwise applied as provided herein and any other amounts shall have been distributed to the Holders pursuant to the terms hereof and of the CPR Certificates; or

          (ii) a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 3.5.

     SECTION 3.5 Appointment, Removal and Resignation of the Institutional and Delaware Trustees. (a) No resignation or removal of the Institutional or Delaware Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 3.5.

     Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Litigation Trustees and the Holders. Upon the resignation of the Relevant Trustee, the Litigation Trustees shall appoint a successor (the "Successor Institutional Trustee" or the "Successor Delaware Trustee," as applicable) who shall execute an instrument of acceptance as described in Section 3.5(b) below. If the instrument of acceptance by the successor Relevant Trustee required by this Section 3.5 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Relevant Trustee. The resigning Relevant Trustee shall have no liability for the selection of such successor pursuant to this Section 3.5.

     The Institutional Trustee or the Delaware Trustee, or both of them, may be removed by (i) the act of a majority of the Litigation Trustees or (ii) the act of Holders of a majority of the CPR Certificates outstanding, in each case by delivery of notification of removal to the Relevant Trustee (in its individual capacity and on behalf of the Trust), and in each case for cause, or, if a default by the Trust with respect to its payment obligations under Article IV shall have occurred and be continuing, with or without cause. A Delaware Trustee who is a natural person may also be removed by the act of a majority of the Litigation Trustees if such Delaware Trustee becomes incompetent or incapacitated, and shall be deemed removed if such Delaware Trustee dies. If a Relevant Trustee shall be so removed, the Litigation Trustees shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee or Trustees shall comply with the applicable requirements of Section 3.3 or Section 3.4, as the case may be. If no successor Relevant Trustee shall have been so appointed by the Litigation Trustees and accepted appointment in the manner required by this Section 3.5, within 30 days after delivery of notification of removal or after the Trust receives notice of the Delaware Trustee's death, incompetence or incapacity, any Holder who has been a Holder of CPR Certificates for at least six months may, on behalf of himself and all others similarly situated, or the Relevant Trustee being removed may, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Relevant Trustee or Trustees.

     The Institutional Trustee shall give notice of each appointment of a successor Relevant Trustee to all Holders. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Institutional Trustee.

     (b) In the case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (except in the case of the death, incompetence or incapacity of a Delaware Trustee who is a natural person) and each successor Relevant Trustee shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the CPR Certificates and the Trust; it being understood that nothing herein or in such amendment shall designate such Relevant Trustees as co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the CPR Certificates and the Trust.

     (c) No Institutional Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Institutional Trustee or Successor Delaware Trustee, as the case may be.

     (d) Any Person into which the Institutional Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Institutional Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Institutional Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Institutional Trustee or the Delaware Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided such Person shall be otherwise qualified and eligible under this Article.

     SECTION 3.6 Vacancies Among Relevant Trustees; Effect of Vacancies. (a) If the Institutional Trustee or the Delaware Trustee ceases to hold office for any reason, a vacancy shall occur. A resolution by the remaining Relevant Trustee certifying the existence of such vacancy by the Institutional Trustee and the Delaware Trustee shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 3.5.

     (b) The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the Institutional Trustee or the Delaware Trustee shall occur, until such vacancy is filled by the appointment of a Trustee in accordance with Section 3.5, the Institutional Trustee or the

Delaware Trustee (as the case may be) remaining in office shall have all the powers granted to both the Institutional Trustee and the Delaware Trustee and shall discharge all the duties imposed upon both the Institutional Trustee and the Delaware Trustee by this Declaration.

     SECTION 3.7 The Litigation Trustees. (a) There shall be at all times certain trustees (the "Litigation Trustees") who shall be natural persons over the age of 21 years and who shall have the powers, duties and responsibilities of the Litigation Trustees hereunder. The initial Litigation Trustees will be Ray Martin, Robert L. Hunt II, Norman H. Raiden and James F. Barritt.

     (b) Each of the initial Litigation Trustees shall, as a condition of his continuation and qualification as a Litigation Trustee, be obligated to retain at least 50% of the CPR Certificates received by such Litigation Trustee in (i) the distribution of the CPR Certificates by Coast immediately prior to the Merger, (ii) the Merger and (iii) upon exercise of Replacement Options, until the Litigation Proceeds are received by the Ahmanson Group. Transfers of CPR Certificates by a Litigation Trustee to his family members or to any trust created for the benefit of his family shall be deemed to be retained for purposes of such 50% calculation for so long as such transferees (and subsequent transferees to other family members or other such trusts) retain such CPR Certificates.

     (c) Each of the initial Litigation Trustees shall, as a condition of his continuation and qualification as such, hold no other full-time employment during the term of his tenure as a Litigation Trustee prior to the receipt of the Litigation Proceeds by the Ahmanson Group.

     SECTION 3.8 Compensation of the Litigation Trustees. (a) In compensation for his services as Litigation Trustee, the Trust shall pay to each initial Litigation Trustee, during the term of his service as a Litigation Trustee, $400,000 per twelve-month period (or portion thereof) for five years commencing on the Effective Date (the twelve-month period commencing on the Effective Date and each twelve-month period commencing on the anniversary of the Effective Date, a "Contract Year"). Such compensation shall be paid by the Trust to the Litigation Trustees in arrears on a monthly basis or on the basis of such other longer period as the Litigation Trustees may determine. In the event the final resolution of the Litigation and receipt by the Ahmanson Group of the Litigation Proceeds occurs prior to the expiration of such five-year period, the remainder of such fees, but in no event with respect to a period longer than two years after the end of the Contract Year in which the later of such final resolution or receipt of the Litigation Proceeds occurs, shall be automatically accelerated and shall be immediately owing and payable to each Litigation Trustee then serving. If the Litigation Trustees are required to provide service after the initial five-year period or such final resolution and receipt of Litigation Proceeds, the Trust shall compensate the Litigation Trustees for such service at the rate of $200 per hour until termination of the Trust. Upon appointment of a successor Litigation Trustee by the remaining Litigation Trustees pursuant to
Section 3.11, such successor Litigation Trustee shall receive fees as determined by the other Litigation Trustees (but in no event more than the fees payable to an initial Litigation Trustee). In addition to any other compensation specified in this Section 3.8, the Trust shall reimburse all reasonable out-of-pocket expenses of the Litigation Trustees.

     (b) With respect to each Contract Year, each Litigation Trustee may elect to defer the receipt of all or a portion of his compensation (not including any reimbursement of out-of-pocket expenses) payable pursuant to Section 3.8(a) hereof by filing with each of the other Litigation Trustees and the Institutional Trustee a written election form. Such written election form shall specify the percentage of such Litigation Trustee's compensation to be deferred, the date on which such Litigation Trustee wishes to receive his Deferral Amount (as defined below) and the name of a beneficiary to receive such Deferral Amount upon the death of such Litigation Trustee. Such form must be filed at least 30 days prior to the beginning of the Contract Year to which the election relates (except, with respect to the first Contract Year, such form must be filed within 30 days after the beginning of the Contract Year) and shall apply to such Contract Year and all subsequent Contract Years unless and until a subsequent election form is filed with respect to a subsequent Contract Year, which subsequent election form must be filed with each of the other Litigation Trustees and the Institutional Trustee at least 30 days prior to the beginning of such subsequent Contract Year; provided, that a successor Litigation Trustee appointed pursuant to Section 3.11 hereof shall be permitted to file an election with respect to his first Contract Year within 30 days after the date of his appointment as Litigation Trustee is effective. Any such subsequent election form may state that such Litigation Trustee's deferral election is terminated with respect to future Contract Years or specify a new percentage of such Litigation Trustee's compensation to be deferred with respect to future Contract Years. A beneficiary designated in a written election form may subsequently be changed by written instrument delivered to each of the other Litigation Trustees and the Institutional Trustee or by will.

     On the last day of each month, an amount equal to the compensation that would have been paid to a Litigation Trustee with respect to such month but for such Litigation Trustee's properly filed written election form shall be credited to a bookkeeping account in his name established and maintained by the Trust. As of the last day of each month, each Litigation Trustee's bookkeeping account shall be credited with an amount in addition to the balance credited to such bookkeeping account on the first day of such month, which additional amount shall be the product of such balance and an annual rate equal to [the Reference Rate plus 250 basis points]. The aggregate amount credited to the bookkeeping account of a Litigation Trustee at any time shall constitute the "Deferral Amount" of such Litigation Trustee at such time.

     A Litigation Trustee (or, if applicable, his beneficiary) shall receive his Deferral Amount from the Trust within 30 days after the earliest to occur of (i) the date on which he elected to receive his Deferral Amount, (ii) the date he ceases to be a Litigation Trustee for any reason whatsoever, and (iii) the date of the receipt of the Commitment Amount in full by the Trust. Any payment of a Deferral Amount to a Litigation Trustee or his beneficiary pursuant to this
Section 3.8(b) shall be made in the form of a lump sum.

     Each Litigation Trustee has the status of a general unsecured creditor of the Trust with respect to any deferred compensation or deemed interest thereon. The arrangements set forth in this Section 3.8(b) constitute an unfunded, unsecured promise by the Trust to pay Deferral Amounts in the future. The rights of a Litigation Trustee to his Deferral Amount are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Litigation Trustee or any beneficiary thereof.

     SECTION 3.9 Limitation on Liability of Litigation Trustees. As set forth in Section 11.2(a), the Litigation Trustees will have no liability to any Indemnified Person unless it shall be established in a final judicial determination by clear and convincing evidence that any decision or action of the Litigation Trustees was undertaken with deliberate intent to injure the CPR Certificate Holders or with reckless disregard for the best interests of such Holders, and, in any event, any liability will be limited to actual, proximate, quantifiable damages.

     SECTION 3.10 Resignation of a Litigation Trustee. Any Litigation Trustee may resign as such by executing an instrument in writing and delivering that instrument to the remaining Litigation Trustee or Trustees, if any, and to the Institutional Trustee. In the event of the disqualification under Section 3.7(b) or (c) or the resignation of a Litigation Trustee, such Litigation Trustee shall promptly: (a) execute and deliver such documents, instruments and other writings as may be reasonably requested by the remaining Litigation Trustees or Litigation Trustee, or if there is no Litigation Trustee, the Institutional Trustee, to effect the termination of such Litigation Trustee's capacity under this Declaration; (b) deliver to the remaining Litigation Trustees or Litigation Trustee all assets, documents, instruments, records and other writings related to the Trust as may be in the possession of such Trustee; and (c) otherwise assist and cooperate in effecting the assumption of such Litigation Trustee's obligations and functions by his successor Litigation Trustee.

     SECTION 3.11  Appointment of Successor Litigation Trustees. (a) Subject to
Section 3.12(b), there shall be no fewer than three Litigation Trustees. Upon the death, resignation, incompetency (as determined by the unanimous vote of the other Litigation Trustees or by a court of competent jurisdiction) or disqualification under Section 3.7(b) or (c) of a Litigation Trustee, the remaining Litigation Trustee or Litigation Trustees, and no other Person, shall have the power to appoint a successor Litigation Trustee or Trustees, as applicable. In the event of the death, resignation or incompetency (as determined by a court of competent jurisdiction) of all of the Litigation Trustees so that there are no remaining Litigation Trustees, three Litigation Trustees shall be appointed by the written decision of a majority of the persons who constituted the Board of Directors of Coast immediately prior to the Effective Time.

     Such appointment shall specify the date on which such appointment shall be effective. Every successor Litigation Trustee appointed hereunder shall execute, acknowledge and deliver to the remaining Litigation Trustees (or, in the event there are no remaining Litigation Trustees, the persons who were members of the Coast Board of Directors immediately prior to the Effective Time) and to the Institutional Trustee an instrument accepting such appointment, and thereupon such successor Litigation Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of a Litigation Trustee. No successor Litigation Trustee shall have any duty to investigate the administration of the Trust or the management of the Litigation for any period prior to the effective date of such successor Litigation Trustee's appointment, and no resigning Litigation Trustee shall be required or permitted, prior to final termination of the Litigation (including any proceedings to collect any recovery due the Litigation Trustees), to file any accounting proceeding.

     (b) The Holders will have no right to vote to appoint, remove or replace the Litigation Trustees, which rights are vested exclusively in the Litigation Trustees.

     SECTION 3.12 Meetings of the Trustees. (a) Meetings of the Delaware Trustee, the Institutional Trustee and the Litigation Trustees together may be held from time to time upon the call of the Delaware Trustee, Institutional Trustee or any Litigation Trustee. Notice of any in-person meetings of the Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight mail) not less than five Business Days before such meeting. Notice of any telephonic meetings of such Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight mail) not less than two Business Days before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where such Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Any Trustee may also waive such notice of in-person or telephonic meetings in writing by hand delivering or otherwise delivering (including by facsimile, with a hard copy by overnight mail) such written waiver to all other Trustees. Unless provided otherwise in this Declaration, any action to be taken by the Institutional Trustee together with the Litigation Trustees shall be taken with the approval of the Institutional Trustee and a majority of the Litigation Trustees.

     (b) The Litigation Trustees may adopt their own rules and procedures but, unless otherwise provided by this Declaration, may act only with the agreement of a majority of the Litigation Trustees then in office; provided, however, that if there are fewer than three Litigation Trustees, any action taken by the unanimous consent of the two remaining Litigation Trustees or by the sole remaining Litigation Trustee prior to the appointment of a successor Litigation Trustee pursuant to Section 3.11, shall be valid. The Litigation Trustees may, in their discretion, delegate to one or more of the Litigation Trustees the authority to act on behalf of the Litigation Trustees as the Litigation Trustees may determine appropriate (other than with respect to the retention or dismissal of counsel for Coast Federal (or any successor thereto) or the Litigation Trustees, or the approval of a settlement or dismissal of the Litigation).

     SECTION 3.13 Powers and Duties of the Sponsor, the Litigation Trustees and the Institutional Trustee. (a) The Sponsor prior to the Effective Time, and the Institutional Trustee and the Litigation Trustees, shall have the authority, subject to any limitations set forth in Section 2.3, to conduct the affairs of the Trust in accordance with the terms of this Declaration. In addition, prior to the Effective Time, the Sponsor shall have the authority to take the actions enumerated in (i) below on behalf of the Trust and, in connection therewith, to enter into all transactions and agreements determined by the Sponsor to be appropriate in exercising such authority and to perform all acts in furtherance thereof:

          (i) The Sponsor shall have the power and authority prior to the Effective Time and is hereby authorized to act on behalf of the Trust prior to the Effective Time with respect to the following matters:

             (A) the issuance of the CPR Certificates issued immediately prior to the Effective Time;

             (B) the execution of the CPR Certificates issued immediately prior to the Effective Time in accordance with this Declaration;

             (C) compliance with (or obtaining or qualifying for exceptions from) the Securities Act, the Exchange Act or applicable state securities or blue sky laws;

             (D) the execution and filing of the registration statement under the Securities Act to register the CPR Certificates to be issued to the Sponsor immediately prior to the Effective Time and prospectuses (including any amendments or supplements thereto) and the preparation and filing of all documents filed therewith;

             (E) the use of its best efforts to permit trading of the CPR Certificates pursuant to the NASDAQ National Market System (or if, despite such best efforts, trading on the NASDAQ National Market System is not possible, on such other NASDAQ market or other market as shall, in the good faith judgment of the Sponsor, provide maximum available liquidity), commencing on the Effective Date and continuing until such time as there are fewer than 400 Holders;

             (F) the notification of the Institutional Trustee and the Litigation Trustees in writing when the CPR Certificates are listed on any stock exchange or quoted on any automated quotation system, if prior to the Effective Time; and

             (G) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

          (ii) The Trustees on behalf of the Trust hereby (A) ratify and approve all actions taken by the Sponsor on behalf of the Trust or for its benefit prior to the Effective Time and all transactions and agreements entered into in connection therewith; and (B) agree and acknowledge that the Sponsor shall have no liability to the Trust, the Trustees or the Holders for any such actions, transactions or agreements and that the Trust, the Trustees and the Holders shall no right to enforce, institute or maintain a suit, action or proceeding against the Sponsor, its successors or their respective affiliates, officers, directors, employees or agents relating to such actions, transactions or agreements; it being understood that this
     Section 3.13(a)(ii) does not constitute a waiver by the Litigation Trustees of their rights under Section 6.12(a) of the Merger Agreement or a waiver by the Trustees or the Trust of their rights under the Commitment.

     (b) in accordance with subparagraphs (i) and (ii) of this Section 3.13(b), the Institutional Trustee and the Litigation Trustees shall have the authority to enter into all transactions and agreements determined by such Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to such Trustees, under this Declaration, and to perform all acts in furtherance thereof (and all such transactions or agreements entered into or acts performed prior to the date hereof are hereby ratified and approved), including without limitation, the following:

          (i) The Litigation Trustees shall have the power and authority and are hereby authorized to act on behalf of the Trust with respect to the following matters:

             (A) the issuance and determination of the terms (including the quantity and price) of any CPR Certificates issued after the Effective Time in accordance with this Declaration;

             (B) the execution of any CPR Certificates issued after the Effective Time in accordance with this Declaration;

             (C) after the Effective Time, the execution and delivery on behalf of the Trust, subject to Section 2.3(b), of any agreement with Ahmanson, and such other agreements as may, in the opinion of a majority of the Litigation Trustees, be necessary or desirable in connection with the Trust Purposes, including agreements with the Depositary and the Paying Agent;

             (D) after the Effective Time, compliance with (or obtaining or qualifying for exceptions from) the Securities Act, the Exchange Act or applicable state securities or blue sky laws or other applicable laws;

             (E) after the Effective Time, the execution and filing of one or more registration statements and prospectuses (including any amendments or supplements thereto) relating to the CPR

        Certificates and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

             (F) after the Effective Time, the continuation of the designation of the CPR Certificates for trading on any national stock exchange or quotation on the NASDAQ Stock Market's National Market System or other automated quotation system until such time as there are fewer than 400 Holders or such time as the CPR Certificates are no longer eligible for such designation on any such exchange or quotation system;

             (G) the carrying out of any of the powers or obligations of the Trust or of the Litigation Trustees under the Commitment;

             (H) upon the effectiveness of the Commitment and as necessary thereafter, the instruction of Coast Federal and its successors as to the prosecution, appeal, resolution, settlement, compromise or other means of pursuing the Litigation and the taking of any action in connection with the prosecution of the Litigation by Coast Federal (or any successor thereto) or as permitted by Article VI hereof;

             (I) the payment of all expenses of the Trust (including, without limitation, expenses of the Litigation, compensation and expenses of the Trustees, liability insurance and indemnification obligations) out of the Expense Fund, the Retained Amount and any other sources of the Trust (including, without limitation, funds raised pursuant to Section 2.3(c));

             (J) the sending of notices (other than notice of default), and other information regarding the CPR Certificates to the Holders in accordance with this Declaration;

             (K) the taking of any action to cause the Trust not to be deemed to be an Investment Company under the Investment Company Act;

             (L) the amendment of the Commitment subject to Section 2.3(b);

             (M) the bringing, defense, payment, collection, compromise, taking of legal action, or other adjustment of claims or demands of or against Ahmanson or its successors which arise out of or in connection with a breach by Ahmanson (or any successor thereto) of any of its obligations under the Commitment or, subject to the limitations set forth in Section 3.13(a)(ii), the Sponsor of any of its obligations hereunder;

             (N) the approval of all applicable tax returns and tax information to be filed by the Institutional Trustee with respect to the Trust on behalf of the Trust;

             [(O) the compliance by the Trust with the indemnification obligations of the Trust;] and

             (P) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

          (ii) The Institutional Trustee shall have the power, duty and authority and is hereby authorized to act on behalf of the Trust with respect to the following matters:

             (A) the authentication of the CPR Certificates in accordance with this Declaration;

             (B) the application for a taxpayer identification number;

             (C) the maintenance of the Expense Fund in a non-interest bearing demand deposit account at Home Savings;

             (D) upon receipt of a Commitment Amount from Ahmanson, and at the written direction of the Litigation Trustees, the investment of the Commitment Amount, until disbursed pursuant to the terms of this Declaration, in a Permitted Investment which is not sold prior to the date the Payment Amount is to be disbursed to the Holders;

             (E) the distribution through the Paying Agent of the Payment Amount and other amounts owed to the Holders in respect of the CPR Certificates in accordance with the terms of this Declaration;

             (F) the sending of notices of a breach by Ahmanson of its obligations under the Commitment or a breach by the Sponsor of its obligations under this Declaration or default by the Trust of its payment obligations pursuant to Article IV hereof;

             (G) the execution and delivery of letters or documents to, or instruments with, the Depositary relating to the CPR Certificates;

             (H) to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Trust and the execution and filing of the certificate of cancellation provided to it with the Secretary of State of the State of Delaware;

             (I) the due preparation and filing, with the approval of the Litigation Trustees, of all applicable tax returns and tax information reports that are required to be filed with respect to the Trust on behalf of the Trust, with the approval of the Litigation Trustees;

             (J) the taking of all actions that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders or to enable the Trust to effect the Trust Purposes;

             (K) the bringing, defense, payment, collection, compromise, arbitration, taking of legal action, or other adjustment of claims or demands of or against Ahmanson or its successors or the Trust which arise out of or in connection with a breach by Ahmanson (or any successor thereto) of any of its obligations under the Commitment or, subject to the limitations set forth in Section 3.13(a)(ii), by the Sponsor of any of its obligations hereunder;

             (L) the taking of all actions and performance of such duties as may be specifically required of the Institutional Trustee pursuant to the terms of the CPR Certificates; and

             (M) the taking of any action incidental to the foregoing as the Institutional Trustee may from time to time determine to be necessary or advisable to give effect to the terms of this Declaration for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

          (iii) The Institutional Trustee shall have the power and authority to act on behalf of the Trust with respect to any of the duties, liabilities, powers or the authority of the Litigation Trustees set forth in Section 3.13(b)(i)(J) herein but shall not have a duty to do any such act unless specifically requested to do so in writing by the Litigation Trustees, and shall then be fully protected in acting pursuant to such written request; and in the event of a conflict between the action of the Litigation Trustees and the action of the Institutional Trustee, the action of the Institutional Trustee shall prevail.

     (c) The Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes. In this connection, the Trustees are authorized to take any action, not inconsistent with applicable laws, the Certificate of Trust or this Declaration, as amended from time to time, that the Institutional Trustee or the Litigation Trustees, as the case may be, determines in their discretion to be necessary or desirable for such purpose, even if such action adversely affects the interests of the Holders.

     (d) The Litigation Trustees may consult with counsel (which counsel may be counsel to the Trust or counsel to any member of the Ahmanson Group) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon and in accordance with such advice. All oral or written communications between any such counsel on the one hand, and the Sponsor, Coast Federal, the Trust, any Trustee, any of their affiliates, or any successor entity or any affiliate of any successor entity, on the other hand, will be protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege.

     (e) Any Trustee may also be a Holder or an officer, director, employee or Affiliate of a Holder, and will have all the rights of such a Holder to the same extent as if such Trustee were not a trustee.

     SECTION 3.14  Certain Duties and Responsibilities of the Trustees.

     (a) The Institutional Trustee, before the occurrence of any breach by Ahmanson of any of its obligations under the Commitment or a breach by the Sponsor after the Effective Time of any of its obligations under this Declaration, and after the curing of any such breach by Ahmanson or the Sponsor, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Institutional Trustee. In case of a breach by Ahmanson of any of its obligations under the Commitment or a breach by the Sponsor of its obligations hereunder after the Effective Time, the Institutional Trustee shall exercise such of the rights and powers vested in it by this Declaration and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) The duties and responsibilities of the Trustees shall be as provided by this Declaration and the Business Trust Act. Notwithstanding the foregoing, no provision of this Declaration shall require any Trustee to expend or risk such Trustee's own funds or otherwise incur any financial liability in the performance of any of such Trustee's duties hereunder, or in the exercise of any of such Trustee's rights or powers. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Article. To the extent that, at law or in equity, a Trustee has duties and liabilities relating to the Trust or to the Holders, such Trustee shall not be liable to the Trust or to any Holder for such Trustee's good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Trust and the Holders to replace such other duties and liabilities of the Trustees.

     (c) All payments made by the Institutional Trustee or a Paying Agent in respect of the CPR Certificates shall be made only from (i) payments received by the Trust pursuant to the Commitment and only to the extent that the Payment Amount is greater than zero or upon the expiration of the Retained Amount Period, any remaining portion of the Retained Amount is greater than zero, in each case so as to enable the Institutional Trustee or a Paying Agent to make payments in accordance with the terms hereof and (ii) proceeds from the liquidation of other assets of the Trust upon the winding up of the Trust. Each Holder, by its acceptance of a CPR Certificate, agrees that it will look solely to the Payment Amount and, upon the expiration of the Retained Amount Period, to any remaining portion of the Retained Amount, to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to such Holder for any amount distributable in respect of any CPR Certificate or for any other liability in respect of any CPR Certificate.

     (d) No provision of this Declaration shall be construed to relieve the Institutional Trustee from liability with respect to matters that are within the authority of the Institutional Trustee under this Declaration for its own bad faith, its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

          (i) the Institutional Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Institutional Trustee, unless it shall be proved that the Institutional Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Institutional Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the CPR Certificates then outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under this Declaration;

          (iii) the Institutional Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Expense Fund and the Payment Amount shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Institutional Trustee under this Declaration;

          (iv) the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Litigation Trustees; and money held by the Institutional Trustee need not be segregated from other funds held by it except in relation to the Expense Fund and the Commitment Amount maintained by the Institutional Trustee pursuant to Section 3.13(b)(ii)(D) and except to the extent otherwise required by law.

     SECTION 3.15 Certain Rights of the Institutional Trustee. Subject to the provisions of Section 3.14:

          (a) the Institutional Trustee may conclusively rely and shall fully be protected in acting or refraining from acting in good faith upon any resolution, opinion of counsel, certificate, written representation of a Holder, transferee or Litigation Trustee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, CPR Certificate, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (b) if (i) in performing its duties under this Declaration, the Institutional Trustee is required to decide between alternative courses of action, or (ii) in construing any of the provisions of this Declaration, the Institutional Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Institutional Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the Holders are entitled to vote under the terms of this Declaration, the Institutional Trustee shall take such action, or refrain from taking such action, as the Institutional Trustee in its sole discretion shall deem advisable and in the best interests of the Holders, in which event the Institutional Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

          (c) any direction or act of the Litigation Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

          (d) the Institutional Trustee may consult with counsel (which counsel may be counsel to the Litigation Trustees or appointed by Coast Federal (or any successor thereto) at the direction of the Litigation Trustees to prosecute the Litigation) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction. All oral or written communications between any such counsel on the one hand, and the Sponsor, Coast Federal, the Trust, any Trustee, any of their affiliates, or any successor entity or any affiliate of any successor entity, on the other hand, will be protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege.

          (e) the Institutional Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any of the Holders pursuant to this Declaration, unless such Holders shall have offered to the Institutional Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this Section 3.15(e) shall be taken to relieve the Institutional Trustee, upon breach by Ahmanson of any of its obligations under the Commitment, or by the Sponsor or its successors after the Effective Time of any of the obligations of the Sponsor hereunder, of its obligation to exercise, upon the instructions of the Litigation Trustees, the rights and powers vested in it by this Declaration;

          (f) the Institutional Trustee shall not be required to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, CPR Certificate, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by a majority of the Holders of CPR Certificates then outstanding, but the Institutional Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

          (g) except as otherwise expressly provided in this Declaration, the Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

          (h) any action taken by the Institutional Trustee or its agents authorized by this Declaration to be taken by the Institutional Trustee shall bind the Trust and the Holders, and the signature of the Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee's or its agent's taking such action;

          (i) no provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional Trustee shall be construed to be a duty;

          (j) whenever in the administration of the provisions of this Declaration the Institutional Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Institutional Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Institutional Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Institutional Trustee, shall be full warrant to the Institutional Trustee for any action taken, suffered or omitted by it under the provisions of this Declaration upon the faith thereof;

          (k) in no event shall the Institutional Trustee be liable for the selection of investments for funds permitted to be invested hereunder or for investment losses thereon, and the Institutional Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Litigation Trustees to provide timely written investment direction with respect to funds permitted to be invested hereunder;

          (l) the Institutional Trustee may execute any of the trusts of powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of, or for the supervision of any agent, attorney, custodian or nominee so appointed; and

          (m) the Institutional Trustee shall not be deemed to have notice of the occurrence of the events described Section 3.20 herein unless the Institutional Trustee shall have received written notice of such event or a Responsible Officer of the Institutional Trustee shall have obtained actual knowledge thereof.

     SECTION 3.16 Lists of Holders of CPR Certificates. (a) At the Effective Time, the Sponsor shall provide to the Institutional Trustee a list (the "List of Holders"), in such form as the Institutional Trustee may reasonably require, of the names and addresses of the Holders as of immediately prior to the Effective Time;

          (b) The Paying Agent, if other than the Institutional Trustee, shall provide to the Institutional Trustee a List of Holders upon the request of the Institutional Trustee; and

          (c) The Institutional Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it or which it receives in its capacity as Paying Agent (if acting in such capacity), provided that the Institutional Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders;

     SECTION 3.17 Execution of Documents. (a) Unless otherwise determined in writing by the Institutional Trustee, and except as otherwise required by the Business Trust Act, the Institutional Trustee, or any one or more of the Litigation Trustees, as the case may be, is authorized to execute on behalf of the Trust any documents that the Institutional Trustee or the Litigation Trustees, as the case may be, have the power and authority to execute pursuant to Section 3.13.

          (b) Any Institutional or Delaware Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her or its power for the purpose of executing any documents contemplated in Section 3.13.

     SECTION 3.18 Not Responsible for Recitals or Issuance of CPR Certificates. The recitals contained in this Declaration and the CPR Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Sponsor and the Trustees make no representations as to the value or condition of the Trust Property or any part thereof. Except as otherwise specifically provided in
Article XIV, the Sponsor and the Trustees make no representations as to the validity or sufficiency of this Declaration or the CPR Certificates.

     SECTION 3.19 Filings with the Commission. So long as the Trust is subject to the reporting obligations of the Exchange Act, the Litigation Trustees shall, on behalf of the Trust, cause to be prepared and filed with the Commission quarterly reports on Form 10-Q and an annual report on Form 10-K. Unless otherwise required by the Commission, such reports will contain only an overview of the status of the Litigation and disclosure of the amounts of the Expense Fund that have been disbursed for the relevant period and any contingent or incurred but unpaid expenses (including compensation deferred by the Litigation Trustees) that the Trust will be obligated to pay from the Expense Fund or the Commitment Amount in the future. The Litigation Trustees shall also, on behalf of the Trust, cause to be prepared and filed with the Commission, reports on Form 8-K upon the occurrence of a material judicial decision in the Litigation or in the event of any agreement to settle the Litigation. It is hereby agreed and understood that such reports on Form 10-Q, 10-K or 8-K will not include financial statements or any valuation of the Litigation.

     SECTION 3.20 Default; Notice. The Institutional Trustee shall, within 90 days after the occurrence of (i) a breach by Ahmanson of any of its payment obligations under the Commitment, (ii) a breach by the Sponsor after the Effective Time of its obligations hereunder, (iii) a default by the Trust in payment of the Payment Amount to the Holders pursuant to Article IV hereof, or
(iv) a default by the Trust upon the expiration of the Retained Amount Period in payment of any remaining portion of the Retained Amount pursuant to Article IV hereof, transmit by mail, first class postage prepaid, to the Holders, notice of such default actually known to a Responsible Officer of the Institutional Trustee, unless such default has been cured before the giving of such notice; provided, however, the Institutional Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Institutional Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

                                   ARTICLE IV

                              PAYMENTS TO HOLDERS

     SECTION 4.1 Payment to Holders. (a) The Trust will make payments from time to time to the Holders of the Payment Amounts upon the receipt of the applicable payments of the Commitment Amount from Ahmanson. Each CPR Certificate will entitle the Holder thereof to receive a fraction (equal to 1 divided by the total number of CPR Certificates then outstanding) of any Payment Amount within 60 days after the Trust receives a Commitment Amount.

     (b) Within 90 days of the expiration of the Retained Amount Period, the Trust will pay to the Holders any remaining portion of the Retained Amount. Each CPR Certificate will entitle the Holder thereof to receive a fraction (equal to 1 divided by the total number of CPR Certificates then outstanding) of the remaining portion of the Retained Amount.

     SECTION 4.2 Timing of Payments. The Trust will make payments of amounts as contemplated by Section 4.1 to the Holders as of record dates determined by the Litigation Trustees. Payment will be made on payment dates, which will also be set by the Litigation Trustees. The Litigation Trustees shall promptly notify the Institutional Trustee in writing of any such dates.

     SECTION 4.3 Default; Waiver. The Holders of a majority of the CPR Certificates then outstanding may, by vote or consent, on behalf of the Holders of all of the CPR Certificates, waive any breach by Ahmanson of any of its obligations under the Commitment or any default by the Trust in payment of the Payment Amount or the funds remaining in the Retained Amount to the Holders pursuant to this Article IV.

                                   ARTICLE V

               EXPENSES: THE EXPENSE FUND AND THE RETAINED AMOUNT

     SECTION 5.1 Expense Fund. (a) The Litigation Trustees on behalf of the Trust shall have the right to draw on the Expense Fund for the purpose of funding any expenses of the Trust, including administration expenses, expenses of the Litigation, compensation, fees and expenses of the Trustees, amounts paid as indemnity to any Indemnified Person, premiums for insurance for the Litigation Trustees, and fees and expenses of attorneys, consultants and other experts retained by, or at the direction of, the Litigation Trustees, pursuant to Section 6.2.

     (b) It is hereby agreed and acknowledged that the Expense Fund will not be invested in any interest-bearing or income-producing instrument.

     (c) Subsequent to the receipt of a payment of the Commitment Amount by the Trust, the Institutional Trustee will apply any amounts remaining in the Expense Fund to the Retained Amount.

     SECTION 5.2 Return of Expense Fund. Pursuant to Section 2.08 of the Commitment, if the amount of the Litigation Proceeds is such that there would be no Commitment Amount payable under the Commitment to the Trust and if at the time of receipt of the Litigation Proceeds by the Ahmanson Group (or at the time of a final judicial determination that there will be no Litigation Proceeds) there are amounts remaining in the Expense Fund, the Trust shall, as promptly as practicable, return to Ahmanson such amounts less expenses (including obligations to compensate the Trustees) incurred by the Trust through the time of receipt of the Litigation Proceeds by the Ahmanson Group (or the time of such final judicial determination) and expenses necessary, in the reasonable judgment of the Litigation Trustees, to terminate the Trust pursuant to the terms of this Declaration, provided, however, that the Trust will have no such obligation to return funds remaining in the Expense Fund less such expenses to Ahmanson if Ahmanson causes Home Savings to pay such amounts remaining in the Expense Fund less such expenses directly to Ahmanson.

     SECTION 5.3 Retained Amount. (a) The Litigation Trustees' obligation to make payments to the Holders shall be subject to the requirement that the Trust retain, from amounts remaining in the Expense Fund and from payments of the Commitment Amount, the Retained Amount for a period (the "Retained Amount Period") of two years (or such longer period as the Litigation Trustees shall reasonably determine (initially or at any time prior to the then scheduled termination of the Retained Amount Period) may be reasonably likely to be required) to satisfy all expenses, costs and claims and indemnification obligations of the Trust which may be incurred or which may arise after the Commitment Amount is paid in full. The "Retained Amount" shall mean $10 million (or such greater amount as the Litigation Trustees shall reasonably determine may be reasonably likely to be required to pay additional expenses or to satisfy the Trust's indemnification obligations). Any portion of the Retained Amount in excess of $10 million or retained longer than two years shall promptly be distributed to the Holders after the Litigation Trustees reasonably determine that such funds are no longer needed for such purposes.

     (b) The Trust shall invest the Retained Amount in a Permitted Investment, to the extent that portions of the Retained Amount are not required to be disbursed for expenses of the Trust, until the expiration of the Retained Amount Period.

                                   ARTICLE VI

                          MANAGEMENT OF THE LITIGATION

     SECTION 6.1 Authority of the Litigation Trustees. (a) The Sponsor hereby agrees to cause Coast Federal and its successors, upon the effectiveness of the Commitment and as requested by the Litigation Trustees thereafter, to follow and comply with all instructions of the Litigation Trustees, other than instructions that are not reasonable, in connection with all aspects of the prosecution of the Litigation, including, at the expense of the Trust, the retention of attorneys, experts, consultants and others and the making of all decisions and the taking of all actions necessary or appropriate to prosecute or otherwise pursue the Litigation by litigation in trial or appellate courts, arbitration, alternative dispute resolution, negotiation, settlement or compromise, or the dismissal, settlement or cessation of prosecution of the Litigation, withdrawal or abandonment of the Litigation; provided, that no settlement agreement or other ruling or agreement entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related Internal Revenue Service ruling to such effect issued to a member of the Ahmanson Group in connection with such agreement may impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that Coast, Coast Federal or Coast's stockholders may have been able to bring as of immediately prior to the Merger) on any member or members of the Ahmanson Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters. The Sponsor hereby agrees that it shall cause Coast Federal (or any successor thereto) not to take any action with respect to the Litigation except in accordance with the instructions of the Litigation Trustees.

     (b) Prior to the Effective Time, the Sponsor shall certify by an Officers' Certificate that it has taken the necessary corporate action evidenced by resolutions substantially in the form set forth in Exhibit C hereto, to cause Coast Federal to follow and comply with all instructions of the Litigation Trustees as required by Section 6.1(a). Prior to the Effective Time, Coast Federal shall certify by an Officers' Certificate that it has taken the necessary action evidenced by resolutions to follow and comply with instructions of the Litigation Trustees.

     (c) Nothing in this Declaration shall constitute a grant by Coast Federal or its successors of a power of attorney to the Litigation Trustees to appear on behalf of Coast Federal and its successors in connection with the Litigation.

     (d) Nothing in this Declaration shall be deemed to require Ahmanson to advance or risk any funds or otherwise incur any financial liability in connection with the Litigation or the Trust other than transfer of the Expense Fund.

     SECTION 6.2  Retention of Attorneys, Accountants and Other
Professionals. (a) The Litigation Trustees shall retain, at the expense of the Trust, such attorneys as counsel to the Trust (including, without limitation, counsel to Coast Federal or any successor thereto in connection with the Litigation) as the Litigation Trustees in their sole discretion may select, and the Litigation Trustees may dismiss such attorneys in their sole discretion. The Litigation Trustees shall instruct Coast Federal (or any successor thereto), at the expense of the Trust, to retain such attorneys as the Litigation Trustees may select to aid in the prosecution of the Litigation and to perform such other functions as may be appropriate in the Litigation Trustees' sole and absolute discretion, and the Sponsor shall cause Coast Federal (or any successor thereto), at the expense of the Trust, to follow and comply with such instructions in the manner set forth in Section 6.1(a). The Litigation Trustees may commit the Trust to and shall pay such attorneys compensation from the Expense Fund or other funds of the Trust for services rendered and expenses incurred and may enter into arrangements on such terms as may be approved by the Litigation Trustees with such counsel, including terms providing that all or a portion of such counsel's compensation may be contingent and may be based on a percentage of any recovery, subject to Section 2.3(c)(ii), provided, however, that no such arrangement shall provide for recourse against Coast Federal or its successors. The Litigation Trustees shall have full authority to instruct Coast Federal (or any successor thereto) to dismiss any such attorneys retained by Coast Federal (or any successor thereto) and the Sponsor shall cause Coast Federal (or any successor thereto) to comply with such instructions.

     Unless and until instructed to the contrary by the Litigation Trustees, the attorneys currently retained to aid in the prosecution of the Litigation shall continue in such role for Coast Federal (or any successor thereto) and, all parties hereto, having been fully advised, waive any conflict of interest, if any, which the attorneys currently retained may have with respect to any party to this Declaration. In addition, any attorneys, experts, advisors, consultants and investigators retained by or at the direction of the Litigation Trustees and any experts, advisors, consultants and investigators retained by attorneys to aid in the prosecution of the Litigation shall be authorized by this Declaration to accept directions from the Litigation Trustees with respect to the Litigation, notwithstanding any conflict of interest that may arise by reason of such directions with the interests of any party to this Declaration. The Litigation Trustees shall have no duty to the Sponsor or Coast Federal (or any affiliate, successor entity, or affiliate of any successor entity) to consider any interest the Sponsor, Coast Federal or any such entity may have with respect to the Litigation. All oral and written communications between any attorneys retained by or at the direction of the Litigation Trustees on one hand, and the Sponsor, Coast Federal, the Trust, any Trustee, their affiliates, or any successor entity or any affiliate of any successor entity, on the other hand, relating to the Litigation and/or to the actions of the Litigation Trustees, will be protected by the attorney-client privilege and/or the attorney work product doctrine, and no such communication will result in the waiver of any applicable claim of confidentiality or privilege.

     (b) The Litigation Trustees may retain an independent public accounting firm to audit the financial books and records of the Trust and to perform such other reviews and/or audits as may be appropriate in the Litigation Trustees' sole and absolute discretion. The Litigation Trustees may commit the Trust, and shall cause the Trust, to pay such accounting firm compensation from the Expense Fund or other funds of the Trust for services rendered and expenses incurred. The Litigation Trustees shall have full authority to dismiss such accounting firm.

     (c) The Litigation Trustees may retain on behalf of the Trust or instruct Coast Federal (or any successor thereto) to retain such other experts, advisors, consultants, investigators or other support staff, assistants or employees as the Litigation Trustees, in their sole and absolute discretion, may deem necessary or appropriate to assist the Litigation Trustees to carry out their powers and duties under this Declaration. The Litigation Trustees may commit the Trust to and shall cause the Trust to pay all such persons or entities compensation from the Expense Fund or other funds of the Trust for services rendered and expenses incurred. The Litigation Trustees shall have full authority to dismiss such persons retained by the Trust or to instruct Coast Federal (or any successor thereto) to dismiss such persons retained by Coast Federal (or any successor thereto).

     SECTION 6.3 Cooperation by the Sponsor. (a) The Sponsor shall provide, and shall cause Coast Federal (or any successor thereto) to provide the Litigation Trustees with such access to the books, records, offices, other facilities, employees, agents, representatives and independent accountants of Coast Savings Financial, Inc. and Coast Federal (or any successor to Coast Federal) as the Litigation Trustees shall reasonably require for the purpose of performing their duties and exercising their powers under this Declaration. The Litigation Trustees shall have full authority on behalf of Coast Federal and its successors to consult with and instruct the attorneys for Coast Federal and its successors in connection with the Litigation.

     (b) The Sponsor shall use its reasonable best efforts to cause the relevant officers of Coast Federal and its successors and the agents and representatives of Coast Federal and its successors to be available to provide testimony and to execute documents, in each case as required, in the reasonable judgment of the Litigation Trustees, for the purpose of prosecuting the Litigation, including execution of any complaints, motions, answers and other pleadings, affidavits, requests and notices, other than pursuant to instructions that are not reasonable.

                                  ARTICLE VII

                 ISSUANCE AND DISTRIBUTION OF CPR CERTIFICATES

     SECTION 7.1 General Provisions Regarding CPR Certificates. (a) The Trust shall issue CPR Certificates substantially in the form of Exhibit B representing undivided beneficial interests in the assets of the Trust.

     (b) The CPR Certificates issued immediately prior to the Effective Time shall be signed on behalf of the Trust by an Authorized Officer of the Sponsor. Any CPR Certificates issued by the Trust following the Merger shall be signed on behalf of the Trust by a majority of the Litigation Trustees. Such signature shall be the facsimile or manual signature of such Authorized Officer or Litigation Trustees, as applicable. In case any Authorized Officer or Litigation Trustee, as applicable, who shall have signed any of the CPR Certificates shall cease to be an Authorized Officer or Litigation Trustee, as applicable, before the CPR Certificates so signed shall be delivered by the Trust, such CPR Certificates nevertheless may be delivered as though the person who signed such CPR Certificates had not ceased to be an Authorized Officer or Litigation Trustee, as applicable; and any CPR Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such CPR Certificate, shall be an Authorized Officer or Litigation Trustee, as applicable, of the Trust, although at the date of the execution and delivery of the Declaration any such person was not an Authorized Officer or Litigation Trustee, as applicable. A CPR Certificate shall not be valid until authenticated by the manual signature of a Responsible Officer of the Institutional Trustee. Such signature shall be conclusive evidence that the CPR Certificate has been authenticated under this Declaration. Upon written order of the Trust signed by one Litigation Trustee, the Institutional Trustee shall authenticate the CPR Certificates for original issue. The Institutional Trustee may appoint an authenticating agent acceptable to the Litigation Trustees to authenticate the CPR Certificates.

     (c) Upon issuance of the CPR Certificates as provided in this Declaration, the CPR Certificates so issued shall be deemed to be validly issued, fully paid and non-assessable.

     (d) Every Person, by virtue of having become a Holder in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

     SECTION 7.2 Paying Agent, Transfer Agent and Registrar. The Trust shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where the CPR Certificates may be presented for payment (the "Paying Agent"), and an office or agency where CPR Certificates may be presented for registration of transfer (the "Transfer Agent"). The Trust shall keep or cause to be kept at such office or agency a register for the purpose of registering CPR Certificates and transfers and exchanges of CPR Certificates, such register to be held by a registrar (the "Registrar"). The Litigation Trustees may appoint the Paying Agent, the Registrar, and the Transfer Agent and may appoint one or more additional Paying Agents or one or more co-Registrars, or one or more co-Transfer Agents in such other locations as they shall determine. The term "Paying Agent" includes any additional paying agent, the term "Registrar" includes any additional registrar or co-Registrar and the term "Transfer Agent" includes any additional or co-Transfer Agent. The Litigation Trustees may change any Paying Agent without prior notice to any Holder. The Litigation Trustees shall notify the Institutional Trustee of the name and address of any Paying Agent, Transfer Agent and Registrar not a party to this Declaration. The Litigation Trustees hereby appoint the Institutional Trustee to act as Paying Agent, Transfer Agent and Registrar for the CPR Certificates. The Institutional Trustee or any of its Affiliates may act as Paying Agent, Transfer Agent or Registrar.

     SECTION 7.3 Form and Dating. The CPR Certificates and the Institutional Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Declaration. CPR Certificates may be typed, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Sponsor prior to the Effective Time, and the Litigation Trustees after the Effective Time, as conclusively evidenced by the execution thereof. The CPR Certificates may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Sponsor prior to the Effective Time, and the Litigation Trustees after the Effective Time). The Litigation Trustees shall furnish any such legend not contained in Exhibit B to the Institutional Trustee in writing. Each CPR Certificate shall be dated the date of its authentication. The form of CPR Certificate set forth in Exhibit B is part of the terms of this Declaration and to the extent applicable, the Institutional Trustee, the Delaware Trustee, the Litigation Trustees and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby. The Trust, in issuing the CPR Certificates may use "CUSIP" numbers (if then generally in use), and, if so, the Institutional Trustee shall indicate the

"CUSIP" numbers of the CPR Certificates in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the CPR Certificates or as contained in any notice of redemption and related materials.

     (a) Definitive and Global CPR Certificates. CPR Certificates shall be issued, at the option of the Holder, in the form of individual certificates in definitive, fully registered form without distribution coupons (each, a "Definitive CPR Certificate"), or in the form of one or more permanent global CPR Certificates in definitive, fully registered form without distribution coupons with the appropriate global legends (each, a "Global CPR Certificate"). The number of CPR Certificates represented by the Global CPR Certificate may from time to time be increased or decreased by adjustments made on the records of the Institutional Trustee and the Depositary or its nominee as hereinafter provided.

     (b) Book-Entry Provisions. This Section 7.3(b) shall apply only to the Global CPR Certificates. The Trust shall execute and the Institutional Trustee shall, in accordance with this Section 7.3, authenticate and deliver initially one or more Global CPR Certificates that (a) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (b) shall be delivered by the Institutional Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Institutional Trustee as custodian for the Depositary. Clearing Agency Participants shall have no rights under this Declaration with respect to any Global CPR Certificates held on their behalf by the Depositary or by the Institutional Trustee as the custodian of the Depositary or under such Global CPR Certificates, and the Depositary may be treated by the Trust, the Institutional Trustee and any officer, director, employee, or agent of the Trust or the Institutional Trustee as the absolute owner of such Global CPR Certificates for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Institutional Trustee or any agent of the Trust or the Institutional Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Clearing Agency Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global CPR Certificates.

     (c) Definitive CPR Certificates. Any Person with a beneficial interest in a Global CPR Certificate may exchange such interest for Definitive CPR Certificates.

     SECTION 7.4 Mutilated, Destroyed, Lost or Stolen Certificates. If: (a) any mutilated CPR Certificates should be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any CPR Certificate; and

     (b) there shall be delivered to the Institutional Trustee, the Registrar and the Litigation Trustees such security or indemnity as may be required by them to keep each of them harmless; then, in the absence of notice that such CPR Certificate shall have been acquired by a protected purchaser, a majority of the Litigation Trustee on behalf of the Trust shall execute and the Institutional Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen CPR Certificate, a new CPR Certificate of like denomination. In connection with the issuance of any new CPR Certificate under this Section 7.4, the Registrar or the Institutional Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate CPR Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant CPR Certificates, as if originally issued, whether or not the lost, stolen or destroyed CPR Certificate shall be found at any time.

     SECTION 7.5 Temporary CPR Certificates. Until definitive CPR Certificates are ready for delivery, the Litigation Trustees may prepare and the Institutional Trustee shall authenticate temporary CPR Certificates. Temporary CPR Certificates shall be substantially in the form of definitive CPR Certificates but may have variations that the Litigation Trustees consider appropriate for temporary CPR Certificates. Without unreasonable delay, the Litigation Trustee shall prepare and the Institutional Trustee shall authenticate definitive CPR Certificates in exchange for temporary CPR Certificates.

     SECTION 7.6  Issuance of CPR Certificates on the Effective
Date. Immediately prior to the Effective Time, the Trust shall issue to the Sponsor (i) one CPR Certificate for each share of the Sponsor's common stock outstanding as of immediately prior to the Effective Time of the Merger, (ii) 1,440,883 CPR Certificates required to satisfy the Sponsor's obligations under Sections 3.06 of the Merger Agreement and (iii) one CPR Certificate for each share of the Sponsor's common stock with respect to which Coast stockholders have provided a notice of intent to exercise appraisal rights in the Merger.

     SECTION 7.7 Redemption and Cancellation. (a) The Sponsor and the Litigation Trustees at any time may deliver CPR Certificates to the Institutional Trustee for cancellation. The Registrar shall forward to the Institutional Trustee any CPR Certificates surrendered to it for registration of transfer, redemption or payment. The Institutional Trustee shall promptly cancel all CPR Certificates surrendered for registration of transfer, payment, replacement or cancellation and shall destroy such canceled CPR Certificates in accordance with its customary practices and procedures. The Institutional Trustee may not issue new CPR Certificates to replace CPR Certificates that have been paid in full or that have been delivered to the Institutional Trustee for cancellation.

     (b) The Trust shall mandatorily redeem for $0.01 in cash each CPR Certificate issued to a Coast stockholder who provides a notice of intent to exercise appraisal rights in the Merger with respect to shares of Coast common stock. If any such Coast stockholder subsequently withdraws, or fails to perfect, such appraisal demand, Ahmanson, in its capacity as successor to the Sponsor, shall deliver to such stockholder one CPR Certificate for each share of Coast common stock as to which such appraisal demand was withdrawn and not perfected.

     (c) Ahmanson, in its capacity as successor to the Sponsor, shall only retain CPR Certificates in an amount equal to, and shall return to the Trust for cancellation any CPR Certificates held by it in excess of, (i) the number of Coast shares as to which former stockholders of Coast exercised and perfected and did not withdraw their appraisal rights plus (ii) the number of Coast shares underlying Coast stock appreciation rights ("Coast SARs") and Coast performance share awards ("Coast Performance Share Awards") that are exercised for cash prior to the Merger or which are surrendered solely for cash in the Merger plus
(iii) that number of CPR Certificates as is equal to the number of Coast shares underlying Coast stock options outstanding immediately prior to the Merger, for delivery by the Sponsor to the holders of Replacement Options upon exercise of Replacement Options following the Merger. If any Replacement Options are canceled or expire unexercised, Ahmanson, in its capacity of successor to the Sponsor, shall return the related number of CPR Certificates to the Trust and the Institutional Trustee shall cancel such CPR Certificates.

                                  ARTICLE VIII

                      DISSOLUTION AND TERMINATION OF TRUST

     SECTION 8.1 Dissolution and Termination of Trust. (a) The Trust shall dissolve:

          (i) 30 days after the date on which the Institutional Trustee has distributed any portion of the Retained Amount remaining upon the expiration of the Retained Amount Period;

          (ii) if the Litigation Trustees determine in writing that the final Payment Amount is less than zero (whether because the Commitment Amount is less than or equal to zero or because the expenses of the Trust exceed the Commitment Amount) and there is no Retained Amount, thirty days after such determination by the Litigation Trustees;

          (iii) 30 days after the date of a final dismissal of the Litigation or a determination by Coast Federal (or any successor thereto) not to continue to prosecute the Litigation, in either case upon the instruction of the Litigation Trustees; or

          (iv) by the Sponsor before the issuance of any CPR Certificates.

     (b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a), and after completion of winding up of the Trust and satisfaction of liabilities of the Trust in accordance with the

Business Trust Act, the Trustees shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

     (c) The provisions of Section 3.14 and Article XI shall survive the termination of the Trust.

                                   ARTICLE IX

                             TRANSFER OF INTERESTS

     SECTION 9.1 General. (a) Where CPR Certificates are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal number of CPR Certificates represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, a majority of the Litigation Trustees shall execute and the Institutional Trustee shall authenticate CPR Certificates at the Registrar's request.

     (b) CPR Certificates may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the CPR Certificates. Any transfer or purported transfer of any CPR Certificate not made in accordance with this Declaration shall be null and void and will be deemed to be of no legal effect whatsoever and any such transferee shall be deemed not to be the holder of such CPR Certificates for any purpose, including but not limited to the receipt of the Payment Amount, and such transferee shall be deemed to have no interest whatsoever in such CPR Certificates.

     (c) The Registrar shall provide for the registration of CPR Certificates and of transfers of CPR Certificates, which will be effected without charge but only upon payment (with such indemnity as the Registrar may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any CPR Certificates, the Registrar shall cause one or more new CPR Certificates to be issued in the name of the designated transferee or transferees. Every CPR Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each CPR Certificate surrendered for registration of transfer shall be canceled by the Institutional Trustee pursuant to Section 7.7. A transferee of a CPR Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a CPR Certificate. By acceptance of a CPR Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

     SECTION 9.2  Transfer Procedures.

     (a) Transfer and Exchange of Definitive CPR Certificates. When Definitive CPR Certificates are presented to the Registrar (x) to register the transfer of such Definitive CPR Certificates, or (y) to exchange such Definitive CPR Certificates for an equal number of Definitive CPR Certificates of another number, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive CPR Certificates surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trust and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     (b) Restrictions on Transfer of a Definitive CPR Certificate for a Beneficial Interest in a Global CPR Certificate. A Definitive CPR Certificate may not be exchanged for a beneficial interest in a Global CPR Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Institutional Trustee of a Definitive CPR Certificate, duly endorsed or accompanied by appropriate instruments of transfer, together with written instructions directing the Institutional Trustee to make, or to direct the Depositary to make, an adjustment on its books and records with respect to a Global CPR Certificate to reflect an increase in the number of the CPR Certificates represented by the Global CPR Certificate, then the Institutional Trustee shall cancel such Definitive CPR Certificate and cause, or direct the Depositary to cause, the aggregate number of CPR Certificates represented by the Global CPR Certificate to be increased accordingly.

If no Global CPR Certificates are then outstanding, a majority of Litigation Trustees shall execute and the Institutional Trustee shall authenticate, an appropriate number of CPR Certificates in global form.

     (c) Transfer and Exchange of Global CPR Certificates. The transfer and exchange of Global CPR Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Declaration and the procedures of the Depositary therefor. Notwithstanding any other provisions of this Declaration, a Global CPR Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (d) Transfer of a Beneficial Interest in a Global CPR Certificate for a Definitive CPR Certificate.

          (i) Any Person having a beneficial interest in a Global CPR Certificate may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive CPR Certificate, representing the same number of CPR Certificates. Upon receipt by the Institutional Trustee from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global CPR Certificate of written instructions or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in such Global CPR Certificate, then the Institutional Trustee shall cause, in accordance with the standing instructions and procedures of the Depositary, the aggregate liquidation amount of the Global CPR Certificate to be reduced on its books and records and, following such reduction, a majority of the Litigation Trustees shall execute and the Institutional Trustee shall authenticate, an appropriate number of Definitive CPR Certificates.

          (ii) Definitive CPR Certificate issued in exchange for a beneficial interest in a Global CPR Certificate pursuant to this Section 9.2(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from Clearing Agency Participants or indirect participants or otherwise, shall instruct the Institutional Trustee. The Institutional Trustee shall deliver such CPR Certificates to the Persons in whose names such CPR Certificates are so registered in accordance with the instructions of the Depositary.

     (e) Definitive CPR Certificates If No Depositary.

     If at any time:

          (i) the Depositary notifies the Institutional Trustee and the Litigation Trustees that the Depositary is unwilling or unable to continue as Depositary for the Global CPR Certificates and a successor Depositary for the Global CPR Certificates is not appointed by the Trust at the direction of the Litigation Trustees within 90 days after delivery of such notice; or

          (ii) the Litigation Trustees notify the Institutional Trustee in writing to issue Definitive CPR Certificates under this Declaration,

          then a majority of the Litigation Trustee shall execute, and the Institutional Trustee, upon receipt of a written order of the Trust signed by a Litigation Trustee requesting the authentication and delivery of Definitive CPR Certificates to the Persons designated by the Litigation Trustees, shall authenticate and deliver Definitive CPR Certificates, in an aggregate amount equal to the amount of Global CPR Certificates, in exchange for such Global CPR Certificates.

     (f) Cancellation or Adjustment of a Global CPR Certificate. At such time as all beneficial interests in a Global CPR Certificate have either been exchanged for Definitive CPR Certificates to the extent permitted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global CPR Certificate shall be returned to the Depositary for cancellation or retained and canceled by the Institutional Trustee. At any time prior to such cancellation, if any beneficial interest in a Global CPR Certificate is exchanged for Definitive CPR Certificates, CPR Certificates represented by such Global CPR Certificate shall be reduced and an adjustment shall be made on the books and records of the Institutional Trustee (if it is then the custodian for such Global CPR Certificate) with respect to such Global CPR Certificate, by the Institutional Trustee to reflect such reduction.

     (g) Obligations with Respect to Transfers and Exchanges of CPR
Certificates.

          (i) To permit registrations of transfers and exchanges, the a majority of the Litigation Trustees shall execute and the Institutional Trustee shall authenticate Definitive CPR Certificates and Global CPR Certificates at the Registrar's request.

          (ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Institutional Trustee or the Registrar may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

          (iii) All CPR Certificates issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the CPR Certificates surrendered upon such registration of transfer or exchange.

     SECTION 9.3 Deemed CPR Certificate Holders. The Trust, the Litigation Trustees, the Trustees, the Paying Agent, the Transfer Agent or the Registrar may treat the Person in whose name any CPR Certificate shall be registered on the books and records of the Trust as the sole holder of such CPR Certificate (and of the undivided beneficial interest in the assets of the Trust represented by such CPR Certificate) for purposes of receiving payment of the Payment Amount and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such CPR Certificate or in the rights represented by such Certificate on the part of any other Person, whether or not the Trust, the Litigation Trustees, the Trustees, the Paying Agent, the Transfer Agent or the Registrar shall have actual or other notice thereof.

     With respect to Global CPR Certificates issued by the Trust: (i) the Trustees may deal with the Depositary as the authorized representative of the Holders; (ii) the rights of the holders of beneficial interests in the Trust shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such holders of beneficial interests and the Depositary and/or direct participants of the Depositary; (iii) the Depositary will make book-entry transfers among the direct participants of the Depositary and will receive and transmit distributions on the CPR Certificates to such direct participants; and (iv) the direct participants of the Depositary shall have not rights under this Declaration under or with respect to any of the CPR Certificates held on their behalf by the Depositary, and the Depositary may be treated by the Trustees and their respective agents, employees, officers and directors as the absolute owner of the CPR Certificates for all purposes whatsoever.

     SECTION 9.4 Notices to Clearing Agency. Whenever a notice or other communication to the Holders is required under this Declaration, unless and until Definitive CPR Certificates shall have been issued to the beneficial owners of CPR Certificates pursuant to Section 9.2(d) or Section 9.2(e), the Trustees shall give all such notices and communications specified herein to be given to the Holders to the Clearing Agency, and shall have no notice obligations to the beneficial owners of CPR Certificates.

     SECTION 9.5 Appointment of Successor Clearing Agency. If any Clearing Agency elects to discontinue its services as securities depositary with respect to the CPR Certificates, the Litigation Trustees, in their sole discretion, shall appoint a successor Clearing Agency with respect to such CPR Certificates.

                                   ARTICLE X

                          HOLDERS OF CPR CERTIFICATES

     SECTION 10.1 Limitations on Rights of Holders. The Holders of the CPR Certificates acknowledge that:

     (a) the Holders, in their capacities as Holders, are not stockholders of the Sponsor, Coast Federal or Ahmanson (or any successor of any of them) and will have no rights to dividends, liquidation preferences or other distributions other than the payments described in Article IV, and will have no voting rights except as expressly described herein. The Commitment is solely a contractual obligation between Ahmanson and the Trust, and the Holders have no rights under the Commitment with respect to Ahmanson by reason of their ownership of CPR Certificates and Ahmanson has no liability under the Commitment to the Holders;

     (b) the CPR Certificates are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation;

     (c) the Holders have no rights with respect to, or interest in, (i) the Litigation, (ii) Coast Federal (or any successor thereto), or (iii) any amount received by Coast Federal (or any successor thereto) or any other member of the Ahmanson Group with respect to the Litigation, including any judgment or settlement proceeds;

     (d) nothing in this Declaration shall be construed to create any partnership or joint venture between the Sponsor, Coast Federal (or any successor thereto), Ahmanson or any member of the Ahmanson Group, and the Holders;

     (e) (i) the Litigation is solely an asset of Coast Federal and its successors, (ii) the Litigation shall be conducted by and on behalf of Coast Federal and its successors solely in accordance with the instructions of the Litigation Trustees pursuant to this Declaration, (iii) the Litigation Trustees shall have the sole and exclusive right to direct Coast Federal and its successors to take (or not take) actions relating to the Litigation as contemplated by this Declaration and may, among other things, instruct Coast Federal and its successors to dismiss, settle or cease prosecuting the Litigation at any time without obtaining any cash or other recovery, or upon obtaining any such cash or other recovery as the Litigation Trustees may determine, (iv) the Litigation Trustees have the sole and exclusive right to take or not take other actions contemplated by this Declaration relating to the Litigation (including, without limitation, any decision with respect to the incurrence of expenses); and

     (f) the liability of the Trustees and members of the Ahmanson Group is limited to the extent set forth in Article XI.

     SECTION 10.2 Limitations on Suits by Holders. (a) To the fullest extent permitted by law, no Holder of CPR Certificates shall have any right by virtue or by availing itself of any provision of this Declaration to institute any action or proceeding other than a suit by such Holder for nonpayment of amounts due and owing with respect to such Holder's CPR Certificates following a payment of the Commitment Amount to the Trust and payment of the Payment Amount by the Trust to other Holders, at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Declaration, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Institutional Trustee written notice of default and of the continuance thereof as herein before provided, and unless also the Holders of not less than 50% of the CPR Certificates outstanding shall have made written request upon the Institutional Trustee to institute such action or proceeding in its own name as trustee hereunder and shall have offered to the Institutional Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Institutional Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; it being understood and intended, and being expressly covenanted by the Holder of every CPR Certificate with every other Holder of CPR Certificates and the Institutional Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Declaration to effect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Declaration, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Institutional Trustee shall be entitled to such relief as can be given either at law or in equity.

     (b) Any proceeding by Holders shall be instituted only in accordance with the following procedures:

          (i) The prospective plaintiff(s) shall deliver to the Institutional Trustee (which shall promptly deliver a copy thereof to the Litigation Trustees) a printed or typewritten statement not more than 10 pages in length containing (i) the name(s) and address(es) of the prospective plaintiff(s), (ii) a statement of the nature and amount of each plaintiff's interest in the CPR Certificates, and (iii) a description of the nature and grounds of the claims to be asserted and the relief or remedy sought.

          (ii) The Institutional Trustee shall promptly notify the prospective plaintiff(s) of the number of copies needed for distribution to Holders and the postage, printing and administrative costs for preparing and mailing the statement of the prospective plaintiff(s), a response by the Institutional Trustee or the Litigation Trustees, as applicable, which shall not exceed 10 pages in length, a consent form described below and a return envelope. Upon receipt of a certified check for such postage, printing and administrative costs, the Institutional Trustee shall promptly mail these materials to the Holders. Sixty days after mailing, the responses received shall be open to inspection by the prospective plaintiff(s) or any Holder at reasonable times during business hours at the office of the Trust designated for such purposes.

          (iii) The mailing to Holders shall include a consent form reading substantially as follows:

             "In response to the Coast Federal Litigation Contingent Payment
        Rights Trust mailing dated                ,

               --------------------- I HEREBY CONSENT TO SUCH SUIT.

               --------------------- I DO NOT CONSENT TO SUCH SUIT.

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Printed or Typed Name of Holder

                                          Date:
                                          --------------------------------------

                "If this response is not returned by                , you will
           be considered as not consenting to such suit."

                                   ARTICLE XI

                           LIMITATION OF LIABILITY OF
                   HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

     SECTION 11.1 Liability. (a) Except as expressly set forth in this Declaration, the Trustees shall not be:

          (i) personally liable for the payment of any amounts, including, without limitation, the Payment Amount or any portion of the Retained Amount remaining upon the expiration of the Retained Amount Period, to the Holders, which payment shall be made solely from the Commitment Amount, if any, and the Retained Amount, if any, respectively, and other assets of the Trust, if any; or

          (ii) required to pay to the Trust or to any Holder any deficit upon dissolution of the Trust or otherwise.

     (b) Pursuant to sec. 3803(a) of the Business Trust Act, the Holders of the CPR Certificates shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     SECTION 11.2 Exculpation. (a) To the fullest extent permitted by law, no Trust Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Indemnified Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person, except that (i) the Litigation Trustees shall be liable for any such loss, damage or claim incurred by reason of any act or omission performed or omitted by them if it shall be established in a final judicial determination by clear and convincing evidence that any such act or omission of the Litigation Trustees was undertaken with deliberate intent to injure the Holders or with reckless disregard for the best interests of such Holders and, in any event, any liability will be limited to actual, proximate, quantifiable damages, and (ii) the

Institutional Trustee or the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Institutional Trustee's or Delaware Trustee's (as the case may be) gross negligence or willful misconduct with respect to such acts or omissions, provided, that nothing in this Section 11.2(a) is intended to limit the Litigation Trustees' right to insurance obtained by the Trust and the proceeds of such insurance.

     (b) To the fullest extent permitted by law, no Ahmanson Indemnified Person shall have any liability to the Trust, the Trustees or the Holders. Without limiting the generality of the foregoing, to the fullest extent permitted by law, none of the Holders (in their capacity as Holders), the Trustees or the Trust shall have the right to enforce, institute or maintain a suit, action or proceeding against an Ahmanson Indemnified Person relating to the formation of the Trust, the entering into of the Commitment, the distribution of the CPR Certificates, the Litigation or actions of the Litigation Trustees in their capacity (or purportedly in their capacity) as Litigation Trustees. Notwithstanding the preceding two sentences of this Section 11.2(b), the Trust (or the Litigation Trustees on behalf of the Trust) may enforce, institute or maintain a suit, action or proceeding against (i), except as set forth in
Section 3.13(a)(ii), Ahmanson or its successors as successor to the Sponsor for breach of its obligations hereunder, (ii) Ahmanson or its successors for its breach of any of its obligations under the Commitment or its failure to deliver any CPR Certificate when due or to return to the Trust for cancellation any CPR Certificate required to be returned pursuant to the Merger Agreement when so required, (iii) Ahmanson or its successors for failure to deposit the Expense Fund at the Effective Time in a non-interest bearing demand deposit account in the name of the CPR Trust at Home Savings or (iv) Home Savings or its successors for breach of any depository relationship obligations it may have with respect to the Expense Fund, and in each case, Ahmanson or Home Savings or their successors, as the case may be, may be liable to the Trust in connection with such suit, action or proceeding; provided, that fees and expenses incurred by the Ahmanson Group in such a suit, action or proceeding shall not be set off against the Litigation Proceeds (in order to calculate the Commitment Amount) if the Trust or the Litigation Trustees prevail in such a suit, and, if in connection with suits brought pursuant to clauses (i) through (iv) inclusive, shall be deemed expenses of the Trust payable by the Trust out of the Commitment Amount, including any Retained Amount, if the Litigation Trustees do not prevail.

     (c) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and, if selected by such Indemnified Person, has been selected by such Indemnified Person with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which payment to Holders might properly be paid.

     SECTION 11.3 Fiduciary Duty. (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Indemnified Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Indemnified Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Indemnified Person.

     (b) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

          (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

          (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

     SECTION 11.4 Indemnification. (a) The Trust shall indemnify, to the fullest extent permitted by law, any Trust Indemnified Person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or relating to the Trust, the CPR Certificates, the distribution of the CPR Certificates, the Litigation or any acts or omissions of the Trustees in their capacity or purportedly in their capacity as Trustees, or actions taken by the Litigation Trustees (including actions taken by the Litigation Trustees in their capacity as officers or directors of Coast or Ahmanson so long as such actions relate to the Trust including, without limitation, the negotiation of the terms of the Trust and the CPR Certificates and the approval of the establishment of the Trust and the distribution of the CPR Certificates and related transactions, but otherwise excluding actions taken by the Litigation Trustees in such capacities), against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties and other costs and expenses, including attorneys' fees and expenses and other fees and expenses associated with the defense of a claim or incurred by such Indemnified Person in obtaining indemnification under this Declaration, whether or not in a formal proceeding (collectively, "Damages").

     (b) The Trust shall indemnify, to the fullest extent permitted by law, the Ahmanson Indemnified Persons against any and all Damages (other than in connection with claims by shareholders of Ahmanson against Ahmanson's directors with respect to actions taken at or prior to the Merger) arising out of or relating to, (i) with respect to claims brought by Holders in their capacity as Holders, any matter whatsoever and (ii) with respect to claims brought by any other party, any matter relating to the Trust, the CPR Certificates, the distribution of the CPR Certificates, the Litigation, and actions taken by the Litigation Trustees (including actions taken by the Litigation Trustees in their capacity as officers or directors of Coast or Ahmanson so long as such actions relate to the Trust including, without limitation, the negotiation of the terms of the Trust and the CPR Certificates and the approval of the establishment of the Trust and the distribution of the CPR Certificates and related transactions, but otherwise excluding actions taken by the Litigation Trustees in such capacities).

     (c) Notwithstanding the preceding paragraphs (a) and (b), no indemnification shall apply (i) in the case of the indemnification of the Litigation Trustees, if Holders establish in a final judicial determination by clear and convincing evidence that such Damages arose as the result of acts or omissions of the Litigation Trustees with deliberate intent to injure the CPR Certificate Holders or with reckless disregard for the best interests of such Holders, (ii) in the case of the indemnification of the Delaware Trustee or the Institutional Trustee, if Holders establish in a final judicial determination by clear and convincing evidence that such damages arose because such Trustee was grossly negligent or engaged in willful misconduct, and (iii) in the case of the indemnification of the Ahmanson Indemnified Persons under paragraph (b)(ii) above, with respect to Damages arising from claims against (A) Ahmanson or its successors as successor to the Sponsor for breach of its obligations hereunder after the Effective Time, (B) Ahmanson or its successors for its breach of any of its obligations under the Commitment, (C) Ahmanson or its successors for failure to deliver any CPR Certificate when due or to return to the Trust for cancellation any CPR Certificate required to be returned when so required, (D) Ahmanson or its successors for failure to deposit the Expense Fund at the Effective Time in a non-interest bearing demand deposit account in the name of the CPR Trust at Home Savings, or (E) Home Savings or its successors for breach of any depository relationship obligations it may have with respect to the Expense Fund. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) the Litigation Trustees acted or decided with deliberate intent to injure the Holders or with reckless disregard for the best interests of such Holders or (ii) the Delaware Trustee or Institutional Trustee was grossly negligent or engaged in willful misconduct.

     (d) To the fullest extent permitted by law, expenses (including attorneys' fees and expenses) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in Sections 11.4(a) and 11.4(b) shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (without bond or security) by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Trust as authorized in this Section 11.4.

     (e) All rights to indemnification under this Section 11.4 shall be deemed to be provided by a contract between the Trust and each Indemnified Person who serves in such capacity at any time while this

Section 11.4 is in effect. Any repeal or modification of this Section 11.4 shall not affect any rights or obligations then existing.

     (f) The Trust shall purchase and maintain insurance to cover its indemnification obligations and any other liabilities of the Litigation Trustees. The Trust will use amounts from the Expense Fund (or amounts from other sources of the Trust) to pay for such insurance.

     (g) For purposes of this Section 11.4, references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger involving the Trust, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 11.4 with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

     (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.4 shall continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

     SECTION 11.5 Outside Businesses. Any Indemnified Person may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Indemnified Person shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Indemnified Person shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Indemnified Person may engage or be interested in any financial or other transaction with Ahmanson or any Affiliate of Ahmanson, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of Ahmanson or its Affiliates.

     SECTION 11.6  Compensation; Fee. The Trust agrees:

          (a) to pay to the Institutional Trustee and the Delaware Trustee from time to time, upon the approval of the Litigation Trustees, reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to pay to the Litigation Trustees the compensation set forth in
     Section 3.8 (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee or an express trust); and

          (c) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the compensation and the expenses and disbursements of their respective agents and counsel).

     The provisions of Section 11.4 and this Section 11.6 shall survive the dissolution of the Trust and the termination of this Declaration and the removal or resignation of any Trustee.

                                  ARTICLE XII

                                   ACCOUNTING

     SECTION 12.1 Fiscal Year. The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

     SECTION 12.2 Certain Accounting Matters. (a) At all times during the existence of the Trust, the Litigation Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Litigation Trustees.

     (b) The Litigation Trustees shall cause to be duly prepared and delivered to each of the Holders any annual United States federal income tax information statement required by the Code, containing such information with regard to the CPR Certificates held by each Holder as is required by the Code and the regulations promulgated thereunder. Notwithstanding any right under the Code to deliver any such statement at a later date, the Litigation Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

     (c) The Litigation Trustees shall cause to be duly prepared and filed an annual United States federal income tax return on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Litigation Trustees on behalf of the Trust with any state or local taxing authority.

     SECTION 12.3 Banking. The Trust may maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments received by the Trust pursuant to the Commitment shall be maintained separately from other funds as provided by Section 3.13(b)(ii)(D).

     SECTION 12.4 Withholding. The Institutional Trustee or any Paying Agent shall comply with all withholding requirements under United States federal, state and local law. The Institutional Trustee or any Paying Agent shall request, and the Holders shall provide to the Institutional Trustee or any Paying Agent, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Institutional Trustee or any Paying Agent to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Litigation Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Institutional Trustee or any Paying Agent is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Institutional Trustee or any Paying Agent may reduce subsequent Distributions by the amount of such withholding.

                                  ARTICLE XIII

                            AMENDMENTS AND MEETINGS

     SECTION 13.1 Amendments. (a) Except as otherwise provided in this Declaration, this Declaration may only be amended by a written instrument approved and executed by

          (i) the Institutional Trustee;

          (ii) the Litigation Trustees, acting by majority vote; and

          (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

          (b) Notwithstanding any other provision of this Article XIII, no amendment shall be made, and any such purported amendment shall be void and ineffective unless the Institutional Trustee shall have first received:

             (A) an Officers' Certificate from the Trust that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the CPR Certificates); and

             (B) an opinion of counsel (who may be counsel to the Trust, the Litigation Trustees or to a member of the Ahmanson Group) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the CPR Certificates).

     (c) Except as provided in Section 13.1(d), (e), (f) or (g), no amendment shall be made, and any such purported amendment shall be void and ineffective unless the Holders of a majority of the CPR Certificates then outstanding shall have consented to such amendment.

     (d) In addition to and notwithstanding any other provision in this Declaration, without the consent of each affected Holder, this Declaration may not, except as permitted by Section 13.1(g)(i) or (ii), be amended to (i) discriminate among Holders, (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such occurrence, or
(iii) modify the definition of Payment Amount or Retained Amount.

     (e) Section 2.3(a) and this Section 13.1 shall not be amended without the consent of all of the Holders of the CPR Certificates then outstanding.

     (f) Sections 11.2(b) and 11.4(b) and (c)(iii) shall not be amended without the consent of Ahmanson as successor to the Sponsor.

     (g) Subject to Section 13.1(b), this Declaration may be amended by the Institutional Trustee and the Litigation Trustees without the consent of the Holders of the CPR Certificates:

          (i) to cure any ambiguity;

          (ii) to correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

          (iii) to add to the covenants, restrictions or obligations of the Litigation Trustees or to alter the allocation of duties between the Litigation Trustees and the Institutional Trustee;

          (iv) to modify, eliminate or add to any provision of this Declaration to such extent as may be necessary to ensure that the Trust (A) will be classified for United States federal income tax purposes at all times as a grantor trust, (B) will not be required to register as an Investment Company under the Investment Company Act (including without limitation to conform to any change in any applicable rule under the Investment Company Act or written change in interpretation or application thereof by any legislative body, court, government agency or regulatory authority) or (C) is able to issue additional CPR Certificates;

     provided, however, that no such modification, elimination or addition referred to in clauses (i), (ii), (iii) or (iv) shall adversely affect the powers, preferences or special rights of Holders or cause the Trust to fail to continue to be classified as a grantor trust for purposes of United States federal income taxation.

     (h) The Institutional Trustee may, but shall have no obligation to, execute any amendment which materially adversely affects its rights, powers, immunities or indemnities.

     SECTION 13.2 Meetings of Holders of CPR Certificates; Action by Written Consent. (a) Meetings of the Holders may be called at any time by the Litigation Trustees to consider and act on any matter on which Holders are entitled to act under the terms of this Declaration, the terms of the CPR Certificates or the rules of any stock exchange or automated quotation system on which the CPR Certificates are listed or admitted for trading, if any. The Litigation Trustees shall call a meeting of the Holders if directed to do so by the Holders of at least 25% of CPR Certificates. Such direction shall be given by delivering to the Litigation Trustees one or more calls in a writing stating that the signing Holders wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called.

     (b) Except to the extent otherwise provided in the terms of the CPR Certificates, the following provisions shall apply to meetings of Holders:

          (i) notice of any such meeting (with a copy to the Institutional Trustee) shall be given to all the Holders having a right to vote thereat at least 20 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders is permitted or required under this Declaration or the rules of any stock exchange or automated quotation system on which the CPR Certificates are listed or admitted for trading, if any, such vote, consent or approval may be given at a meeting of the Holders. Any action that may be taken at a meeting of the Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders owning not less than the minimum amount of CPR Certificates that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders entitled to vote who have not consented in writing. The Litigation Trustees may specify that any written ballot submitted to the Holders for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Litigation Trustees;

          (ii) each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders were stockholders of a Delaware corporation; each meeting of the Holders shall be conducted by the Litigation Trustees or by such other Person that the Litigation Trustees may designate; and

          (iii) unless the Business Trust Act, this Declaration or the terms of the CPR Certificates or the listing rules of any stock exchange on which the CPR Certificates are then listed for trading, if any, otherwise provides, the Litigation Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  ARTICLE XIV

                    REPRESENTATIONS OF INSTITUTIONAL TRUSTEE
                              AND DELAWARE TRUSTEE

     SECTION 14.1 Representations and Warranties of the Institutional Trustee. The Trustee that acts as initial Institutional Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Institutional Trustee represents and warrants to the Trust at the time of the Successor Institutional Trustee's acceptance of its appointment as Institutional Trustee, that:

          (a) the Institutional Trustee is a corporation or banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States or a State thereof with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

          (b) the execution, delivery and performance by the Institutional Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Trustee. This Declaration has been duly executed and delivered by the Institutional Trustee, and it constitutes a legal, valid and binding obligation of the Institutional Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

          (c) the execution, delivery and performance of this Declaration by the Institutional Trustee does not conflict with or constitute a breach of the charter or by-laws of the Institutional Trustee.

     SECTION 14.2 Representations and Warranties of the Delaware Trustee. The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee, that:

          (a) the Delaware Trustee, if other than an individual, is duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

          (b) the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Declaration. This Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

          (c) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and, in either case, a Person that satisfies for the Trust the requirements of Section 3807 of the Business Trust Act.

                                   ARTICLE XV

                                 MISCELLANEOUS

     SECTION 15.1 Notices. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a) if given to the Trust, in care of the Institutional Trustee at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the CPR Certificates):

               Bankers Trust (Delaware)
               E.A. Delle Donne Corporate Center
               Montgomery Building
               1011 Centre Road
               Wilmington, Delaware 19805-1266

               Attention: Lisa Wilkins
               Facsimile: (302) 636-3222

               with a copy to:
               Bankers Trust Company
               Four Albany Street
               New York, New York 10006

               Attention: Kevin Weeks
               Facsimile: (212) 250-6961

          (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders of the CPR Certificates):

               Bankers Trust (Delaware)
               E.A. Delle Donne Corporate Center
               Montgomery Building
               1011 Centre Road
               Wilmington, Delaware 19805-1266

               Attention: Lisa Wilkins
               Facsimile: (302) 636-3222

          (c) if given to the Institutional Trustee, at the Institutional Trustee's Corporate Trust Office (or such other address as the Institutional Trustee may give notice of to the Holders of the CPR Certificates).

          (d) if given to the Litigation Trustees, at the mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the CPR Certificates):

               c/o Bankers Trust Company
               Four Albany Street
               New York, New York 10006

               Attention: Kevin Weeks
               Facsimile: (212) 250-6961

          (e) if given to any Holder, at the address set forth on the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver the same.

     SECTION 15.2 Governing Law. This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware; provided, however, that, to the fullest extent permitted by law, there shall not be applicable to the Trust, the Trustees or this Declaration any provision of the laws (statutory or common) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or (g) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees as set forth or referenced in this Declaration. Section 3540 and Section 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

     SECTION 15.3 Intention of Parties. It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust that is formed to hold the Commitment and liquidate the Commitment, as provided for herein. The provisions of this Declaration shall be interpreted to further this intention of the parties.

     SECTION 15.4 Headings. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

     SECTION 15.5 Successors and Assigns. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

     SECTION 15.6 Partial Enforceability. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     SECTION 15.7 Specific Performance. The Litigation Trustees and the Sponsor hereby agree that the obligations imposed on them in this Declaration are special, unique and of an extraordinary character, and that, in the event of breach by the Litigation Trustees or the Sponsor, as the case may be, damages would not be an adequate remedy and the Litigation Trustees or the Sponsor, as the case may be, shall be entitled to specific performance and injunctive and other equitable relief, including declaratory relief, in addition to any other remedy to which it may be entitled, at law or in equity; and the Litigation Trustees and the Sponsor hereby further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     SECTION 15.8 Counterparts. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees and the Sponsor to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                          BANKERS TRUST (DELAWARE)
                                            as Delaware Trustee

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          BANKERS TRUST COMPANY
                                            as Institutional Trustee

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          COAST SAVINGS FINANCIAL, INC.,
                                            as Sponsor

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          COAST FEDERAL LITIGATION
                                            CONTINGENT PAYMENT RIGHTS TRUST

                                          By:
                                          --------------------------------------
                                            Ray Martin, as Litigation Trustee

                                          By:
                                          --------------------------------------
                                            Robert L. Hunt II, as Litigation
                                              Trustee

                                          By:
                                          --------------------------------------
                                            James F. Barritt, as Litigation
                                              Trustee

                                          By:
                                          --------------------------------------
                                            Norman H. Raiden, as Litigation
                                              Trustee

                          EXHIBIT B TO AMENDED AND RESTATED DECLARATION OF TRUST

                  FORM OF CONTINGENT PAYMENT RIGHT CERTIFICATE

                         [FORM OF FACE OF CERTIFICATE]

[The following two paragraphs apply only to Certificates in global form.] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION REFERRED TO BELOW.]

------------------------------     --------------------------------------------------------------------------------
      CERTIFICATE NUMBER                           NUMBER OF CONTINGENT PAYMENT RIGHT CERTIFICATES

                            CUSIP NO

      CERTIFICATE EVIDENCING UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS

                                       OF

            COAST FEDERAL LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

                     CONTINGENT PAYMENT RIGHT CERTIFICATES

     COAST FEDERAL LITIGATION CONTINGENT PAYMENT RIGHTS TRUST, a statutory business trust created under the laws of the State of Delaware (the "Trust"),
hereby certifies that                (the "Holder") is the registered owner of
certificates of the Trust representing undivided beneficial interests in the assets of the Trust, designated the Contingent Payment Right Certificates (the "CPR Certificates"). Subject to the Declaration (as defined below), the CPR Certificates are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The CPR Certificates represented hereby are issued pursuant to the designation, rights, privileges, restrictions, preferences and other terms and provisions of, and shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of
the Trust dated as of             , 1998, among Ray Martin, Robert L. Hunt II,
Norman H. Raiden and James F. Barritt as Litigation Trustees (the "Litigation Trustees"), Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust Company, as Institutional Trustee, Coast Savings Financial, Inc., as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including the designation of the terms of the CPR Certificates, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The [Institutional Trustee] will provide a copy of the Declaration to the Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this CPR Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

     This CPR Certificate is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

     IN WITNESS WHEREOF, the Trust has duly executed this CPR Certificate.

                                          COAST FEDERAL LITIGATION
                                          CONTINGENT PAYMENT RIGHTS TRUST

                                          [By: COAST SAVINGS FINANCIAL, INC. as
                                               Sponsor


                                          By:
                                            ------------------------------------

                                            Name:

                                            Title: [Authorized Officer]]

                                          [By:
                                            ------------------------------------

                                            Name:

                                            Title: Litigation Trustee

                                          By:
                                            ------------------------------------


                                            Name:

                                            Title: Litigation Trustee

                                          By:
                                            ------------------------------------

                                            Name:

                                            Title: Litigation Trustee

                                          By:
                                            ------------------------------------

                                            Name:

                                            Title: Litigation Trustee]


     Dated:

                         CERTIFICATE OF AUTHENTICATION

     This is one of the CPR Certificates referred to in the within-mentioned Declaration.

                                          BANKERS TRUST COMPANY, as the

                                              Institutional Trustee

                                          By:
                                          --------------------------------------

                                            [Authorized Officer]

                        [FORM OF REVERSE OF CERTIFICATE]

     Distributions payable on each CPR Certificate will be payable from time to time upon the receipt by the Trust of payments of the Commitment Amount (as defined herein) from H. F. Ahmanson & Company, a Delaware corporation ("Ahmanson") pursuant to the Commitment Agreement (the "Commitment") dated
as of             , 1998, between Ahmanson and the Trust, entered into by
Ahmanson as part of the consideration for the merger (the "Merger") of Coast Savings Financial, Inc. ("Coast") with and into Ahmanson. The Commitment Amount means the Litigation Proceeds (as defined herein) minus the Reimbursements (as defined herein) plus the Assumed Tax Benefit (as defined herein). Litigation Proceeds means any and all cash payments (the "Cash Proceeds") and non-cash payments (the "Non-Cash Proceeds") actually received by Coast Federal or Home Savings or any of their affiliates (the "Ahmanson Group") pursuant to a final, non-appealable judgment or a final settlement of the litigation claims of Coast Federal Bank, Federal Savings Bank, a wholly-owned subsidiary of Coast, ("Coast Federal") and any of its successors, in Coast Federal Bank, Federal Savings Bank
v. United States, Civil Action Number 92-466C (Cl. Ct. filing July 9, 1992) (the "Litigation"). Reimbursements means an amount equal to (a) the Expense Fund (as defined herein), plus (b) interest on the portion of the Expense Fund withdrawn by the Trust calculated from the time of any such withdrawal at an annual interest rate equal to the reference rate of Bank of America (the "Reference Rate") plus 250 basis points, compounded quarterly, plus (c) the Assumed Tax Liability (as defined herein), plus (d) in the event the Litigation Proceeds are required to be included in income for federal income tax purposes in a taxable year prior to the year such proceeds are received in cash (because of either the accrual of Cash Proceeds before the payment thereof or the time required to liquidate Non-Cash Proceeds), interest at the Reference Rate plus 250 basis points from the date of such payment of taxes to the date of receipt of cash. Assumed Tax Benefit means an amount equal to the tax benefit that would be allowed to the Ahmanson Group under Section 483(a) of the Internal Revenue Code, computed based on certain assumptions, from payments on the Commitment. The Expense Fund means an amount equal to $20 million, less the expenses relating to the Litigation incurred and paid by Coast Federal between August 31, 1997 and the effective date of the Merger, which amount Ahmanson will deposit at the effective time of the Merger in a non-interest bearing demand-deposit account in the name of the Trust at Home Savings. The Assumed Tax Liability means an amount equal to the income (including franchise) tax liability of the Ahmanson Group (not giving effect to any deductions attributable to payments of the Commitment Amount) attributable to the receipt of the Litigation Proceeds computed on certain assumptions. The Payment Amount means, with respect to each payment of the Commitment Amount received by the Trust pursuant to the Commitment, such payment of the Commitment Amount received by the Trust (including the amount of cash resulting from the monetization by Ahmanson of any Non-Cash Proceeds) less the amount of any accrued but unpaid expenses payable by the Trust and, for any reason, not covered by the Expense Fund (including, without limitation, contingent amounts payable to attorneys, experts or others retained by the Trust or Coast Federal (or any successor thereto) in connection with the prosecution of the Litigation by Coast Federal (or any successor thereto)), plus interest or income, if any, received by the Trust on such payment of the Commitment Amount, less amounts retained by the Trust as the Retained Amount (as defined herein). The Retained Amount means $10 million (or such greater amount as the Litigation Trustees shall reasonably determine may be reasonably likely to be required to pay additional expenses or to satisfy the Trust's indemnification obligations). The Litigation Trustees' obligation to make payments to the Holders shall be subject to the requirement that the Trust retain, from amounts remaining in the Expense Fund and from payments of the Commitment Amount, the Retained Amount for a period (the "Retained Amount Period") of two years (or such longer period as the Litigation Trustees shall reasonably determine (initially or at any time prior to the then scheduled termination of the Retained Amount Period) may be reasonably likely to be required) to satisfy all expenses, costs and claims and indemnification obligations of the Trust which may be incurred or which may arise after the Commitment Amount is paid in full.

     The Trust will make payments from time to time to the Holders of the Payment Amounts upon the receipt of the applicable payments of the Commitment Amount from Ahmanson. Each CPR Certificate will entitle the Holder thereof to receive a fraction (equal to 1 divided by the total number of CPR Certificates outstanding) of any Payment Amount within 60 days after the Trust receives a Commitment Amount.

     Within 90 days of the expiration of the Retained Amount Period, the Trust will pay to the Holders any remaining portion of the Retained Amount. Each CPR Certificate will entitle the Holder thereof to receive a fraction (equal to 1 divided by the total number of CPR Certificates then outstanding) of the remaining portion of the Retained Amount.

     The Trust shall mandatorily redeem for $0.01 in cash each CPR Certificate issued to a Coast stockholder who provides a notice of intent to exercise appraisal rights in the Merger with respect to shares of Coast common stock. If any such Coast stockholder subsequently withdraws, or fails to perfect, such appraisal demand, Ahmanson in its capacity as successor to the Sponsor, shall deliver to such stockholder one CPR Certificate for each share of Coast common stock as to which such appraisal demand was withdrawn and not perfected.

     To the fullest extent permitted by law, no Trust Indemnified Person (as defined in the Declaration) shall be liable, responsible or accountable in damages or otherwise to the Trust or any Indemnified Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Trust Indemnified Person, except that (i) the Litigation Trustees shall be liable for any such loss, damage or claim incurred by reason of any act or omission performed or omitted by them if it shall be established in a final judicial determination by clear and convincing evidence that any such act or omission of the Litigation Trustees was undertaken with deliberate intent to injure the Holders or with reckless disregard for the best interests of such Holders and, in any event, any liability will be limited to actual, proximate, quantifiable damages, and (ii) the Institutional Trustee or the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Institutional Trustee's or Delaware Trustee's (as the case may be) gross negligence or willful misconduct with respect to such acts or omissions.

     To the fullest extent permitted by law, no Ahmanson Indemnified Person (as defined in the Declaration), shall have any liability to the Trust, the Trustees or the Holders. Without limiting the generality of the foregoing, to the fullest extent permitted by law, none of the Holders (in their capacity as Holders), the Trustees or the Trust shall have the right to enforce, institute or maintain a suit, action or proceeding against an Ahmanson Indemnified Person relating to the formation of the Trust, the entering into of the Commitment, the distribution of the CPR Certificates, the Litigation or actions of the Litigation Trustees in their capacity (or purportedly in their capacity) as Litigation Trustees. The Trust (or the Litigation Trustees on behalf of the Trust) may enforce, institute or maintain a suit, action or proceeding against
(i) Ahmanson or its successors as successor to the Sponsor for breach of its obligations under the Declaration, (ii) Ahmanson or its successors for its breach of any of its obligations under the Commitment or its failure to deliver any CPR Certificate when due or to return to the Trust for cancellation any CPR Certificate required to be returned pursuant to the Merger Agreement when so required, (iii) Ahmanson or its successors for failure to deposit the Expense Fund at the Effective Time in a non-interest bearing demand deposit account in the name of the CPR Trust at Home Savings, or (iv) Home Savings or its successors for breach of any depository relationship obligations it may have with respect to the Expense Fund, and in each case, Ahmanson or Home Savings or their successors, as the case may be, may be liable to the Trust in connection with such suit, action or proceeding; provided, that fees and expenses incurred by the Ahmanson Group in such a suit, action or proceeding shall not be set off against the Litigation Proceeds (in order to calculate the Commitment Amount) if the Trust or the Litigation Trustees prevail in such a suit, and, if in connection with suits brought pursuant to clauses (i) through (iv) inclusive, shall be deemed expenses of the Trust payable by the Trust out of the Commitment Amount, including any Retained Amount, if the Litigation Trustees do not prevail.

     The Holders will have no voting rights (except in connection with certain amendments to the Declaration described in Article XIII of the Declaration and except in connection with the removal of the Institutional Trustee and the Delaware Trustee for cause, or, if a default by the Trust with respect to its payment obligations under Article IV of the Declaration shall have occurred and be continuing, with or without cause), no liquidation preference and no rights to dividends or distributions other than their pro rata share of the Payment Amount and any portion of the Retained Amount remaining at the expiration of the Retained Amount Period, plus any other Trust assets.

     THE CPR CERTIFICATES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

     The Holders have no rights with respect to, or interest in, (i) the Litigation, (ii) Coast Federal, or (iii) any amount received by Coast Federal or any other member of the Ahmanson Group with respect to the Litigation, including any judgment or settlement proceeds.

     Each Holder acknowledges that: (i) the Litigation is solely an asset of Coast Federal and its successors, (ii) the Litigation shall be conducted by and on behalf of Coast Federal and its successors solely in accordance with the instructions of the Litigation Trustees pursuant to the Declaration, (iii) the Litigation Trustees shall have the sole and exclusive right to direct Coast Federal and its successors to take (or not take) actions relating to the Litigation as contemplated by the Declaration and may, among other things, instruct Coast Federal and its successors to dismiss, settle or cease prosecuting the Litigation at any time without obtaining any cash or other recovery, or upon obtaining any such cash or other recovery as the Litigation Trustees may determine, and (iv) the Litigation Trustees have the sole and exclusive right to take or not take other actions contemplated by the Declaration relating to the Litigation (including, without limitation, any decision with respect to the incurrence of expenses).

     Nothing in the Declaration or this CPR Certificate shall be construed to create any partnership or joint venture between the Sponsor, Coast Federal, Ahmanson or any member of the Ahmanson Group, and the Holders.

                                                                      APPENDIX C

     COMMITMENT AGREEMENT, dated as of             , 1998 (this "Agreement"), by
and between H. F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), and the Coast Federal Litigation Contingent Payment Right Trust (the "CPR Trust"), a Delaware business trust (the "CPR Trust").

                                    RECITALS

     WHEREAS, Ahmanson has entered into an Amended and Restated Agreement and Plan of Merger, dated as of October 5, 1997 (the "Merger Agreement"), by and between Ahmanson and Coast Savings Financial, Inc. ("Coast");

     WHEREAS, prior to or simultaneously with the execution of this Agreement, Ahmanson will have deposited or will deposit the Expense Fund in a non-interest bearing demand-deposit account in the name of the CPR Trust at Home Savings; and

     WHEREAS, pursuant to the Merger Agreement, Ahmanson has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.01 Certain Definitions. (a) The following terms are used in this Agreement with the meanings set forth below:

          "Accountant" has the meaning set forth in Section 2.02 hereof.

          "Ahmanson" has the meaning set forth in the preamble to this Agreement.

          "Ahmanson Certificate" has the meaning set forth in Section 2.02 hereof.

          "Ahmanson Group" means Ahmanson, Coast Federal or Home Savings or any of their affiliates.

          "Ahmanson Indemnified Parties" has the meaning set forth in Section
     2.07 hereof.

          "Assumed Tax Benefit" means an amount equal to the tax benefit that would be allowed to the Ahmanson Group under Section 483(a) computed as set forth in Section 2.03 hereof.

          "Assumed Tax Liability" means an amount equal to the income (including franchise) tax liability of the Ahmanson Group (not giving effect to any deductions attributable to payments of the Commitment Amount) attributable to the receipt of the Litigation Proceeds computed as set forth in Section
     2.03 hereof.

          "Cash Proceeds" means any cash payment actually received by the Ahmanson Group pursuant to a final, nonappealable judgment or a final settlement of the Litigation.

          "Coast" has the meaning set forth in the recitals to this Agreement.

          "Coast Federal" means Coast Federal Bank, Federal Savings Bank.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commitment Amount" means the Litigation Proceeds minus the Reimbursements plus the Assumed Tax Benefit.

          "Controlled Subsidiary" means any person at least 80% of the outstanding shares of Voting Stock (except for directors' qualifying shares) of which is at the time owned directly or indirectly by Ahmanson.

          "CPR Calculation Certificate" has the meaning set forth in Section
     2.02 hereof.

          "CPR Trust" has the meaning set forth in the preamble to this Agreement.

          "CPR Trust Agreement" means the Amended and Restated Declaration of
     Trust, dated as of             , 1998, among Coast, the Litigation Trustees
     and the other trustees named therein.

          "Damages" has the meaning set forth in Section 2.07 hereof.

          "Determination" means (a) a determination that Litigation Proceeds are not includible in gross income in whole or in part or (b) a determination that no deduction is allowed (or that any allowed deduction is limited) in respect of payments of the Commitment Amount under Section 483(a) in whole or in part. With respect to clause (a), no such Determination shall be deemed to be made unless it is made prior to the earlier of (x) thirty days before the date of filing by the Ahmanson Group of the federal tax return for the taxable year in which the Litigation Proceeds are assumed to be includible in gross income or (y) the receipt by the Ahmanson Group of the Litigation Proceeds. With respect to clause (b), no such Determination shall be deemed to be made with respect to any payment of the Commitment Amount unless such Determination is made prior to (A) the end of the 30th day following the delivery to the CPR Trust of the Ahmanson Certificate with respect to such payment of the Commitment Amount, if the CPR Trust does not deliver a Notice of Objection within such 30-day period with respect to such Ahmanson Certificate, or (B) the Resolution with respect to such payment of the Commitment Amount, if the CPR Trust delivers a Notice of Objection within the 30-day period referred to in clause (A) above with respect to such Ahmanson Certificate.

          "Due Date" has the meaning set forth in Section 2.02 hereof.

          "Expense Fund" means the $     million that Ahmanson is depositing
     simultaneously with the effectiveness of this Agreement in a non-interest bearing demand-deposit account in the name of the CPR Trust at Home Savings.

          "FHLBSF" means the Federal Home Loan Bank of San Francisco.

          "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          "Home Savings" means Home Savings of America, FSB.

          "IRS" means the Internal Revenue Service.

          "Litigation" means Coast Federal Bank, FSB v. United States, No. 92-466C (United States Court of Claims, filed July 9, 1992).

          "Litigation Proceeds" means any and all Cash Proceeds and Non-Cash Proceeds.

          "Non-Cash Proceeds" means the non-cash payments, if any, actually received by the Ahmanson Group pursuant to a final, non-appealable judgment or a final settlement of the Litigation.

          "Notice of Agreement" has the meaning set forth in Section 2.02 hereof.

          "Notice of Objection" has the meaning set forth in Section 2.02 hereof.

          "Officer's Certificate" means a certificate from the chief financial officer of Home Savings specifying that portion of the Litigation Proceeds that cannot be paid due to regulatory restrictions and the applicable law, regulation or other action of a regulatory authority that is the source of the regulatory restrictions described in Section 2.03 hereof.

          "Opinion of Counsel" means an opinion of outside counsel substantially to the effect that the distribution by Home Savings of the Litigation Proceeds or the applicable portion thereof, as the case may be, would result in the violation of the applicable law, regulation or other action of a regulatory authority that is the source of the regulatory restrictions described in Section 2.03 hereof.

          "Proceeds Notice" has the meaning set forth in Section 2.02 hereof.

          "Reference Rate" means the reference rate or an equivalent rate announced from time to time of the Bank of America or any successor (or, if no successor remains in existence or publicly announces a rate, the commercial bank with the largest amount of deposits in the State of California as of the most recent year end prior to the applicable date for which information is publicly available and which publicly announces such a rate, as determined in good faith by Ahmanson's Board of Directors), as in effect from time to time.

          "Regulatory Document" means either (i) a copy of written documentation from the applicable regulatory authority to the effect that Home Savings may not distribute the Litigation Proceeds, or any portion thereof, to Ahmanson, or (ii), prior to the expiration of any applicable prior notice or application period following Home Savings' submission to the applicable regulatory authority of a notice or application for approval of a distribution of the Litigation Proceeds to Ahmanson, an officer's certificate from the chief financial officer of Home Savings certifying that Home Savings has submitted such a notice or application and that Home Savings has not received any written documentation from such regulatory authority to the effect that Home Savings may make such distribution.

          "Reimbursements" means an amount equal to (i) the Expense Fund plus
     (ii) interest on the portions of the Expense Fund withdrawn by the CPR Trust calculated from the time of any such withdrawal at an annual interest rate equal to the Reference Rate plus 250 basis points, compounded quarterly plus (iii) the Assumed Tax Liability plus (iv) in the event Litigation Proceeds are required to be included in income for federal income tax purposes in a taxable year prior to the year such proceeds are received in cash (because of either the accrual of Cash Proceeds before the payment thereof or the time required to liquidate Non-Cash Proceeds), interest at an annual interest rate equal to the Reference Rate plus 250 basis points from the date of payment of taxes on such income to the date of receipt of cash.

          "Resolution" has the meaning set forth in Section 2.02 hereof.

          "Section 483(a)" means Section 483(a) of the Code.

          "Tax Assumptions" means (i), if there is no Determination, the following assumptions or (ii), if there is a Determination, the following assumptions as modified by such Determination:

             (a) The Litigation Proceeds will be includible in gross income as ordinary income in full.

             (b) Payments of the Commitment Amount will not be deductible except that Section 483(a) will apply to payments of the Commitment Amount, other than those allocable to CPR Certificates issued on exercise of employee options or otherwise in a transaction that is not a sale or exchange, and payments of the Commitment Amount will be deductible to the extent treated by Section 483(a) as interest expense; it being understood that it is not intended that the distribution of the CPR Certificates immediately prior to the Effective Time of the Merger will result in the characterization of such distribution as not constituting "a sale or exchange."

             (c) The income tax liability attributable to the assumed inclusion of all or a portion of the Litigation Proceeds in gross income as ordinary income and the benefit of any deduction assumed to be allowed under Section 483(a) shall be (i) the product of the amount of such income or deduction and the highest statutory rate of federal income tax applicable to corporations for the year in which the income is assumed to be included or the deduction is assumed to be realized plus (ii) the product of such income or deduction and the net combined marginal rate of state and local income (or franchise) tax of the relevant member or members of the Ahmanson Group for the year in which the income is assumed to be included and the deduction is assumed to be realized, net of the federal income tax benefit (calculated based on the rate in clause (i)) of such state or local income (or franchise) tax. The relevant member or members of the Ahmanson Group shall be the member or members that is or are assumed to include the Litigation Proceeds in income or is or are assumed to be allowed a deduction under Section 483(a).

             (d) Any benefit from any deduction allowable to the Ahmanson Group under paragraph (c) of these assumptions for payments of the Commitment Amount shall be assumed to be realized (i) when those payments are made to the extent those payments do not exceed the Litigation

        Proceeds included in income for the same taxable year, or (ii) otherwise when, taking into account other deductions or losses or credits of the Ahmanson Group, the deduction would reduce the tax otherwise payable or result in a refund of tax already paid.

             (e) Ahmanson will be entitled to rely on a written opinion of either Sullivan & Cromwell or another nationally recognized law firm with expertise on the matter on which the opinion is sought (with a copy of such opinion to the Litigation Trustees) that is selected by Ahmanson and (unless such law firm is principal outside tax counsel to Ahmanson) reasonably acceptable to the Litigation Trustees in determining whether there has been a Determination and in otherwise applying the Tax Assumptions to determine the income (including franchise) tax liability of the Ahmanson Group attributable to the receipt of the Litigation Proceeds and payments of the Commitment Amount and any tax benefit attributable to payments of the Commitment Amount.

             (f) If the Assumed Tax Liability or the Assumed Tax Benefit cannot be computed at the time of the receipt of the Cash Proceeds or a payment of the Commitment Amount because of the absence of information as to tax rates and other factors described in the definition of Assumed Tax Liability or the definition of Assumed Tax Benefit, as the case may be, the Ahmanson Group shall compute a tentative Assumed Tax Liability or a tentative Assumed Tax Benefit, as the case may be, based on such assumptions, which are consistent with respect to the Assumed Tax Liability and the Assumed Tax Benefit, that in the reasonable opinion of the Ahmanson Group would protect the Ahmanson Group against any risk of loss. The payment of the Commitment Amount shall be based on such tentative Assumed Tax Liability or such tentative Assumed Tax Benefit computation, as the case may be. As soon as feasible, but in no event later than 12 months after the end of the taxable year in which the Commitment Amount is paid based on the tentative Assumed Tax Liability and Assumed Tax Benefit, the Ahmanson Group shall recompute the Assumed Tax Liability or the Assumed Tax Benefit, as the case may be, and pay to the CPR Trust any excess of the re-computed Commitment Amount over the Commitment Amount that was initially calculated plus interest for the period over which the payment was deferred at a rate equal to Home Savings' cost of funds as submitted monthly to the FHLBSF.

          "Trustees" means the Delaware trustee, the institutional trustee and the Litigation Trustees to the CPR Trust.

          "Voting Stock" means, with respect to any person, stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of such person, other than stock having such power only by reason of the happening of a contingency.

             (a) Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                                   ARTICLE II

                                 THE COMMITMENT

     2.01 The Commitment. (a) Ahmanson shall pay to the CPR Trust the Commitment Amount within the time specified under Section 2.02 hereof. In the event that the Ahmanson Group receives the Litigation Proceeds in staggered payments, the procedures described in this Article II with respect to the calculation and payment of the Commitment Amount will apply in full force to each such staggered payment of the Commitment Amount.

     2.02 Payment Procedures. (a) Proceeds Notice; Ahmanson Certificate. Within 10 days of the receipt by the Ahmanson Group of any Litigation Proceeds, Ahmanson will deliver to the Litigation Trustees a written notice (the "Proceeds Notice") specifying that such Litigation Proceeds have been received and describing the type and amount of any Non-Cash Proceeds received. Within 10 days of the delivery of the Proceeds Notice, the Litigation Trustees shall deliver to Ahmanson written instructions to liquidate the Non-Cash Proceeds received. If so instructed, Ahmanson will then liquidate or cause to be liquidated the Non-Cash Proceeds in accordance with the instructions.

     As promptly as practicable but in no event later than 30 days after the later of the receipt by Ahmanson of such Litigation Proceeds and of the liquidation by Ahmanson of Non-Cash Proceeds, Ahmanson will deliver to the Litigation Trustees a certificate (the "Ahmanson Certificate") setting forth the calculation of the portion of the Commitment Amount with respect to such Litigation Proceeds, which Ahmanson Certificate shall be valid and binding absent manifest error. The Ahmanson Certificate shall set forth each of the items required under this Agreement to calculate the Commitment Amount, including the amount of Litigation Proceeds and the amount of (and calculation of) each component of the Reimbursements and the assumptions underlying the determination of each item and shall be substantially in the form of Exhibit A hereto, and Ahmanson shall attach to the Ahmanson Certificate financial and other documentation reasonably sufficient to support each item and assumption used to calculate the Commitment Amount. Within 30 days of delivery of the Ahmanson Certificate, the CPR Trust will give written notice specifying whether it agrees or objects (a "Notice of Agreement" and a "Notice of Objection", respectively) to the calculation in the Ahmanson Certificate of the portion of the Commitment Amount with respect to such Litigation Proceeds. If the CPR Trust delivers a Notice of Agreement, Ahmanson will then deliver the portion of the Commitment Amount with respect to such Litigation Proceeds to the institutional trustee for the CPR Trust within 5 business days of such Notice of Agreement. If the CPR Trust delivers a Notice of Objection within such 30-day period, Ahmanson will deliver such portion of the Commitment Amount only upon a Resolution.

          (b) Dispute Resolution. If the CPR Trust delivers a Notice of Objection within such 30-day period, the CPR Trust shall as promptly as practicable following delivery of the Notice of Objection deliver to Ahmanson a certificate (the "CPR Calculation Certificate") setting forth its calculation of such portion of the Commitment Amount. The CPR Calculation Certificate shall set forth each of the items required under this Agreement to calculate such portion of the Commitment Amount, including the amount of Litigation Proceeds and the amount of (and calculation of) each component of the Reimbursements and the assumptions underlying the determination of each item and shall be substantially in the form of Exhibit A hereto, and the CPR Trust shall attach to the CPR Calculation Certificate financial and other documentation reasonably sufficient to support each item and assumption used to calculate such portion of the Commitment Amount. If Ahmanson does not agree with the CPR Trust's calculation of such portion of the Commitment Amount, then within 10 business days of the delivery by the CPR Trust of the CPR Calculation Certificate, Ahmanson and the CPR Trust shall submit the calculation of such portion of the Commitment Amount to a mutually agreed upon independent certified public accountant (the "Accountant"). If Ahmanson and the CPR Trust cannot agree upon such independent certified public accountant, then Ahmanson and the CPR Trust agree that the Accountant shall be Price Waterhouse. The Accountant shall be instructed to determine whether the calculation set forth in the Ahmanson Certificate contained manifest error and the Accountant shall be instructed to conclude (i) that the calculation set forth in the Ahmanson Certificate does not contain manifest error so long as the calculation is a reasonable calculation of such portion of the Commitment Amount based upon a reasonable interpretation of the provisions of this Agreement and (ii) that the calculation set forth in the Ahmanson Certificate contains manifest error if the calculation is not a "reasonable calculation of such portion of the Commitment Amount based upon a reasonable interpretation of the provisions of this Agreement." If the Accountant determines (a) that the calculation set forth in the Ahmanson Certificate did not contain manifest error, such portion of the Commitment Amount shall be as calculated in the Ahmanson Certificate or (b) that the calculation set forth in the Ahmanson Certificate did contain manifest error, the Accountant shall recompute such portion of the Commitment Amount based upon the formulae and definitions set forth in this Agreement and the Accountant's calculation shall be binding on both parties hereto (in either of case (i) or (ii), a "Resolution"). In the event it is determined that Ahmanson's calculation contained manifest error, in addition to such portion of the Commitment Amount, Ahmanson shall pay to the CPR Trust interest on such portion of the Commitment Amount calculated from the date that the CPR Trust delivered its Notice of Objection at an annual interest rate equal to the Reference Rate plus 250 basis points. Ahmanson and the CPR Trust shall share equally the expenses of the Accountant in connection with the performance of its duties described herein. If the CPR

     Trust delivers a Notice of Objection with respect the payment of any portion of the Commitment Amount within the applicable 30-day period and prior to the Resolution there is a Determination to the effect that no deduction is allowed (or that any allowed deduction is limited) in respect of payments of the Commitment Amount under Section 483(a) in whole or in part, then Ahmanson shall have the right to deliver a new Ahmanson Certificate with a new calculation of that portion of the Commitment Amount, and the previously delivered Ahmanson Certificate with respect to that portion of the Commitment Amount shall be considered null and void; provided, however, that if Ahmanson delivers such a new Ahmanson Certificate, Ahmanson shall be required to pay interest on that portion of the Commitment Amount from the date of delivery of the first Ahmanson Certificate relating to such portion of the Commitment Amount to the date of delivery of the new Ahmanson Certificate relating to such portion of the Commitment Amount at a rate equal to Home Savings' cost of funds as submitted monthly to the FHLBSF. The same procedures described in this
     Section 2.02(b) for the resolution of any disputes with respect to the calculation contained in an Ahmanson Certificate will apply equally to the calculation in the new Ahmanson Certificate with respect to such portion of the Commitment Amount.

          (c) Timing of Payments. Ahmanson shall pay to the CPR Trust the portion of the Commitment Amount with respect to the relevant Litigation Proceeds (i) if the CPR Trust does not deliver a Notice of Objection to the Ahmanson Certificate with respect to such portion of the Commitment Amount within the 30-day period described above, within 5 business days of the earlier of the delivery of the Notice of Agreement with respect to such Ahmanson Certificate or the 30th day following the delivery by Ahmanson of such Ahmanson Certificate or (ii) if the CPR Trust does deliver a Notice of Objection with respect to such Ahmanson Certificate within the 30-day period described above, within 5 business days of the Resolution with respect to such portion of the Commitment Amount (each, a "Due Date"). If Ahmanson does not pay such portion of the Commitment Amount by the appropriate Due Date, Ahmanson shall be obligated to pay to the CPR Trust such portion of the Commitment Amount plus interest on such portion of the Commitment Amount from the Due Date until the date such portion of the Commitment Amount is paid, calculated at an annual interest rate equal to the Reference Rate plus 250 basis points.

          (d) Regulatory Restrictions. (i) Notwithstanding the foregoing, Ahmanson shall not be obligated to pay the Commitment Amount or any portion thereof at the Due Date and shall be deemed not to be in default of this Agreement and not to have violated its obligations hereunder by virtue of not having paid the Commitment Amount or such portion thereof (A) to the extent that Home Savings is not permitted due to regulatory restrictions to distribute to Ahmanson the Litigation Proceeds or such portion thereof and
     (B) if prior to the Due Date, Ahmanson shall have delivered to the CPR Trust an Officer's Certificate and either (y) an Opinion of Counsel or (z) a Regulatory Document. Ahmanson shall be entitled not to pay the Commitment Amount or any portion thereof as specified in the immediately preceding sentence with the consequences specified in the immediately preceding sentence for a period of 2 years from the Due Date on which the Commitment Amount or such portion thereof would otherwise have been payable so long as
     (I) Home Savings continues not to be permitted to distribute such portion of the Litigation Proceeds to Ahmanson due to regulatory restrictions and
     (II) Ahmanson delivers on a quarterly basis beginning with the first full fiscal quarter following the Due Date an Officer's Certificate and either
     (y) an Opinion of Counsel or (z) a Regulatory Document.

             (ii) Notwithstanding the foregoing, Ahmanson shall be deemed to be in default of this Agreement at any time specified under Section 2.02(d)(i) hereof when payment of the Commitment Amount or such portion thereof would otherwise be due but when Ahmanson would be entitled not to make such payment and would be deemed not to be in default due to the regulatory restrictions described therein if, at such time, there shall exist a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Ahmanson (but not including any such mortgage, indenture or instrument pursuant to which the creditor's remedy is limited to foreclosure of collateral), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay principal of such indebtedness in an amount exceeding $50 million when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an aggregate principal amount exceeding $50 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness being discharged, or such acceleration having been rescinded or annulled, within a period of 35 days after the occurrence of the event that gave rise to such default provided that any such event of default shall not be deemed to have occurred so long as Ahmanson is contesting the validity thereof in good faith by appropriate proceedings.

             (iii) Ahmanson shall be obligated to pay the Commitment Amount or such portion thereof at such time as such regulatory restrictions no longer exist, and interest on the Commitment Amount or such portion thereof, as the case may be, from the Due Date until the date the Commitment Amount or such portion thereof is paid, calculated at an annual interest rate equal to the Reference Rate plus 250 basis points.

             (iv) In the event that Home Savings is not permitted due to regulatory restrictions to distribute to Ahmanson the Litigation Proceeds as described in Section 2.02(d)(i) hereof, Ahmanson agrees to use its reasonable best efforts, or to cause Home Savings to use its reasonable best efforts, to obtain regulatory approval for the distribution to Ahmanson of such Litigation Proceeds.

          (e) Payment of Reconciliation Amount. As promptly as practicable but in no event later than 30 days after the recomputation of the Assumed Tax Liability and the Assumed Tax Benefit pursuant to paragraph (f) of the definition of "Tax Assumptions" herein, Ahmanson shall pay to the CPR Trust any excess of the re-computed Commitment Amount or portion thereof over the Commitment Amount or portion thereof that was initially calculated plus interest for the period over which the payment was deferred at a rate of Home Savings' cost of funds as submitted monthly to the FHLBSF. Along with such payment, Ahmanson shall provide to the CPR Trust an Ahmanson Certificate setting forth the re-calculation of the Commitment Amount or portion thereof, which Ahmanson Certificate shall be valid and binding absent manifest error. The standards and procedures applicable to Ahmanson Certificates and the calculation of the Commitment Amount and portions thereof set forth in this Section 2.02 shall apply in full force to any Ahmanson Certificate delivered pursuant to this paragraph (e); provided, however, that the CPR Trust shall have no right to object to any item set forth in an Ahmanson Certificate delivered pursuant to this paragraph (e) if such item has not changed from the prior Ahmanson Certificate delivered with respect to the same portion of the Commitment Amount.

     2.03 Agreements With Respect to Federal Income Tax. (a) Regardless of any position taken by the Ahmanson Group on any tax return or in any claim for refund with respect to the receipt of the Litigation Proceeds or payments of the Commitment Amount (or of the actual payment or actual receipt of any taxes with respect thereto), the Assumed Tax Liability shall, (i) if there is no Determination, be computed based on the Tax Assumptions and (ii) if there is a Determination to the effect that Litigation Proceeds are not includable in gross income in whole or in part, be computed on the basis of the Tax Assumptions as such Tax Assumptions are modified by such Determination.

          (b) Regardless of any position taken by the Ahmanson Group on any tax return or in any claim for refund with respect to the receipt of the Litigation Proceeds or payments of the Commitment Amount (or of the actual payment or actual receipt of any taxes with respect thereto), the Assumed Tax Benefit shall, (i) if there is no Determination, be computed based on the Tax Assumptions and (ii) if there is a Determination that no deduction is allowed (or that any allowed deduction is limited) with respect to the application of Section 483(a) to payments of the Commitment Amount, be computed on the basis of the Tax Assumptions as such Tax Assumptions are modified by such Determination.

          (c) A Determination that Litigation Proceeds are not includable in gross income in whole or in part will be deemed to be made on the earlier of (i) the date of a final judicial determination to such effect, binding upon Coast Federal (or its successor), is made in the Litigation, (ii) the date a final agreement to which Ahmanson is a party with the federal government to such effect is entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related IRS ruling to such effect issued to a member of the Ahmanson Group in connection with such agreement (it being understood that the Ahmanson Group shall be under no obligation to seek such a ruling or refund or enter into such an agreement; provided that if requested the Ahmanson Group will enter into such an agreement if such agreement does not impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that Coast or Coast Federal or Coast's stockholders might have been able to bring as of immediately prior to the Merger) on the Ahmanson Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters) and (iii) the effective date of a law, regulation or IRS ruling to such effect that applies to Ahmanson or taxpayers generally, and would be applicable to claims against the federal government arising out of capital credits affected by FIRREA. Notwithstanding the foregoing, no such Determination shall be deemed to be made unless it is made prior to the earlier of (x) thirty days before the date of filing by the Ahmanson Group of the federal tax return for the taxable year in which the Litigation Proceeds are assumed to be includible in gross income or (y) the receipt by the Ahmanson Group of the Litigation Proceeds.

          (d) A Determination with respect to the application of Section 483(a) to payments of the Commitment Amount will be deemed to be made on the earlier of (i) the date a final judicial determination to such effect binding upon Ahmanson is made in the Litigation, (ii) the date a final agreement to which Ahmanson is a party with the federal government to such effect is entered into at the direction of the Litigation Trustees as part of the resolution of the Litigation or a related IRS ruling to such effect issued to a member of the Ahmanson Group in connection with such agreement (it being understood that the Ahmanson Group shall be under no obligation to seek such a ruling or refund or enter into such an agreement; provided that if requested the Ahmanson Group will enter into such an agreement if such agreement does not impose any liability or obligation whatsoever (other than a standard settlement release relating only to the Litigation or other related claims that Coast or Coast Federal or Coast's stockholders might have been able to bring as of immediately prior to the Merger) on the Ahmanson Group or adversely affect or restrict the conduct of its business or adversely affect its tax posture with respect to other matters) and
     (iii) the effective date of a law, regulation or IRS ruling or a judicial decision to such effect that applies to Ahmanson or taxpayers generally. A deduction shall be considered allowed under Section 483(a) to the extent that a deduction is allowed, in an amount up to the deduction calculated under Section 483(a), under another substantially equivalent provision. Notwithstanding the foregoing, no such Determination shall be deemed to be made with respect to any payment of the Commitment Amount unless such Determination is made prior to (A) the end of the 30th day following the delivery to the CPR Trust of the Ahmanson Certificate with respect to such payment of the Commitment Amount, if the CPR Trust does not deliver a Notice of Objection within such 30-day period with respect to such Ahmanson Certificate, or (B) the Resolution with respect to such payment of the Commitment Amount, if the CPR Trust delivers a Notice of Objection within such 30-day period with respect to such Ahmanson Certificate. Subject to a Determination, the parties intend to treat a portion of each payment of the Commitment Amount as interest to the extent such payment is treated as interest under Section 483(a).

     2.04 Ranking. This Agreement shall rank pari passu with other senior indebtedness of Ahmanson.

     2.05  Restrictions on Sale or Pledge of Stock of Home Savings. (a) Ahmanson
(i) shall not (A) sell, transfer or otherwise dispose of any shares of any series of Voting Stock of Home Savings or (B) permit Home Savings to issue, sell or otherwise dispose of shares of its Voting Stock unless in either case Home Savings remains a Controlled Subsidiary, and (ii) shall not permit Home Savings to (A) merge or consolidate unless the surviving entity is Ahmanson or a Controlled Subsidiary or (B) convey or transfer its properties and assets substantially as an entirety to any person, except to Ahmanson or a Controlled Subsidiary.

          (b) Ahmanson shall not create, assume, incur or suffer to exist, as security for indebtedness for borrowed money, any mortgage, pledge, encumbrance, lien or charge of any kind upon the Voting Stock of Home Savings (other than directors' qualifying shares) without effectively providing that the CPR Certificates shall be secured equally and ratably with (or prior to) such indebtedness; provided, however, that Ahmanson may create, assume, incur or suffer to exist any such mortgage, pledge, encumbrance, lien or charge without regard to the foregoing provisions so long as after giving effect thereto Ahmanson will own directly or indirectly at least 80% of the Voting Stock of Home Savings then issued and outstanding, free and clear of any such mortgage, pledge, encumbrance, lien or charge.

          (c) Notwithstanding the foregoing, Ahmanson may avoid the restrictions described in the previous two paragraphs if prior to any such transaction Home Savings shall have unconditionally guaranteed payment when due of the Commitment Amount, if any, Home Savings shall have obtained all regulatory approvals, if any, required to permit the guarantee of the payment of the Commitment Amount, and Ahmanson shall have delivered to the institutional trustee for the CPR Trust an opinion of counsel stating that the guarantee of the payment of the Commitment Amount by Home Savings has been duly authorized, executed and delivered and constitutes a valid, legally binding and enforceable obligation of Home Savings.

     2.06 No Assignment of Claim. Ahmanson will not, and will not permit Coast Federal or Home Savings to, "assign" (within the meaning of 31 U.S.C. sec.3727) any interest in the Litigation. The parties acknowledge that any merger of Ahmanson or Home Savings with any other party shall not be deemed to be or to effect an assignment (within the meaning of 31 U.S.C. sec.3727) of the Litigation.

     2.07 Indemnification. (a) The CPR Trust agrees to indemnify and advance expenses, without requirement of bond or other security, to Ahmanson, Home Savings, and their respective affiliates, officers, directors, employees and agents (such persons and entities, the "Ahmanson Indemnified Parties" and, individually, an "Ahmanson Indemnified Party"), against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties, costs and expenses, including reasonable attorney's fees and expenses and other costs and expenses associated with defense of a claim or incurred in obtaining indemnification hereunder, whether or not in a formal proceeding ("Damages") (other than in connection with claims by stockholders of Ahmanson against Ahmanson's directors with respect to actions taken at or prior to the Merger), arising out of or relating to (i) any matter whatsoever and (ii) with respect to claims brought by any other party, any matter relating to the CPR Trust, the CPR Certificates, the CPR Certificate Distribution, the Litigation and any actions taken by the Litigation Trustees (including actions taken by the Litigation Trustees in their capacity as officers or directors of Coast or Ahmanson so long as such actions relate to the CPR Trust including, without limitation, the negotiation of the terms of the CPR Trust and the CPR Certificates and the approval of the establishment of the CPR Trust and the CPR Certificate Distribution and related transactions, but otherwise excluding actions taken by the Litigation Trustees in such capacities), other than with respect to Damages arising from claims against (i) Ahmanson for breach of this Agreement, (ii) Ahmanson for breach after the Effective Time of its obligations as successor to Coast under the CPR Trust Agreement, (iii) Ahmanson for failure to deliver any CPR Certificate when due or to return to the CPR Trust for cancellation of any CPR Certificate required to be returned when so required,
(iv) Ahmanson for failure to deposit the Expense Fund in a non-interest bearing demand-deposit account in the name of the CPR Trust at Home Savings at the Effective Time or (iv) Home Savings for breach of any depositary relationship obligations it may have with respect to the Expense Fund. Promptly after receipt by an Ahmanson Indemnified Party of notice of the commencement of any action, such Ahmanson Indemnified Party shall, if a claim in respect thereof is to be made against the CPR Trust, notify the CPR Trust of the commencement thereof; but the omission so to notify the CPR Trust shall not relieve the CPR Trust from any liability which it may have to any Ahmanson Indemnified Party otherwise than under the immediately preceding sentence.

     If the indemnification provided for in this Section 2.07 is unavailable to or insufficient to hold harmless an Ahmanson Indemnified Party under the first sentence of this Section 2.07 in respect of any Damages referred to therein, then the CPR Trust shall contribute to the amount paid or payable by such Ahmanson Indemnified Party as a result of such Damages .

     2.08 Return of Excess Expense Fund. If the amount of the Litigation Proceeds is such that there would be no Commitment Amount payable hereunder to the CPR Trust and if at the time of receipt of the Litigation Proceeds by the Ahmanson Group (or at the time of a final judicial determination that there will be no Litigation Proceeds) there are amounts remaining in the Expense Fund, the CPR Trust shall promptly return to Ahmanson such amounts less expenses (including obligations to compensate the Trustees) incurred by the CPR Trust through the time of receipt of the Litigation Proceeds by the Ahmanson Group (or the time of such final judicial determination) and expenses necessary, in the reasonable judgment of the Litigation Trustees, to terminate the CPR Trust pursuant to the terms of the CPR Trust Agreement. Alternatively, Ahmanson shall have the right to cause Home Savings to off-set such amounts remaining in the Expense Fund deposited with Home Savings against the amounts due to Ahmanson under this Section 2.08.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.01 Waiver; Amendment. Any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement.

     3.02 Counterparts. This Commitment may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     3.03 Governing Law. This Commitment shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

     3.04 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to Ahmanson at its address set forth in the Merger Agreement or to the CPR Trust to its address set forth below or such other address as such party may specify by notice to the parties hereto.

     If to the CPR Trust to:


        E.A. Delle Donne Corporate Center
        Montgomery Building
        1011 Centre Road, Suite 200
        Wilmington, Delaware 19805-1266
        Attention: Lisa Wilkins
        Facsimile: (302) 636-3300

     With copies to:
        Bankers Trust Company
        Four Albany Street
        New York, New York 10006
        Attention: Kevin Weeks
        Facsimile: (212) 250-6961

        and

        Cleary, Gottlieb, Steen & Hamilton
        One Liberty Plaza
        New York, New York 10006
        Attention: Victor Lewkow
        Facsimile: (212) 225-3999

        and

        Mayer, Brown & Platt
        350 South Grand Avenue
        Los Angeles, California 90017-1503
        Attention: James R. Walther
        Facsimile: (213) 625-0248

     3.05 Entire Understanding. This Agreement and the Merger Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this

Agreement supersedes any and all other oral or written agreements heretofore made except for the Merger Agreement.

     3.06 No Third-Party Beneficiaries; Limitation on Liability. Except as provided below, nothing in this Agreement expressed or implied is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. None of Ahmanson, Home Savings, their respective affiliates, officers, directors, employees or agents shall have any liability to the CPR Trust, the Litigation Trustees, any other trustee under the CPR Trust Agreement or the holders of CPR Certificates. Without limiting the generality of the foregoing, the holders of the CPR Certificates, the Trust and the trustees of the Trust shall have no rights to enforce, institute or maintain any suit, action or proceeding against Ahmanson, Home Savings, its affiliates, officers, directors, employees or agents relating to the entering into of this Agreement, the distribution of the CPR Certificates, the Litigation or the performance by the Litigation Trustees of their duties as Litigation Trustees. Notwithstanding the foregoing, the CPR Trust (or the Litigation Trustees on behalf of the CPR Trust) may enforce, institute or maintain a suit, action or proceeding against
(i) Ahmanson for breach of this Agreement, (ii) Ahmanson for breach after the Effective Time of its obligations as successor to Coast under the CPR Agreement,
(iii) Ahmanson for failure to deliver any CPR Certificate when due or to return to the CPR Trust for cancellation of any CPR Certificate required to be returned pursuant to the Merger Agreement when so required, (iv) Ahmanson for failure to deposit the Expense Fund at the Effective Time in a non-interest bearing demand deposit account in the name of the CPR Trust at Home Savings or (v) Home Savings for breach of any depository relationship obligations it may have with respect to the Expense Fund.

     3.07 No Other Obligations. Except as expressly set forth herein (or in any other documents to which Ahmanson has succeeded as a matter of law), Ahmanson shall have no other obligations to the CPR Trust, the Litigation Trustees or the holders of CPR Certificates. Without limiting the generality of the foregoing and except as provided in the Merger Agreement, Ahmanson shall have no obligation to advance funds to the CPR Trust, the Litigation Trustees or the holders of CPR Certificates. The CPR Trust hereby acknowledges that it has no interest in any Litigation Proceeds received by the Ahmanson Group except to the extent of the obligation of Ahmanson hereunder to pay to the CPR Trust the Commitment Amount.

                                    *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          CPR TRUST

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          H. F. AHMANSON & COMPANY

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

EXHIBIT A TO THE COMMITMENT AGREEMENT

                    FORM OF AHMANSON CERTIFICATE PURSUANT TO
                    SECTION 2.02 OF THE COMMITMENT AGREEMENT

     The undersigned,                     , Chief Financial Officer, and ,
                    ,             of H.F. Ahmanson & Co. ("Ahmanson"), a
Delaware Corporation, DO HEREBY CERTIFY that this Certificate is signed by them pursuant to Section 2.02 of the Commitment Agreement (the "Commitment
Agreement"), dated as of             , 1998, between Ahmanson and the Coast
Federal Litigation Contingent Payment Rights Trust, and further CERTIFY that capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Agreement, and further CERTIFY that the Commitment Amount is
$          on the date of this Certificate based on the following:

  (1) Litigation Proceeds received to date (amount in line A plus amount in line B).    $
                                                                                        --------
      A.   Amount of Cash Proceeds.(1)                                       $
                                                                             --------
      B.   Amount of liquidated Non-Cash Proceeds.(2)                        $
                                                                             --------

  (2) Amount of Litigation Proceeds includible in gross income
      (amount in line C minus amount in line D).                                        $
                                                                                        --------
      C.   Litigation Proceeds (amount in line 1).                           $
                                                                             --------
      D.   Amount of Litigation Proceeds not includible in gross income pursuant to a Determination to that effect(3)
           (if there has been no Determination, enter 0).                    $
                                                                             --------

  (3) Reimbursements (sum of the amounts in lines E, F, M and N).                       $
                                                                                        --------
      E.   Expense Fund.                                                     $
                                                                             --------
      F.   Interest expense on withdrawals from Expense Fund(4)
           (sum of the interest expenses for each withdrawal).               $
                                                                             --------
      G.   Relevant member of Ahmanson Group including Litigation Proceeds in gross income.
                                                                             --------
      H.   Taxable year in which Litigation Proceeds are included in gross income.
                                                                             --------
      I.   Highest federal corporate taxable rate for tax year in which
           Litigation Proceeds are included in gross income.                         %
                                                                             --------

---------------

  ( 1) Attach supporting documentation.

  ( 2) Attach supporting documentation.

  ( 3) Attach supporting documentation.

  ( 4) Attach a separate Expense Fund Interest Schedule for each withdrawal, detailing the following information:
            a. Amount of withdrawal.
            b. Date of withdrawal.
            c. Reference Rate in effect from time to time since the date of withdrawal, plus 250 basis points.
            d. Interest expense incurred with respect to the withdrawal, between the date of withdrawal and the later of the date of receipt by Ahmanson of the Cash Proceeds and the date of liquidation by Ahmanson of the Non-Cash Proceeds at the rate defined above in line c., compounded quarterly.

      J.   Marginal state tax rate of relevant member (line G) for relevant
           taxable year (line H).                                                    %
                                                                             --------
      K.   Marginal local tax rate of relevant member (line G) for relevant
           taxable year (line H).                                                    %
                                                                             --------
      L.   Net combined marginal rate of state and local income (or
           franchise) tax of relevant member (line G) for relevant taxable year (line H) net of the federal income tax benefit of such
           taxes (calculated based on the rate in line I).                           %
                                                                             --------
      M.   Assumed Tax Liability (amount of Litigation Proceeds includible in gross income (line 2) multiplied by the sum of the tax rates
           in lines I and L).                                                $
                                                                             --------
      N.   Interest expense on taxes from inclusion of Litigation Proceeds in income for federal income tax purposes that are paid by
           Ahmanson in a taxable year prior to the year such Litigation
           Proceeds are received in cash by Ahmanson(5) (sum of interest
           expenses for each payment).                                       $
                                                                             --------
  (4) Current payment amount before adjustment for interest and tax benefit
      ("Pre-Adjustment Payment Amount") (Line O minus Line P).                          $
                                                                                        --------
      O.   Commitment Amount before adjustments for interest and tax
           benefit
           (Line 2 minus Line 3)                                             $
                                                                             --------
      P.   Previously paid Commitment Amount before adjustments for
           interest and tax benefit                                          $
                                                                             --------

  (5) Interest on Pre-Adjustment Payment Amount                                         $
                                                                                        --------
      (Apply an interest rate equal to the Reference Rate in effect from time to time since the Due Date, plus 250 basis points for the period from the Due Date until the date of payment, to the amount on Line
      Q).(6)
      Q.   Amount of Pre-Adjustment Payment Amount paid after the Due Date,
           as defined in Section 2.02(c) of the Commitment Agreement.        $
                                                                             --------

  (6) Assumed Tax Benefit (amount in line aa minus amount in line bb)                   $
                                                                                        --------
      R.   Relevant member of Ahmanson Group benefiting from a Section 483 deduction with respect to payment of the Commitment Amount.
                                                                             --------
      S.   Taxable year in which deduction is taken.
                                                                             --------
      T.   Highest federal corporate tax rate for taxable year in which
           deduction is taken.                                                       %
                                                                             --------

---------------

   (5) Attach a separate Tax Interest Schedule for each separate tax payment made by Ahmanson in a taxable year prior to the year Litigation Proceeds are received in cash by Ahmanson, detailing the following information:
            a. Amount of taxes paid.
            b. Date of payment.
            c. Reference Rate in effect from time to time since the date of tax payment, plus 250 basis points.
            d. Interest expense incurred with respect to the payment, between the date of payment and the later of the date of receipt by Ahmanson of the Cash Proceeds and the date of liquidation by Ahmanson of the Non-Cash Proceeds at the rate defined above in line c., compounded quarterly.

   (6) Attach a separate schedule showing the periods of each deferral and the Reference Rates for those periods.

      U.   Marginal state tax rate of relevant member (line R) for relevant
           taxable year (line S).                                                    %
                                                                             --------
      V.   Marginal local tax rate of relevant member (line R) for relevant
           taxable year (line S).                                                    %
                                                                             --------
      W.   Net combined marginal rate of state and local income (or
           franchise) tax of relevant member (line R) for relevant taxable year (line S) net of federal income tax benefit of such taxes
           (calculated based on rate on Line T).                                     %
                                                                             --------
      X.   Relevant AFR.(7)                                                          %
                                                                             --------
      Y.   Present value factor(8) equal to the present value, calculated using the rate in line X for purposes of applying Section 483, on the Effective Date of a payment in the amount of 1 (one)
           dollar in cash on the Payment Date, calculated to 12 decimal places.(9)
                                                                             --------
      Z.   Section 483 tax benefit factor ((one minus the amount on line Y)
           times the sum of the tax rates in lines T and W (expressed as decimals)).
                                                                             --------
      aa.  Assumed Tax Benefit (The product of the amount in line 4, the percentage of outstanding CPR Certificates issued pursuant to a sale or exchange,(10) and a fraction, the numerator of which is the amount in line Z and the denominator of which is (one minus
           the amount in line Z).                                            $
                                                                             --------
      bb.  Adjustment if Section 483 deduction is disallowed pursuant to a
           Determination to that effect(11) (amount disallowed times the
           sum of the tax rates in lines T and W).                           $
                                                                             --------

  (7) Assumed Tax Benefit Currently Payable (sum of amounts in line cc and
      line dd).                                                                         $
                                                                                        --------

---------------

   (7) Applicable Federal Rate within the meaning of Section 1274(d). The relevant AFR will be the lower of (i) the lowest AFR in effect during the 3-month period ending with the month which includes the date on which the Merger Agreement was signed or (ii) the lowest AFR in effect during the 3-month period ending with the month which includes the Effective Date. The relevant term (short-term, mid-term or long-term) will be the period from the Effective Date until the date of payment on the Commitment (the "Payment Date"), except to the extent the Commitment Date is more than 6 months after the date on which the amount of the payment on the Commitment was fixed, in which case the AFRs for two different terms will be used in accordance with Treas. Reg. sec. 1.1275-4(c)(4)(iii), one for the period from the Effective Date until the date when the payment is fixed (the "Fixing Date") and one for the period from the Effective Date until the Payment Date. The first rate is used in calculating the present value factor in (Y) for the period from the Effective Date until the Fixing Date. The second is used in calculating the present value factor for the period from the Fixing Date to the Payment Date.

   (8) If the Payment Date is more than 6 months after the Fixing Date, see supra note 7 for the applicable rates.

   (9) For purposes of calculations pursuant to this Ahmanson Certificate only, payment on the Commitment will be assumed to be made 20 days after the date of the Ahmanson Certificate. This assumption shall not determine the date of payment pursuant to a Resolution.

  (10) Attach supporting documentation.

  (11) Attach supporting documentation.

      cc.  Assumed Tax Benefit (line 6) to the extent the payment does not exceed the Litigation Proceeds included in income for the same
           taxable year.                                                     $
                                                                             --------
      dd.  Past Assumed Tax Benefit (from line 6 of previous Ahmanson
           Certificates) not previously included as Assumed Tax Benefit
           Currently Payable to the extent realized under paragraph (d)(ii)
           of the definition of Tax Assumptions in the Commitment
           Agreement.                                                        $
                                                                             --------

  (8) Commitment Amount (the sum of amounts in line 1, line 5, and line 7,
      minus amount in line 3).                                                          $
                                                                                        --------

  (9) Current Payment on Commitment Amount (Commitment Amount from line 8, minus all previous payments on Commitment Amount from line 9 of previous Ahmanson Certificates).
                                                                                        --------

 (10) Has any tax rate or other factor been adjusted under paragraph (f) of the definition of Tax Assumptions in the Commitment Agreement? If so, attach an explanation.

 (11) If as a result of a recomputation of the Assumed Tax Liability and the Assumed Tax Benefit pursuant to paragraph (f) of the definition of "Tax Assumptions" in the Commitment Agreement, the recomputed
      Commitment Amount or portion thereof is in excess of the Commitment
      Amount or portion thereof initially calculated under this Ahmanson
      Certificate, provide a separate Ahmanson Certificate setting forth the recalculation of the Commitment Amount of portion thereof.

     IN WITNESS THEREOF, the undersigned have hereunto signed their names this
  day of             , 19  .

                                          --------------------------------------
                                          [name]
                                          Chief Financial Officer

                                          --------------------------------------
                                          [name]
                                          [title]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES.

     Section 3817 of the Delaware Business Trust Act and the Declaration of Trust of the CPR Trust provide for indemnification of trustees of the Trust.
Section 3817 of the Delaware Business Trust Act generally provides that subject to any standards or restrictions set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee from and against any and all claims whatsoever. The Amended and Restated Declaration of Trust (the "CPR Trust Agreement"), which will be entered into prior to the Merger, provides that the CPR Trust will indemnify various entities and individuals, including the Institutional Trustee, the Delaware Trustee, the Litigation Trustees, Ahmanson and its affiliates. The CPR Trust Agreement also provides that the CPR Trust will obtain liability insurance to cover its indemnification obligations and other liabilities of the Litigation Trustees. These provisions of the CPR Trust Agreement are described in Part I of the Proxy Statement/Prospectus in "The CPR Trust and the CPR
Certificates -- Description of the CPR Certificates -- Indemnification Obligations of the CPR Trust; Liability Insurance."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NO.                                       DESCRIPTION
-----------     --------------------------------------------------------------------------------
     3.1        Declaration of Trust of the Registrant
     3.2        Certificate of Trust of the Registrant
     4.1        Form of Amended and Restated Declaration of Trust of the Registrant to be
                entered into among Coast Savings Financial, Inc. as Sponsor, Bankers Trust
                Company as Institutional Trustee, Bankers Trust (Delaware) as Delaware Trustee,
                and Ray Martin, Robert L. Hunt II, Norman H. Raiden and James F. Barritt as
                Litigation Trustees (included as Appendix B to the Prospectus)
     5.1        Opinion of Morris, James, Hitchens & Williams
     8.1        Tax Opinion of Cleary, Gottlieb, Steen & Hamilton
    10.1        Form of Commitment to be entered into between the CPR Trust and Ahmanson
                (included as Appendix C to the Prospectus)
    23.1        Consent of Morris, James, Hitchens & Williams (included in Exhibit 5.1)
    23.2        Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.1)
    24.1        Power of Attorney

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (See Item 20), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 12th day of January, 1998.

                                          COAST FEDERAL LITIGATION CONTINGENT
                                            PAYMENT RIGHTS TRUST

                                          By Coast Savings Financial, Inc., as
                                          Sponsor

                                          By: /s/ ROBERT L. HUNT, II
                                            ------------------------------------
                                            Robert L. Hunt, II
                                            President,
                                            Director and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
*                                                 Chairman of the Board,      January 12, 1998
---------------------------------------------  Director and Chief Executive
Ray Martin                                               Officer
/s/ ROBERT L. HUNT, II                           President, Director and      January 12, 1998
---------------------------------------------    Chief Operating Officer
Robert L. Hunt, II

*                                                        Director             January 12, 1998
---------------------------------------------
Thomas V. McKernan, Jr.

*                                                        Director             January 12, 1998
---------------------------------------------
Keith W. Renken

*                                                        Director             January 12, 1998
---------------------------------------------
Harold B. Starkey, Jr.

*                                                        Director             January 12, 1998
---------------------------------------------
Gerald D. Barrone

*                                                        Director             January 12, 1998
---------------------------------------------
Joan Milke Flores

*                                                        Director             January 12, 1998
---------------------------------------------
Jack P. Libby

*                                                        Director             January 12, 1998
---------------------------------------------
Leon S. Angvire

*                                                        Director             January 12, 1998
---------------------------------------------
John C. Argue

*                                                        Director             January 12, 1998
---------------------------------------------
James P. Miscoll

*By /s/ ROBERT L. HUNT, II                                                    January 12, 1998
    -----------------------------------------
    Robert L. Hunt, II
    Pro se and as Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                       SEQUENTIALLY
EXHIBIT                                                                                  NUMBERED
  NO.                                     DESCRIPTION                                      PAGE
-------     ------------------------------------------------------------------------   ------------
   3.1      Declaration of Trust of the Registrant..................................
   3.2      Certificate of Trust of the Registrant..................................
   4.1      Form of Amended and Restated Declaration of Trust of the Registrant to
            be entered into among Coast Savings Financial, Inc. as Sponsor, Bankers
            Trust Company as Institutional Trustee, Bankers Trust (Delaware) as
            Delaware Trustee, and Ray Martin, Robert L. Hunt II, Norman H. Raiden
            and James F. Barritt as Litigation Trustees (included as Appendix B to the Prospectus).........................................................
   5.1      Opinion of Morris, James, Hitchens & Williams...........................
   8.1      Tax Opinion of Cleary, Gottlieb, Steen & Hamilton.......................
  10.1      Form of Commitment to be entered into between the CPR Trust and Ahmanson
            (included as Appendix C to the Prospectus)..............................
  23.1      Consent of Morris, James, Hitchens & Williams (included in Exhibit
            5.1)....................................................................
  23.2      Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit
            8.1)....................................................................
  24.1      Power of Attorney.......................................................